Oppenheimer Variable Account Funds

6803 S. Tucson Way, Centennial, Colorado 80112
1.800.981.2871

Statement of Additional Information dated April 29, 2005

OPPENHEIMER  VARIABLE  ACCOUNT FUNDS (the  "Trust") is an  investment  company consisting of 11 separate Series (the "Funds"):

Oppenheimer Aggressive Growth Fund/VA
Oppenheimer Balanced Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Core Bond Fund/VA
      (named "Oppenheimer Bond Fund/VA" prior to April 29, 2005)
Oppenheimer Global Securities Fund/VA
Oppenheimer High Income Fund/VA
Oppenheimer Main Street Fund(R)/VA
Oppenheimer Main Street Small Cap Fund(R)/VA
Oppenheimer Money Fund/VA
Oppenheimer Strategic Bond Fund/VA
Oppenheimer Value Fund/VA

      Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity contracts and other insurance company separate accounts, as described in the Prospectuses for the Funds and for the insurance products you have selected.

      This Statement of Additional Information is not a Prospectus. This
document contains additional information about the Funds and the Trust, and supplements information in the Funds' Prospectuses dated April 29, 2005. It should be read together with the Prospectuses. You can obtain a Prospectus by writing to the Funds' Transfer Agent, OppenheimerFunds Services, at P.O. Box
5270, Denver, Colorado 80217, by calling the Transfer Agent at the toll-free number shown above or by visiting the OppenheimerFunds website at
www.oppenheimerfunds.com.

Contents                                                                Page

About the Funds
Additional Information About the Funds' Investment Policies and Risks..3

About Your Account

Financial Information About the Funds *
Report of Independent Registered Public Accounting Firm and Financial

*This Statement of Additional Information consists of two separate documents.
This text comprises the first document. The second document contains the
Report of the Independent Registered Public Accounting Firm and Financial
Statements for each Fund. The two documents should be read together with the
Prospectuses for the Funds and for the insurance products you have selected.
These documents can also be viewed or downloaded online with Adobe Acrobat
Reader. Call 1.888.470.0861 if you want the domain name of an insurance sponsor's website that displays both documents comprising this Statement of
Additional Information online, if you have technical difficulties, or to request a paper copy of both documents comprising this Statement of
Additional Information at no charge.

ABOUT THE FUNDS

Additional Information About the Funds' Investment Policies and Risks

The investment objective, the principal investment policies and the main risks of the Funds are described in the Funds' Prospectuses. This
Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Funds'
investment Manager, OppenheimerFunds, Inc. (the "Manager"), can select for the Funds. Additional information is also provided about the strategies that each Fund may use to try to achieve its objective. The full name of each Fund is shown on the cover page, the word "Oppenheimer" is omitted from these names in the rest of this document, to conserve space.

The Funds' Investment Policies. The composition of the Funds' portfolios and the techniques and strategies that the Manager uses in selecting portfolio securities will vary over time. The Funds are not required to use all of the investment techniques and strategies described below at all times in seeking their goals. They may use some of the special investment techniques and strategies at some times or not at all.

In selecting securities for the Funds' portfolios, the Manager evaluates the merits of particular securities primarily through the exercise of its own investment analysis. That process may include, among other things:

o     evaluation of the issuer's historical operations,
o     prospects for the industry of which the issuer is part,
o     the issuer's financial condition,
o     its pending product developments and business (and those of competitors),
o     the effect of general market and economic conditions on the issuer's business, and
o     legislative proposals that might affect the issuer.

      The Funds are categorized by the types of investment they make.
Aggressive Growth Fund/VA, Capital Appreciation Fund/VA, Global Securities
Fund/VA, Main Street Small Cap Fund(R)/VA, and Value Fund/VA can be categorized as "Equity Funds." High Income Fund/VA, Core Bond Fund/VA, and Strategic Bond
Fund/VA can be categorized as "Fixed Income Funds." Balanced Fund/VA and Main
Street Fund(R)/VA share the investment characteristics (and certain of the
Investment Policies) of both the Equity Funds and the Fixed Income Funds, depending upon the allocations determined from time to time by their portfolio managers. The allocation of Main Street Fund(R)/VA's portfolio to equity securities is generally substantially larger than its allocation to fixed-income securities. Money Fund/VA's investment policies are explained separately; however, discussion below about investment restrictions, repurchase agreements, illiquid securities and loans of portfolio securities also apply to Money Fund/VA.

      |X|   Investments in Equity Securities. The Equity Funds focus their investments in equity securities, which include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock.
Certain equity securities may be selected not only for their appreciation possibilities but because they may provide dividend income. At times, a Fund may have substantial amounts of its assets invested in securities of issuers in one or more capitalization ranges, based upon the Manager's use of its investment strategies and its judgment of where the best market opportunities are to seek a Fund's objective.

      Small-cap growth companies may offer greater opportunities for capital appreciation than securities of large, more established companies. However, these securities also involve greater risks than securities of larger companies. Securities of small- and mid- cap issuers may be subject to greater price volatility in general than securities of large-cap companies.
Therefore, to the degree that a Fund has investments in smaller capitalization companies at times of market volatility, that Fund's share prices may fluctuate more. Main Street Small Cap Fund(R)/VA will invest primarily in securities of small-cap issuers, but, for the other equity funds those investments may be limited to the extent the Manager believes that such investments would be inconsistent with the goal of preservation of principal.

o     Growth Investing. In selecting equity investments, the portfolio managers for the Equity Funds may from time to time use a growth investing style, a value investing style, or a combination of both. In using a growth approach, the portfolio managers seek securities of "growth" companies.
Growth companies are those companies that the Manager believes are entering into a growth cycle in their business, with the expectation that their stock will increase in value. They may be established companies, as well as, newer companies in the development stage. Growth companies may have a variety of characteristics that in the Manager's view define them as "growth" issuers.

      Growth companies may be generating or applying new technologies, new or improved distribution techniques or new services. They may own or develop natural resources. They may be companies that can benefit from changing consumer demands or lifestyles, or companies that have projected earnings in excess of the average for their sector or industry. In each case, they have prospects that the Manager believes are favorable for the long term. The portfolio managers of the Funds look for growth companies with strong, capable management, sound financial and accounting policies, successful product development and marketing and other factors.

o     Value Investing. In selecting equity investments, the portfolio managers for the Equity Funds in particular may from time to time use a value investing style. In using a value approach, the portfolio managers seek stock and other equity securities that appear to be temporarily undervalued, by various measures, such as price/earnings ratios, rather than seeking stocks of "growth" issuers. This approach is subject to change and might not necessarily be used in all cases. Value investing seeks stocks having prices that are low in relation to their real worth or future prospects, in the hope that a Fund will realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

      Using value investing requires research as to the issuer's underlying financial condition and prospects. Some of the measures that can be used to identify these securities include, among others:
o     Price/Earnings ratio, which is the stock's price divided by its earnings per share. A stock having a price/earnings ratio lower than its historical range, or the market as a whole or that of similar companies may offer attractive investment opportunities.
o     Price/book value ratio, which is the stock price divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
o     Dividend Yield is measured by dividing the annual dividend by the stock price per share.
o     Valuation of Assets, which compares the stock price to the value of the company's underlying assets, including their projected value in the marketplace and liquidation value.

o     Convertible Securities. While convertible securities are generally a form of debt security, in many cases their conversion feature (allowing conversion into equity securities) causes them to be regarded by the Manager more as "equity equivalents." As a result, the credit rating assigned to the security has less impact on the Manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. Convertible securities are subject to the credit risks and interest rate risks described below in "Debt Securities."

      To determine whether convertible securities should be regarded as
"equity equivalents," the Manager examines the following factors:

(1)   whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,

(2)   whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis
         (considering the effect of conversion of the convertible
         securities), and

(3)   the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any
         appreciation in the price of the issuer's common stock.

o     Rights and Warrants. The Funds may invest in warrants or rights. They do not expect that their investments in warrants and rights will exceed 5% of their total assets. That limit does not apply to warrants and rights that the
Funds have acquired as part of units of securities or that are attached to other securities. No more than 2% of Value Fund/VA's total assets may be invested in warrants that are not listed on either The New York Stock
Exchange (the "Exchange") or The American Stock Exchange.

      Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no liquidation rights with respect to the assets of the issuer.

      |X|   Preferred Stocks. Preferred stocks are equity securities but have certain attributes of debt securities. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before the issuer can pay dividends on common shares.

      If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions for their call or redemption prior to maturity which can have a negative effect on their prices when interest rates decline. Preferred stock may be
"participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

      Preferred stocks are equity securities because they do not constitute a liability of the issuer and therefore do not offer the same degree of protection of capital as debt securities and may not offer the same degree of assurance of continued income as debt securities. The rights of preferred stock on distribution of a corporation's assets in the event of its liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of its liquidation.

      |X|   Investments in Bonds and Other Debt Securities. The Fixed Income
Funds in particular can invest in bonds, debentures and other debt securities to seek current income as part of their investment objectives.

      A Fund's debt investments can include investment-grade and non-investment-grade bonds (commonly referred to as "junk bonds").
Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors
Service, Inc., ("Moody's") or at least "BBB" by Standard & Poor's Rating
Services ("S&P") or Fitch, Inc. ("Fitch") or that have comparable ratings by another nationally recognized rating organization. In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If the securities that a Fund buys are unrated, to be considered part of a Fund's holdings of investment-grade securities, they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

o     U.S. Government Securities. These are securities issued or guaranteed by the U.S. Treasury or other government agencies or federally-chartered corporate entities referred to as "instrumentalities." The obligations of
U.S. government agencies or instrumentalities in which the Funds may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit," means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment. The Funds will invest in securities of U.S. government agencies and instrumentalities only if the
Manager is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

o     U.S. Treasury Obligations. These include Treasury bills (maturities of one year or less when issued), Treasury notes (maturities of one to 10 years), and Treasury bonds (maturities of more than 10 years). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. They also can include U.S. Treasury securities that have been "stripped" by a Federal
Reserve Bank, zero-coupon U.S. Treasury securities described below, and
Treasury Inflation-Protection Securities ("TIPS").

o     Treasury Inflation-Protection Securities. The Funds can buy these TIPS, which are designed to provide an investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price
Index. If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

o     Obligations Issued or Guaranteed by U.S. Government Agencies or
Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the government.
Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association ("GNMA") pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as
Federal National Mortgage Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal
Home Loan Mortgage Corporation ("FHLMC") obligations ("Freddie Macs").

|X|   U.S. Government Mortgage-Related Securities. The Funds can invest in a variety of mortgage-related securities that are issued by U.S. government agencies or instrumentalities, some of which are described below.

o     GNMA Certificates. The Government National Mortgage Association is a
wholly-owned corporate instrumentality of the United States within the U.S.
Department of Housing and Urban Development. GNMA's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages. Ginnie Maes are debt securities representing an interest in one mortgage or a pool of mortgages that are insured by the Federal Housing
Administration ("FHA") or the Farmers Home Administration ("FMHA") or
guaranteed by the Veterans Administration ("VA").

      The Ginnie Maes in which the Funds invest are of the "fully modified pass-through" type. They provide that the registered holders of the Ginnie
Maes will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers. Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

      The Ginnie Maes purchased by the Funds are guaranteed as to timely payment of principal and interest by GNMA. In giving that guaranty, GNMA expects that payments received by the issuers of Ginnie Maes on account of the mortgages backing the Ginnie Maes will be sufficient to make the required payments of principal of and interest on those Ginnie Maes. However, if those payments are insufficient, the guaranty agreements between the issuers of the
Ginnie Maes and GNMA require the issuers to make advances sufficient for the payments. If the issuers fail to make those payments, GNMA will do so.

      Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by GNMA as to such mortgage pools. An opinion of an
Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties "constitute general obligations of the United
States backed by its full faith and credit." GNMA is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

      Ginnie Maes are backed by the aggregate indebtedness secured by the underlying FHA-insured, FMHA-insured or VA-guaranteed mortgages. Except to the extent of payments received by the issuers on account of such mortgages,
Ginnie Maes do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers. Recourse is solely against GNMA.
Holders of Ginnie Maes (such as the Funds) have no security interest in or lien on the underlying mortgages.

      Monthly payments of principal will be made, and additional prepayments of principal may be made, to the Fund with respect to the mortgages underlying the Ginnie Maes owned by the Fund. All of the mortgages in the pools relating to the Ginnie Maes in the Funds are subject to prepayment without any significant premium or penalty, at the option of the mortgagors.
While the mortgages on one-to-four family dwellings underlying certain Ginnie
Maes have a stated maturity of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

o     Federal Home Loan Mortgage Corporation (Freddie Mac) Certificates.
FHLMC, a corporate instrumentality of the United States, issues FHLMC
Certificates representing interests in mortgage loans. FHLMC guarantees to each registered holder of a FHLMC Certificate timely payment of the amounts representing a holder's proportionate share in:

(i)   interest payments less servicing and guarantee fees,
(ii)  principal prepayments, and
(iii) the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the mortgage loans in the pool represented by the FHLMC Certificate, in each case whether or not such amounts are actually received.

      The obligations of FHLMC under its guarantees are obligations solely of
FHLMC and are not backed by the full faith and credit of the United States.

o     Federal National Mortgage Association (Fannie Mae) Certificates. Fannie
Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae
Certificates which are backed by a pool of mortgage loans. Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that the holder will receive amounts representing the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such Certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan. In each case the guarantee applies whether or not those amounts are actually received. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by the full faith and credit of the
United States or any of its agencies or instrumentalities other than Fannie
Mae.

o     Commercial (Privately-Issued) Mortgage Related Securities. The Funds
can invest in commercial mortgage-related securities issued by private entities. Generally these are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They are subject to the credit risk of the issuer. These securities typically are structured to provide protection to investors in senior classes from possible losses on the underlying loans. They do so by having holders of subordinated classes take the first loss if there are defaults on the underlying loans. They may also be protected to some extent by guarantees, reserve funds or additional collateralization mechanisms.

      |X|   Participation Interests. The Funds can invest in participation interests, subject to the Fund's limitation on investments in illiquid investments. A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyer's participation interest bears to the total principal amount of the loan. Not more than 5% of the Fund's net assets can be invested in participation interests of the same borrower. The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

      Participation interests are primarily dependent upon the
creditworthiness of the borrowing corporation, which is obligated to make payments of principal and interest on the loan. There is a risk that a borrower may have difficulty making payments. If a borrower fails to pay scheduled interest or principal payments, the Fund could experience a reduction in its income. The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

|X|   Zero-Coupon U.S. Government Securities. The Funds may buy zero-coupon
U.S. government securities. These will typically be U.S. Treasury Notes and
Bonds that have been stripped of their unmatured interest coupons, the coupons themselves, or certificates representing interests in those stripped debt obligations and coupons.

      Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

      Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

      A Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, a Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

o     Special Risks of Lower-Grade Securities. Because lower-grade securities tend to offer higher yields than investment grade securities, a Fund may invest in lower grade securities if the Manager is trying to achieve greater income (and, in some cases, the appreciation possibilities of lower-grade securities may be a reason they are selected for a Fund's portfolio).

      Some of the special credit risks of lower-grade securities are discussed in the Prospectus. There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment-grade securities. The issuer's low creditworthiness may increase the potential for its insolvency. An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

      While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment-grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics. Definitions of the debt security ratings categories of
Moody's, Standard & Poor's and Fitch are included in Appendix A to this
Statement of Additional Information.

o     Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

      Fluctuations in the market value of fixed-income securities after the
Funds buy them will not affect the interest income payable on those securities (unless the security pays interest at a variable rate pegged to interest rate changes). However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Funds' net asset values will be affected by those fluctuations.

      |X|   Floating Rate and Variable Rate Obligations. Some securities the
Funds can purchase have variable or floating interest rates. Variable rates are adjusted at stated periodic intervals. Variable rate obligations can have a demand feature that allows the Funds to tender the obligation to the issuer or a third party prior to its maturity. The tender may be at par value plus accrued interest, according to the terms of the obligations.

      The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument's rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate note is also based on a stated
prevailing market rate but is adjusted automatically at specified intervals of not less than one year. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity. The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Funds' quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

      Floating rate and variable rate demand notes that have a stated
maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally, the issuer must provide a specified number of days' notice to the holder.

      |X|   Asset-Backed Securities. Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans. They are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described below, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, that Fund could suffer losses on its investment or delays in receiving payment.

      The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers. As a purchaser of an asset-backed security, a
Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described below. Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

      |X|   Mortgage-Related Securities. Mortgage-related securities (also referred to as mortgage-backed securities) are a form of derivative investment collateralized by pools of commercial or residential mortgages.
Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real-estate related securities.

      Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government have relatively little credit risk (depending on the nature of the issuer). Privately issued mortgage-related securities have some credit risk, as the underlying mortgage may not fully collateralize the obligation and full payment of them is not guaranteed. Both types of mortgage-related securities are subject to interest rate risks and prepayment risks, as described in the Prospectuses.

      As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. The Fixed
Income Funds and Value Fund/VA can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

      In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages. Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security. Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

      Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. In turn, this can affect the value of that Fund's shares. If a mortgage-related security has been purchased at a premium, all or part of the premium that Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, that Fund may fail to recoup its initial investment on the security.

      During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in responses to changes in interest rates. If the prepayments on a Fund's mortgage-related securities were to decrease broadly, that Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

      As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them.
Their values may also be affected by changes in government regulations and tax policies.

o     Forward Rolls. The Funds can enter into "forward roll" transactions with respect to mortgage-related securities (also referred to as "mortgage dollar rolls"). In this type of transaction, a Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity)
at a later date at a set price. The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements. The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to a Fund in excess of the yield on the securities that have been sold.

      The Funds will only enter into "covered" rolls. To assure its future payment of the purchase price, the Funds will identify on its books liquid assets in an amount equal to the payment obligation under the roll.

      These transactions have risks. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

o     Collateralized Mortgage Obligations. CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates.
They may be collateralized by:
(1)   pass-through certificates issued or guaranteed by Ginnie Mae, Fannie
            Mae, or Freddie Mac,
(2)   unsecuritized mortgage loans insured by the Federal Housing
            Administration or guaranteed by the Department of Veterans'
            Affairs,
(3)   unsecuritized conventional mortgages,
(4)   other mortgage-related securities, or
(5)   any combination of these.

      Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more trenches may have coupon rates that reset periodically at a specified increase over an index.
These are floating rate CMOs, and typically have a cap on the coupon rate.
Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

      |X|   Foreign Securities. The Equity Funds and the Fixed Income Funds
may invest in foreign securities, and Global Securities Fund/VA expects to have substantial investments in foreign securities. These include equity securities issued by foreign companies and debt securities issued or guaranteed by foreign companies or governments, including supra-national entities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S.
government or by foreign supra-national entities. They also include securities of companies (including those that are located in the U.S. or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets. Value
Fund/VA can purchase up to 25% of its total assets in certain equity and debt securities issued or guaranteed by foreign companies or of foreign governments or their agencies and as stated in the Prospectus, the Fund does not concentrate 25% or more of its total assets in the securities of any one foreign government.

      Securities of foreign issuers that are represented by American
Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for the purpose of a Fund's investment allocations, because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

      Because the Funds may purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S.
dollar will result in a change in the amount of income the Funds have available for distribution. Because a portion of the Funds' investment income may be received in foreign currencies, the Funds will be required to compute their income in U.S. dollars for distribution to shareholders, and therefore the Funds will absorb the cost of currency fluctuations. After the Funds have distributed income, subsequent foreign currency losses may result in the
Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

      Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. The Funds will hold foreign currency only in connection with the purchase or sale of foreign securities.

o     Foreign Debt Obligations. The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fixed Income Funds may buy securities issued by certain supra-national entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development bank and the Inter-American
Development Bank.

      The governmental members of these supra-national entities are
"stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

      The Fixed Income Funds can invest in U.S. dollar-denominated "Brady
Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady Bonds. Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments;
(iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity. Those uncollateralized amounts constitute what is called the "residual risk".

      If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S.
Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds. The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady
Bonds in the normal course. Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

o     Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o     reduction of income by foreign taxes;
o     fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example,
                  currency blockage);
o     transaction charges for currency exchange;
o     lack of public information about foreign issuers;
o     lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to
                  domestic issuers;
o     less volume on foreign exchanges than on U.S. exchanges;
o     greater volatility and less liquidity on foreign markets than in the
                  U.S.;
o     less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o     greater difficulties in commencing lawsuits;
o     higher brokerage commission rates than in the U.S.;
o     increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o     possibilities in some countries of expropriation, confiscatory taxation, currency devaluation, political, financial or
                  social instability or adverse diplomatic developments; and
o     unfavorable differences between the U.S. economy and foreign economies.

      In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

|X|   Passive Foreign Investment Companies. Some securities of corporations domiciled outside the U.S. which the Fund may purchase, may be considered passive foreign investment companies ("PFICs") under U.S. tax laws. PFICs are those foreign corporations which generate primarily passive income. They tend to be growth companies or "start-up" companies. For federal tax purposes, a corporation is deemed a PFIC if 75% or more of the foreign corporation's gross income for the income year is passive income or if 50% or more of its assets are assets that produce or are held to produce passive income. Passive income is further defined as any income to be considered foreign personal holding company income within the subpart F provisions defined by IRCss.954.

      Investing in PFICs involves the risks associated with investing in foreign securities, as described above. There are also the risks that the
Fund may not realize that a foreign corporation it invests in is a PFIC for federal tax purposes. Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. Following industry standards, the Fund makes every effort to ensure compliance with federal tax reporting of these investments. PFICs are considered foreign securities for the purposes of the Fund's minimum percentage requirements or limitations of investing in foreign securities.

      Subject to the limits under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Fund may also invest in foreign mutual funds which are also deemed PFICs (since nearly all of the income of a mutual fund is generally passive income). Investing in these types of PFICs may allow exposure to various countries because some foreign countries limit, or prohibit, all direct foreign investment in the securities of companies domiciled therein.

      In addition to bearing their proportionate share of a fund's expenses
(management fees and operating expenses), shareholders will also indirectly bear similar expenses of such entities. Additional risks of investing in other investment companies are described below under "Investment in Other
Investment Companies."

o     Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for growth investing but have greater risks than more developed foreign markets, such as those in Europe,
Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.
The Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the Fund's goal of preservation of principal.

      The Funds intend to invest less than 5% of their total assets in securities of issuers of Eastern European countries. The social, political and economic reforms in most Eastern European countries are still in their early stages, and there can be no assurance that these reforms will continue.
Eastern European countries in many cases do not have a sophisticated or well-established capital market structure for the sale and trading of securities. Participation in the investment markets in some of those countries may be available initially or solely through investment in joint ventures, state enterprises, private placements, unlisted securities or other similar illiquid investment vehicles.

      In addition, although investment opportunities may exist in Eastern
European countries, any change in the leadership or policies of the governments of those countries, or changes in the leadership or policies of any other government that exercises a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring. As a result investment opportunities which may currently exist may be threatened.

      The prior authoritarian governments of a number of the Eastern European countries previously expropriated large amounts of real and personal property, which may include property which will be represented by or held by entities issuing the securities a Fund might wish to purchase. In many cases, the claims of the prior property owners against those governments were never finally settled. There can be no assurance that any property represented by or held by entities issuing securities purchased by a Fund will not also be expropriated, nationalized, or confiscated. If that property were confiscated, a Fund could lose a substantial portion of its investments in such countries. A Fund's investments could also be adversely affected by exchange control regulations imposed in any of those countries.

      |X|   Portfolio Turnover. "Portfolio turnover" describes the rates at which the Funds traded their portfolio securities during their last fiscal year. For example, if a Fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Funds' portfolio turnover rates will fluctuate from year to year, and any of the Funds may have portfolio turnover rates of more than 100% annually.

      Balanced Fund/VA's portfolio turnover rate decreased significantly compared to its previous fiscal year. Balanced Fund/VA's portfolio managers began managing the fund in January 2003. During Balanced Fund/VA's 2003 fiscal year, the portfolio managers of the equity portion of the fund reduced its equity holdings significantly, consistent with their management style. In addition, the portfolio managers of the fixed income portion of the Balanced
Fund/VA had entered into an increased number of forward roll transactions, due to their belief that the market offered attractive return potential to do
so. These changes increased portfolio turnover for the fund's fiscal year
2003. Because the portfolio managers made these investment changes primarily in fiscal year 2003, the fund's portfolio turnover rate decreased significantly for the fund's fiscal year 2004 compared with fiscal year 2003.

Other Investment Techniques and Strategies. In seeking their respective objectives, the Funds may from time to time use the types of investment strategies and investments described below. They are not required to use all of these strategies at all times, and at times may not use them.

      |X|   Investing in Small, Unseasoned Companies. The Funds may invest in securities of small, unseasoned companies, subject to limits (if any) stated
in that Fund's Prospectus. These are companies that have been in operation for less than three years, including the operations of any predecessors.
Securities of these companies may be subject to volatility in their prices.
They may have a limited trading market or no trading market, which may adversely affect the Funds' ability to value them or to dispose of them and can reduce the price the Funds might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when the Funds are attempting to dispose of their holdings of that security. In that case, a
Fund might receive a lower price for its holdings than might otherwise be obtained.

      |X|   When-Issued and Delayed-Delivery Transactions (All Portfolios).
The Funds may invest in securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" or "forward commitment" basis.
When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

      When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.
Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Funds. During the period between purchase and settlement, no payment is made by the Funds to the issuer and no interest accrues to that portfolio from the investment. No income begins to accrue to the Funds on a when-issued security until the Funds receive the security at settlement of the trade.

      The Funds will engage in when-issued transactions to secure what the
Manager considers to be an advantageous price and yield at the time of entering into the obligation. When a Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause that Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

      When a Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although a Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery against a forward commitment, it may incur a gain or loss.

      At the time a Fund makes the commitment to purchase or sell a security on a when-issued or delayed delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining that
Fund's net asset value. In a sale transaction, it records the proceeds to be received. That Fund will identify on its books liquid assets at least equal in value to the value of that Fund's purchase commitments until that Fund pays for the investment.

      When-issued and delayed-delivery transactions can be used by the Funds as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, a Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

      |X|   Zero-Coupon Securities. The Fixed Income Funds may buy
zero-coupon and delayed interest securities, and "stripped" securities of foreign government issuers, which may or may not be backed by the "full faith and credit" of the issuing foreign government, and of domestic and foreign corporations. The Fixed Income Funds and Value Fund/VA may also buy zero-coupon and "stripped" U.S. government securities. Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

      |X|   "Stripped" Mortgage-Related Securities. The Fixed Income Funds
and Value Fund/VA can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. These are a form of derivative investment.

      Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass-through certificates or CMOs.

      The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, that Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

      |X|   Repurchase Agreements. The Funds may acquire securities subject to repurchase agreements. They may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

      In a repurchase transaction, the Funds buy a security from, and simultaneously resell it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include
U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

      The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to each Fund's limit on holding illiquid investments. No Fund will enter into a repurchase agreement that causes more than 15% of its net assets
(for Value Fund/VA and Money Fund/VA, 10%) to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of a Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less for defensive purposes.

      Repurchase agreements, considered "loans" under the Investment Company
Act, are collateralized by the underlying security. The Funds' repurchase agreements require that at all times while the repurchase agreements are in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Funds may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

      Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission (the "SEC"), the Funds, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are collateral for repurchase agreements are financial assets subject to the
Fund's entitlement orders through its securities account at its custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      |X|   Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Funds' investments. To enable a
Fund to sell its holdings of a restricted security not registered under the
Securities Act of 1933, as amended (the "Securities Act"), that Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When a Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. That Fund would bear the risks of any downward price fluctuation during that period.

      The Funds may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit a Fund's ability to dispose of the securities and might lower the amount a Fund could realize upon the sale.

      The Funds have limitations that apply to purchases of restricted securities, as stated in the Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act, if those securities have been determined to be liquid by the Manager under
Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Funds' holdings of that security may be considered to be illiquid.

      Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

|X|   Loans of Portfolio Securities. To raise cash for liquidity purposes or for income, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of
Trustees.

      The Fund may lend its portfolio securities pursuant to the Securities
Lending Agreement (the "Securities Lending Agreement") with JP Morgan Chase, subject to the restrictions stated in the Prospectus. The Fund will lend such portfolio securities to attempt to increase the Fund's income. Under the
Securities Lending Agreement and applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, be at least equal to the value of the loaned securities and must consist of cash, bank letters of credit or securities of the U.S. Government (or its agencies or instrumentalities), or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay to JP Morgan Chase, as agent, amounts demanded by the
Fund if the demand meets the terms of the letter. Such terms of the letter of credit and the issuing bank must be satisfactory to JP Morgan Chase and the
Fund. The Fund will receive, pursuant to the Securities Lending Agreement,
80% of all annual net income (i.e., net of rebates to the Borrower) from securities lending transactions. JP Morgan Chase has agreed, in general, to guarantee the obligations of borrowers to return loaned securities and to be responsible for expenses relating to securities lending. The Fund will be responsible, however, for risks associated with the investment of cash collateral, including the risk that the issuer of the security in which the cash collateral has been invested in defaults. The Securities Lending
Agreement may be terminated by either JP Morgan Chase or the Fund on 30 days'
written notice. The terms of the Fund's loans must also meet applicable tests under the Internal Revenue Code and permit the Fund to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

      There are some risks in connection with securities lending. The Funds might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The
Funds must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, or securities of the U.S.
government or its agencies or instrumentalities, or other cash equivalents in which that Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Funds if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Funds.

      When they lend securities, that Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of
(a) negotiated loan fees, (b) interest on securities used as collateral, and
(c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. That
Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of a Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

      |X|   Borrowing for Leverage. Each Fund has the ability to borrow from banks on an unsecured basis. Each Fund has undertaken to limit borrowing to
25% of the value of that Fund's net assets, which is further limited to 10%
if borrowing is for a purpose other than to facilitate redemptions. Investing borrowed funds in portfolio securities is a speculative technique known as
"leverage." The Funds cannot borrow money in excess of 33-1/3% of the value of that Fund's total assets. The Funds may borrow only from banks and/or affiliated investment companies. With respect to this fundamental policy, the
Funds can borrow only if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act. If the value of that Fund's assets fails to meet this 300% asset coverage requirement, that Fund will reduce its bank debt within three days to meet the requirement. To do so, that Fund might have to sell a portion of its investments at a disadvantageous time.

      A Fund will pay interest on these loans, and that interest expense will raise the overall expenses of that Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage. Additionally, that Fund's net asset values per share might fluctuate more than that of funds that do not borrow. Currently, the Funds do not contemplate using this technique in the next year but if they do so, it will not likely be to a substantial degree.

         o  Bank Obligations. The Funds can buy time deposits, certificates of deposit and bankers' acceptances. They must be:
o     obligations issued or guaranteed by a domestic bank (including a foreign branch of a domestic bank) having total assets of at least U.S. $1 billion, or
o     obligations of a foreign bank with total assets of at least U.S. $1 billion.

      "Banks" include commercial banks, savings banks and savings and loan associations, which may or may not be members of the Federal Deposit
Insurance Corporation.

         o  Commercial Paper. The Funds can invest in commercial paper if it is rated within the top three rating categories of S&P and Moody's or other rating organizations.

      If the paper is not rated, it may be purchased if the Manager determines that it is comparable to rated commercial paper in the top three rating categories of national rating organizations.

      The Funds can buy commercial paper, including U.S. dollar-denominated securities of foreign branches of U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Funds.

         o  Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by the Funds at varying rates of interest under direct arrangements between the
Funds, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Funds have the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit.

      Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. Accordingly, the Fund's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

      The Funds have no limitations on the type of issuer from whom these notes will be purchased. However, in connection with such purchases and on an ongoing basis, the Manager will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by the Fund in illiquid securities, described in the Prospectus. Currently, the Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

      |X|   Derivatives. The Funds can invest in a variety of derivative investments for hedging purposes. Some derivative investments the Funds can use are the hedging instruments described below in this Statement of
Additional Information. The Equity Funds do not use, and do not currently contemplate using, derivatives or hedging instruments to a significant degree in the coming year and they are not obligated to use them in seeking their objectives.

      Other derivative investments the Fixed Income Funds can invest in include "index-linked" notes. Principal and/or interest payments on these notes depend on the performance of an underlying index. Currency-indexed securities are another derivative these Funds may use. Typically, these are short-term or intermediate-term debt securities. Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index. In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements. This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

      Other derivative investments the Fixed Income Funds can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

|X|   Hedging. Although the Funds can use hedging instruments, they are not obligated to use them in seeking their objective. To attempt to protect against declines in the market value of the Funds' portfolio, to permit the
Funds to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, the Funds could:
o     sell futures contracts,
o     buy puts on such futures or on securities, or
o     write covered calls on securities or futures. Covered calls may also be used to increase the Funds' income, but the Manager does not expect to engage extensively in that practice.

      The Funds can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Funds would normally seek to purchase the securities and then terminate that hedging position. The Funds might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the
Funds could:
o     buy futures, or
o     buy calls on such futures or on securities.

      The Funds' strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular hedging instruments the Funds can use are described below. The
Funds may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Funds'
investment objective and are permissible under applicable regulations governing the Funds.

o     Futures. The Funds can buy and sell futures contracts that relate to
(1) broadly-based stock indices (these are referred to as "stock index futures"), (2) an individual stock ("single stock futures"), (3) bond indices
(these are referred to as "bond index futures"), (4) debt securities (these are referred to as "interest rate futures"), (5) foreign currencies (these are referred to as "forward contracts") and (6) commodity contracts (these are referred to as commodity futures)." Except for High Income Fund/VA and
Strategic Bond Fund/VA, the Fixed Income Funds are not expected to buy or
sell stock index futures or single stock futures on a regular o   basis.

      A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

      An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.
Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.
Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

      No money is paid or received by the Funds on the purchase or sale of a future. Upon entering into a futures transaction, the Funds will be required to deposit an initial margin payment with the futures commission merchant
(the "futures broker"). Initial margin payments will be deposited with the
Funds' custodian bank in an account registered in the futures broker's name.
However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on that Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to expiration of the future, the Funds may elect to close out their position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to that Fund. Any loss or gain on the future is then realized by that Fund for tax purposes. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

o     Put and Call Options. The Funds can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Funds can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described above.

o     Writing Covered Call Options. The Funds can write (that is, sell)
covered calls. If a Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable that Fund to satisfy its obligations if the call is exercised. Up to 100% of a Fund's total assets may be subject to calls that Fund writes.

      When a Fund writes a call on a security, it receives cash (a premium).
That Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. That Fund shares the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

      When a Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

      The Funds' custodian bank, or a securities depository acting for the custodian bank, will act as the Funds' escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Funds have written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Funds enter into a closing transaction.

      When a Fund writes an over-the-counter ("OTC") option, that Fund will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When a Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

      To terminate its obligation on a call it has written, a Fund may purchase a corresponding call in a "closing purchase transaction." A Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. That Fund may realize a profit if the call expires unexercised, because that Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by a Fund they are taxable as ordinary income. If a Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

      A Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, that Fund must cover the call by identifying an equivalent dollar amount of liquid assets on its books. The Fund will identify additional liquid assets if the value of the identified assets drops below 100% of the current value of the future. Because of this requirement, in no circumstances would that Fund's receipt of an exercise notice as to that future require that Fund to deliver a futures contract. It would simply put that Fund in a short futures position, which is permitted by the Funds'
hedging policies.

o     Writing Put Options. Each Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Funds will not write puts if, as a result, more than 50%
of the Fund's net assets would be required to be identified on its books to cover such put options.

      If a Fund writes a put, the put must be covered by identifying liquid assets on its books. The premium the Funds receive from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, that Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put a Fund has written expires unexercised, that Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, that Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, that Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

      When writing a put option on a security, to secure its obligation to pay for the underlying security, that Fund will identify on its books liquid assets with a value equal to or greater than the exercise price of the underlying securities. That Fund therefore forgoes the opportunity of investing the assets identified on its books or writing calls against those assets.

      As long as a Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require that Fund to take delivery of the underlying security and pay the exercise price. No Fund has control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, that Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once a Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

      A Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit that Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. A
Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by a Fund, is taxable as ordinary income.

o     Purchasing Puts and Calls. Each Fund can purchase calls to protect against the possibility that its portfolio will not participate in an anticipated rise in the securities market. When a Fund buys a call (other than in a closing purchase transaction), it pays a premium. That Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. A Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If a Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

      A Fund can buy puts whether or not it holds the underlying investment in its portfolio. When a Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures a Fund owns enables that Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

      Buying a put on an investment a Fund does not own (such as an index of future) permits a Fund to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

      When a Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. A gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally)
rather than on price movements in individual securities or futures contracts.

      A Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

o     Buying and Selling Options on Foreign Currencies. A Fund can buy and
sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. A Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

      If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to a Fund's position.
That Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

      A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration identified on its books) upon conversion or exchange of other foreign currency held in its portfolio.

      A Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a
"cross-hedging" strategy. In those circumstances, the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

o     Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Fund's return. A Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

      A Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause a Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by a Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within a Fund's control, holding a put might cause that Fund to sell the related investments for reasons that would not exist in the absence of the put.

      A Fund could pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.
Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in a Fund's net asset values being more sensitive to changes in the value of the underlying investment.

      If a covered call written by a Fund is exercised on an investment that has increased in value, that Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

      An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. A Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

      There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of a Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of that Fund's securities. For example, it is possible that while a Fund has used a hedging instrument in a short hedge, the market might advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instrument and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instrument is based.

      The risk of imperfect correlation increases as the composition of a
Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, a Fund may use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged are more than the historical volatility of the applicable index.

      The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.
First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.
Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

      A Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when a Fund does so the market might decline. If that Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

o     Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. A Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. A Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. A
Fund may also use "cross-hedging" where it hedges against changes in currencies other than the currency in which a security it holds is denominated.

      Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

      The Funds may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

      When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in"
the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, that Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

      A Fund could also use forward contracts to lock in the U.S. dollar value of a portfolio position. This is called a "position hedge." When a Fund believes that foreign currency might suffer a substantial decline against the
U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When a Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, a Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge".

      The Fund will cover its short positions in these cases by identifying on its books liquid assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. No Fund will enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate a Fund to deliver an amount of foreign currency in excess of the value of that Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

      The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash)
market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

      The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Fund to sustain losses on these contracts and to pay additional transactions costs.
The use of forward contracts in this manner might reduce a Fund's performance if there are unanticipated changes in currency prices to a greater degree than if a Fund had not entered into such contracts.

      At or before the maturity of a forward contract requiring a Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative a Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract a Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, a Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

      The costs to a Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, a Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

      Although a Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S.
dollars on a daily basis. Funds may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

|X|   Interest Rate Swaps Transactions. Core Bond Fund/VA, High Income
Fund/VA, Strategic Bond/VA and Value Fund/VA can enter into interest rate swap agreements. In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on securities. For example, they might swap the right to receive floating rate payments for fixed rate payments. Each of these Funds can enter into interest rate swaps on securities it owns or as hedge against a basket of securities held by that Fund that the Fund's Manager deems to be closely correlated with the swap transactions. Also, that Fund will identify on its books liquid assets (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

      Swap agreements entail both interest rate risk and credit risk. There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it received. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received. The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

      The Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party. Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap. It is measured by the mark-to-market value at the time of the termination of each swap. The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation".

o     Swaption Transactions. The Fixed Income Funds may enter into a swaption transaction, which is a contract that grants the holder, in return for payment of the purchase price (the "premium") of the option, the right, but not the obligation, to enter into an interest rate swap at a preset rate within a specified period of time, with the writer of the contract. The writer of the contract receives the premium and bears the risk of unfavorable changes in the preset rate on the underlying interest rate swap. Unrealized gains/losses on swaptions are reflected in investment assets and investment liabilities in the Fund's statement of financial condition.

|X|   Credit Derivatives. The Fixed Income Funds and Balanced/VA may enter into credit default swaps, both directly ("unfunded swaps") and indirectly in the form of a swap embedded within a structured note ("funded swaps"), to protect against the risk that a security will default. Unfunded and funded credit default swaps may be on a single security, or on a basket of securities. These Funds pay a fee to enter into the swap and receives a fixed payment during the life of the swap. These Funds may take a short position in the credit default swap (also known as "buying credit protection"), or may take a long position in the credit default swap note (also known as "selling credit protection").

      These Funds would take a short position in a credit default swap (the
"unfunded swap") against a long portfolio position to decrease exposure to specific high yield issuers. If the short credit default swap is against a corporate issue, these Funds must own that corporate issue. However, if the short credit default swap is against sovereign debt, these Funds may own either: (i) the reference obligation, (ii) any sovereign debt of that foreign country, or (iii) sovereign debt of any country that the Manager determines is closely correlated as an inexact bona fide hedge.

      If these Funds take a short position in the credit default swap, if there is a credit event (including bankruptcy, failure to timely pay interest or principal, or a restructuring), these Funds will deliver the defaulted bonds and the swap counterparty will pay the par amount of the bonds. An associated risk is adverse pricing when purchasing bonds to satisfy the delivery obligation. If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      Taking a long position in the credit default swap note (i.e., purchasing the "funded swap") would increase a Fund's exposure to specific high yield corporate issuers. The goal would be to increase liquidity in that market sector via the swap note and its associated increase in the number of trading instruments, the number and type of market participants, and market capitalization.

      If a Fund takes a long position in the credit default swap note, if there is a credit event the Fund will pay the par amount of the bonds and the swap counterparty will deliver the bonds. If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      These Funds will invest no more than 25% of their total assets in
"unfunded" credit default swaps. These Funds will limit their investments in
"funded" credit default swap notes to no more than 10% of its total assets.

      Other risks of credit default swaps include the cost of paying for credit protection if there are no credit events, pricing transparency when assessing the cost of a credit default swap, counterparty risk, and the need to fund the delivery obligation (either cash or the defaulted bonds, depending on whether the Fund is long or short the swap, respectively).

o     Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Funds are required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, a
Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of a Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, a Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Funds' net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.

      Transactions in options by a Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that a Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as that Fund (or an advisor that is an affiliate of the Funds' advisor). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

      Under the Investment Company Act, when a Fund purchases a future, it must identify as segregated on its records liquid assets in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

o     Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts are treated as "Section 1256 contracts" under the Internal
Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from
Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the
Funds at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for other purposes under rules prescribed pursuant to the Internal Revenue Code. An election can be made by a Fund to exempt those transactions from this marked-to-market treatment.

      Certain forward contracts a Fund enters into may result in "straddles"
for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by that Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.
Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

      Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)   gains or losses attributable to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time that Fund actually collects such receivables or pays such liabilities, and
(2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

      Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the
Internal Revenue Code for that trade, which may increase or decrease the amount of a Fund's investment income available for distribution to its shareholders.

      |X|   Temporary Defensive and Interim Investments. When market
conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks or bonds, the Funds can invest in a variety of debt securities for defensive purposes. The Funds can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of
Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Funds can buy:
o     obligations issued or guaranteed by the U.S. government or its instrumentalities or agencies,
o     commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,
o     short-term debt obligations of corporate issuers, rated investment grade (rated at least Baa by Moody's or at least BBB by Standard
            & Poor's or a comparable rating by another rating organization), or unrated securities judged by the Manager to have a comparable quality to rated securities in those categories,
o     certificates of deposit and bankers' acceptances of domestic and foreign banks having total assets in excess of $1 billion, and
o     repurchase agreements.

      Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

|X|   Investment in Other Investment Companies. The Funds (except Money
Fund/VA) can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments. For example, a Fund can invest in
Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange. A Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when a Fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.
The Funds do not intend to invest in other investment companies unless the
Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, a Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses. The
Funds do not anticipate investing a substantial amount of its net assets in shares of other investment companies.

Money Fund/VA Investment Policies. Under Rule 2a-7 under the investment
Company Act, Money Fund/VA may purchase only "Eligible Securities," as defined below, that the Manger, under procedures approved by the Trust's
Board of Trustees, has determined have minimal credit risk. An "Eligible
Security" is (a) a security that has received a rating in one of the two highest short-term rating categories by any two "nationally-recognized statistical rating organizations" as defined in Rule 2a-7 ("Rating
Organizations"), or, if only one Rating Organization has rated that security, by that Rating Organization (the "Rating Requirements"), (b) a security that is guaranteed, and either that guarantee or the party providing that guarantee meets the Rating Requirements, or (c) an unrated security that is either issued by an issuer having another similar security that meets the
Rating Requirements, or is judged by the Manager to be of comparable quality to investments that meet the Rating Requirements. Rule 2a-7 permits Money
Fund/VA to purchase "First Tier Securities," which are Eligible Securities rated in the highest category for short-term debt obligations by at least two
Rating Organizations, or, if only one Rating Organization has rated a particular security, by that Rating Organization, or comparable unrated securities. The Fund can also buy "Second Tier Securities," which are
Eligible Securities that are not First Tier securities.

      If a security's rating is downgraded, the Manager and/or the Board may have to reassess the security's credit risk. If a security has ceased to be a
First Tier Security, the Manager will promptly reassess whether the security continues to present "minimal credit risk." If the Manager becomes aware that any Rating Organization has downgraded its rating of a Second Tier Security or rated an unrated security below its second highest rating category, the
Trust's Board of Trustees shall promptly reassess whether the security presents minimal credit risk and whether it is in Money Fund/VA's best interests to dispose of it.

      If Money Fund/VA disposes of the security within five days of the
Manager learning of the downgrade, the Manager will provide the Board with subsequent notice of such downgrade. If a security is in default, or ceases to be an Eligible Security, or is determined no longer to present minimal credit risks, the Board must determine if disposal of the security would be in Money Fund/VA's best interests.

      The Rating Organizations currently designated as nationally-recognized statistical rating organizations by the SEC are Standard & Poor's (a division of the McGraw-Hill Companies), Moody's Investors Service, Inc., Fitch, Inc.
and Dominion Bond Rating Service Limited. See Appendix A to this Statement of
Additional Information for a description of the rating categories of the
Rating Organizations.

o     Certificates of Deposit and Commercial Paper. Money Fund/VA may invest in certificates of deposit of up to $100,000 of a domestic bank if such certificates of deposit are fully insured as to principal by the Federal Deposit Insurance Corporation. For purposes of this section, the term "bank" includes commercial banks, savings banks, and savings and loan associations and the term "foreign bank"
         includes foreign branches of U.S. banks (issuers of "Eurodollar"
         instruments), U.S. branches and agencies of foreign banks (issuers of "Yankee dollar" instruments) and foreign branches of foreign banks. Money Fund/VA also may purchase obligations issued by other entities if they are: (i) guaranteed as to principal and interest by a bank or corporation whose certificates of deposit or commercial paper may otherwise be purchased by Money Fund/VA, or (ii) subject to repurchase agreements (explained in the prospectus), if the collateral for the agreement complies with Rule 2a-7.

o     Bank Loan Participation Agreements. Money Fund/VA may invest in bank loan participation agreements, although such investments have not been a principal investment strategy. They provide the Fund with an undivided interest in a loan made by the issuing bank in the proportion the Fund's interest bears to the total principal amount of the loan. In evaluating the risk of these investments, the Fund looks to the creditworthiness of the borrower that is obligated to make principal and interest payments on the loan.

o     Time Deposits. Money Fund/VA may invest in fixed time deposits, which are non-negotiable deposits in a bank for a specified period of time at a stated interest rate, whether or not subject to withdrawal penalties; however, such deposits which are subject to such penalties, other than deposits maturing in less than seven days, are subject to the 10% limitation applicable to illiquid securities purchased by Money Fund/VA.

o     Floating Rate/Variable Rate Notes. Money Fund/VA may invest in instruments with floating or variable interest rates. The interest rate on a floating rate obligation is based on a stated prevailing market rate, such as a bank's prime rate, the 90-day U.S. Treasury
         Bill rate, the rate of return on commercial paper or bank
         certificates of deposit, or some other standard, and is adjusted automatically each time such market rate is adjusted. The interest rate on a variable rate obligation is also based on a stated
         prevailing market rate but is adjusted automatically at a specified interval of no less than one year. Some variable rate or floating rate obligations in which Money Fund/VA may invest have a demand feature entitling the holder to demand payment at an amount approximately equal to the principal amount thereof plus accrued interest at any time, or at specified intervals not exceeding one year. These notes may or may not be backed by bank letters of credit. The interest rates on these notes fluctuate from time to time. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

o     Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by Money Fund/VA at varying rates of interest pursuant to direct arrangements between
         Money Fund/VA, as lender, and the corporate borrower that issues the note. These notes permit daily changes in the amounts borrowed.
         Money Fund/VA has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may repay up to the full amount of the note at any time without penalty. It is not generally
         contemplated that master demand notes will be traded because they are direct lending arrangements between the lender and the borrower.
         There is no secondary market for these notes, although they are redeemable and thus immediately repayable by the borrower at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, Money Fund/VA's right to redeem is dependent upon the ability of the borrower to pay principal and interest on demand. In evaluating the master demand arrangements, the Manager considers the earning power, cash flow, and other liquidity ratios of the issuer. If they are not rated by Rating Organizations, Money
         Fund/VA may invest in them only if, at the time of an investment, they are Eligible Securities. The Manager will continuously monitor the borrower's financial ability to meet all of its obligations because Money Fund/VA's liquidity might be impaired if the borrower were unable to pay principal and interest on demand. There is no limit on the amount of the Money Fund/VA's assets that may be invested in floating rate and variable rate obligations. Floating rate or variable rate obligations which do not provide for recovery of principal and interest within seven days' notice will be subject to the 10% limitation applicable to illiquid securities purchased by
         Money Fund/VA.

Other Investment Restrictions. In addition to having a number of investment policies and restrictions identified in the Prospectuses or elsewhere as
"fundamental policies," the Funds have other investment restrictions that are fundamental policies, described below.

      |X|   What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
o     67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o     more than 50% of the outstanding shares.

      The Funds' (except Value Fund /VA) investment objectives are fundamental policies. Other policies described in the Prospectuses or this
Statement of Additional Information are "fundamental" only if they are identified as such. The Funds' Board of Trustees can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the
Prospectuses or this Statement of Additional Information, as appropriate. The
Funds' most significant investment policies are described in the Prospectus.

      |X|   Do the Funds Have Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Funds.

o     No Fund can buy securities issued or guaranteed by any one issuer if
         (i) more than 5% of its total assets would be invested in securities of that issuer or (ii) it would then own more than 10% of that issuer's voting securities, or (iii) it would then own more than 10%
         in principal amount of that issuer's outstanding debt securities.
         The restriction on debt securities does not apply to Strategic Bond
         Fund/VA. All of the restrictions apply only to 75% of each Fund's total assets. The limits do not apply to securities issued by the
         U.S. government or any of its agencies or instrumentalities, or securities of other investment companies.

o     The Funds cannot make loans except (a) through lending of securities,
         (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) through an interfund lending program with other affiliated funds, and (d) through repurchase agreements.

o     The Funds cannot concentrate investments. That means they cannot invest
         25% or more of their total assets in companies in any one industry.
         Obligations of the U.S. government, its agencies and
         instrumentalities are not considered to be part of an "industry" for the purposes of this restriction. This policy does not limit investments by Money Fund/VA in obligations issued by banks.

o     The Funds cannot buy or sell real estate or interests in real estate.
         However, the Funds can purchase debt securities secured by real estate or interests in real estate, or issued by companies, including real estate investment trusts, which invest in real estate or interests in real estate.

o     The Funds cannot underwrite securities of other companies. A permitted exception is in case a Fund is deemed to be an underwriter under the
         Securities Act when reselling any securities held in its own portfolio.

o     The Funds cannot invest in commodities or commodity contracts, other than the hedging instruments permitted by any of its other fundamental policies. It does not matter whether the hedging instrument is considered to be a commodity or commodity contract.

o     The Funds cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Funds are designated as segregated, or margin, collateral or escrow
         arrangements are established, to cover the related obligations.
         Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

o     The Funds cannot borrow money in excess of 33-1/3% of the value of that
         Fund's total assets. The Funds may borrow only from bank. With respect to this fundamental policy, the Funds can borrow only if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act.

      The following investment restrictions are fundamental policies of the
Value Fund/VA.

o     Value Fund/VA cannot issue senior securities. However, it can make payments or deposits of margin in connection with options or futures transactions, lend its portfolio securities, enter into repurchase agreements, borrow money and pledge its assets as permitted by its other fundamental policies. For purposes of this restriction, the issuance of shares of common stock in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, and repurchase agreements entered into in accordance with the Fund's investment policies, and the pledge, mortgage or hypothecation of the Fund's assets are not deemed to be senior securities.

o     Value Fund/VA cannot buy securities or other instruments issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities or other instruments of that issuer or if it would then own more than 10% of that issuer's voting securities. This limitation applies to 75% of the Fund's total assets. The limit does not apply to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.

o     Value Fund/VA cannot invest 25% or more of its total assets in any one industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and
         instrumentalities or securities issued by investment companies.

o     Value Fund/VA cannot invest in physical commodities or commodities contracts. However, the Fund can invest in hedging instruments permitted by any of its other investment policies, and can buy or sell options, futures, securities or other instruments backed by, or the investment return from which is linked to, changes in the price of physical commodities, commodity contracts or currencies.

o     Value Fund/VA cannot invest in real estate or in interests in real estate. However, the Fund can purchase securities of issuers holding real estate or interests in real estate (including securities of real estate investment trusts) if permitted by its other investment policies.

o     Value Fund/VA cannot underwrite securities of other issuers. A permitted exception is in case it is deemed to be an underwriter under the Securities Act in reselling its portfolio securities.

o     Value Fund/VA cannot make loans, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

o     Value Fund/VA may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the
         Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

      Value Fund/VA has also adopted the following non-fundamental policy:
The Fund cannot invest in securities of other investment companies, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

      Main Street Small Cap Fund(R)/VA has also adopted the following non-fundamental policy: With respect to the Fund's non-fundamental policy to invest, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings used for investment purposes) in equity securities of "small-cap" issuers, the Fund will provide shareholders at least 60 days'
prior notice of any change in such policy as required by the Investment
Company Act.

      Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Funds makes an investment (except in the case of borrowing and investments in illiquid securities). The Funds need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

      For purposes of the Funds' policy not to concentrate its investments as described above, Money Fund/VA and all other Funds have adopted the industry classifications set forth in Appendix B and Appendix C, respectively, to this
Statement of Additional Information. This is not a fundamental policy.

Disclosure of Portfolio Holdings. The Funds have adopted policies and procedures concerning  the  dissemination  of  information  about the portfolio  securities holdings of the Funds by employees,  officers and/or  directors of Agent.  These policies  are designed to assure that  non-public  information  about  portfolio securities is distributed only for a legitimate business purpose, and is done in a manner  that (a)  conforms  to  applicable  laws  and  regulations  and (b) is designed  to  prevent  that  information  from  being  used in a way that  could negatively affect the Funds'  investment  program or enable third parties to use that information in a manner that is harmful to the Fund.

o Public  Disclosure.  Each of the Fund's  portfolio  holdings are made publicly available no later than 60 days after the close of each Fund's  fiscal  quarters in semi-annual  and annual reports to  shareholders,  or in their  Statements of
Investments on Form N-Q,  which are publicly  available at the SEC. In addition, the top 10 or more holdings shall be posted on the OppenheimerFunds'  website at
www.oppenheimerfunds.com   in  the  "Fund  Profiles"   section.   Other  general
information   about  the  Fund's  portfolio   investments,   such  as  portfolio
composition  by asset  class,  industry,  country,  currency,  credit  rating or maturity, may also be posted with a 15-day lag.

     Until publicly  disclosed,  the Fund's portfolio  holdings are proprietary, confidential business information. While recognizing the importance of providing
Fund shareholders with information about their Fund's  investments and providing portfolio  information  to a  variety  of  third  parties  to  assist  with  the management,  distribution and administrative process, such need for transparency must be balanced against the risk that third parties who gain access to a Fund's portfolio  holdings  information  could attempt to use that information to trade ahead of or against  the Funds,  which  could  negatively  affect the prices the
Funds are able to obtain in portfolio  transactions  or the  availability of the portfolio securities that portfolio managers are trading in on a Fund's behalf.

     The Manager and its subsidiaries and affiliates,  employees,  officers, and
directors,   shall  neither  solicit  nor  accept  any   compensation  or  other
consideration  (including  any  agreement to maintain  assets in the Funds or in other investment  companies or accounts managed by the Manager or any affiliated person  of the  Manager)  in  connection  with  the  disclosure  of  the  Fund's non-public portfolio holdings.  The receipt of investment advisory fees or other fees and  compensation  paid to the Manager and their  subsidiaries  pursuant to agreements approved by the Funds' Board shall not be deemed to be "compensation"
or "consideration"  for these purposes.  It is a violation of the Code of Ethics for any  covered  person to  release  holdings  in  contravention  of  portfolio holdings disclosure policies and procedures adopted by the Funds.

     A list  of the top 10 or  more  portfolio  securities  holdings  (based  on invested  assets),  listed by security or by issuer, as of the end of each month may be disclosed to third parties  (subject to the  procedures  below) no sooner than 15 days after month-end.

     Except under special limited circumstances discussed below, month-end lists of the Fund's  complete  portfolio  holdings  may be disclosed no sooner than 30 days after the relevant month-end, subject to the procedures below. If they have not been disclosed publicly,  they may be disclosed pursuant to special requests for legitimate business reasons, provided that:

o The  third-party  recipient  must first  submit a request  for release of Fund portfolio holdings, explaining the business reason for the request;

o Senior officers (a Senior Vice President or above) in the Manager's  Portfolio and Legal  departments  must approve the  completed  request for release of Fund portfolio holdings; and

o  The  third-party   recipient  must  sign  the  Manager's  portfolio  holdings non-disclosure agreement before receiving the data, agreeing to keep information that is not publicly  available  regarding the Fund's holdings  confidential and agreeing not to trade directly or indirectly based on the information.

     An exception may be made to provide  portfolio  holdings  information  on a
more  current   basis  to  insurance   company   sponsors  that  have  signed  a
Participation  Agreement with, and offer series of, Oppenheimer Variable Account
Funds or Panorama Series Fund, Inc. to their separate account contract  holders, if such insurance companies require such portfolio holdings  information for the preparation  of  reports  to their  contract  holders,  and  have  contractually undertaken to keep such information confidential. Additionally, such information may be made  available  to new  insurance  company  sponsors  that  first sign a confidentiality  agreement in  connection  with  evaluating  offering such funds under their separate accounts.

     Complete Fund portfolio holdings positions may be released to the following categories of entities or individuals  on an ongoing  basis,  provided that such entity or individual either (1) has signed an agreement to keep such information confidential and not trade on the basis of such information or (2) is subject to fiduciary  obligations,  as a member of the  Funds'  Board,  or as an  employee, officer and/or director of the Manager, Distributor, or Transfer Agent, or their respective legal counsel,  not to disclose such information except in conformity with these policies and procedures and not to trade for his/her personal account on the basis of such information:

     o Employees of the Funds' Manager,  Distributor and Transfer Agent who need to have access to such  information  (as  determined by senior  officers of such entity),

     o The Funds' certified public accountants and independent registered public accounting firm,

     o Members of the Funds' Board and the Board's legal counsel,

     o The Funds' custodian bank,

     o A proxy voting service designated by the Funds and its Board,

     o Rating/ranking organizations (such as Lipper and Morningstar),

          o Insurance companies having separate accounts invested in Oppenheimer
          Variable Account Funds or Panorama Series Fund, Inc. (to prepare their financial statements or analysis),

          o  Portfolio  pricing  services  retained  by the  Manager  to provide portfolio security prices, and

          o Dealers,  to obtain bids (price  quotations,  if securities  are not priced by the Funds' regular pricing services).

     Portfolio holdings  information of the Fund may be provided,  under limited circumstances,  to  brokers  and  dealers or others  with whom the Funds  trades and/or entities that provide investment  coverage and/or analytical  information regarding the Funds' portfolio,  provided that there is a legitimate  investment reason for  providing  the  information  to the broker,  dealer or other entity.
Month-end portfolio holdings information may, under this procedure,  be provided to vendors providing research information and/or analytics to the Funds, with at least a 15-day delay after the month end,  but in certain  cases may be provided to a broker or analytical vendor with a 1- 2 day lag to facilitate the provision of requested  investment  information  to the manager to facilitate a particular trade or the portfolio  manager's  investment  process for the Funds.  Any third party  receiving  such  information  must  first  sign the  Manager's  portfolio
holdings   non-disclosure   agreement  as  a  pre-condition  to  receiving  this
information.

     Portfolio holdings information (which may include information on individual securities  positions  or multiple  securities)  may be provided to the entities listed below (1) by portfolio traders employed by the Manager in connection with portfolio  trading,  and (2) by the members of the Manager's  Security Valuation
Group and Accounting  Departments in connection with portfolio  pricing or other portfolio evaluation purposes:

          o Brokers  and  dealers  in  connection  with  portfolio  transactions
          (purchases and sales)

          o Brokers  and  dealers  to obtain  bids or bid and asked  prices  (if securities held by a Fund are not priced by the Funds' regular pricing services)

          o  Dealers  to  obtain  price  quotations  where  the  Funds  are  not identified as the owner.

     Portfolio  holdings  information  (which may  include  information  on each
Fund's  entire  portfolio or individual  securities  therein) may be provided by senior  officers of the Manager or  attorneys on the legal staff of the Manager,
Distributor, or Transfer Agent, in the following circumstances:

          o  Response  to legal  process  in  litigation  matters,  such as responses to subpoenas or in class action matters where the Funds may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant,

           o Response to regulatory requests for information (the SEC, NASD,
             state   securities   regulators,    and/or   foreign   securities
             authorities,    including   without   limitation   requests   for
             information in inspections or for position reporting purposes), o
             To   potential    sub-advisors   of   portfolios   (pursuant   to
             confidentiality  agreements),  o To  consultants  for  retirement plans for plan  sponsors/discussions  at due  diligence  meetings
             (pursuant to a confidentiality  agreement),  o Investment bankers
             in   connection    with   merger    discussions    (pursuant   to
             confidentiality agreements).

     Portfolio  managers and analysts may, subject to the Manager's  policies on communications with the press and other media, discuss portfolio  information in interviews  with members of the media,  or in due diligence or similar  meetings with  clients  or  prospective  purchasers  of Fund  shares  or their  financial intermediary representatives.

     The  shareholders  of Global  Securities  Fund/VA,  Main Street Fund/VA and
Strategic  Bond  Fund/VA may,  under  unusual  circumstances  (such as a lack of liquidity  in the Funds'  portfolio  to meet  redemptions),  receive  redemption proceeds of their Fund shares paid as pro rata shares of securities  held in the
Funds' portfolio. In such

 circumstances,  disclosure  of the  Fixed  Inc  Funds'  portfolio holdings may be made to such shareholders.

     The Chief Compliance Officer of the Funds and the Manager, Distributor, and
Transfer  Agent  (the  "CCO")  shall  oversee  the  compliance  by the  Manager,
Distributor,  Transfer  Agent,  and their  personnel  with  these  policies  and procedures.  At least annually, the CCO shall report to the Funds' Board on such compliance  oversight and on the categories of entities and individuals to which disclosure  of  portfolio  holdings  of the  Funds  have been  made  during  the preceding  year pursuant to these  policies.  The CCO shall report to the Funds'
Board any  material  violation  of these  policies  and  procedures  during  the previous calendar quarter and shall make recommendations to the Companies and to the  Boards  as to any  amendments  that  the CCO  believes  are  necessary  and desirable to carry out or improve these policies and procedures.

     The Manager and/or the Funds have entered into ongoing arrangements to make available  information about the Funds' portfolio  holdings.  One or more of the
Oppenheimer funds may currently disclose portfolio holdings information based on ongoing arrangements to the following parties:

A.G. Edwards & Sons       Fixed Income Securities     Natexis Bleichroeder

ABG Securities                    Fortis Securities           Ned Davis Research Group
ABN AMRO                          Fox-Pitt, Kelton            Nomura Securities
Advest                            Friedman, Billing, Ramsey   Pacific Crest
AG Edwards                        Fulcrum Global Partners     Pacific Crest Securities
American Technology Research      Garp Research               Pacific Growth Equities
Auerbach Grayson                  George K Baum & Co.         Petrie Parkman
Banc of America Securities        Goldman                     Pictet
Barclays                          Goldman Sachs               Piper Jaffray Inc.
Baseline                          HSBC                        Plexus
Bear Stearns                      HSBC Securities Inc         Prager Sealy & Co.
Belle Haven                       ING Barings                 Prudential Securities
Bloomberg                         ISI Group                   Ramirez & Co.
BNP Paribas                       Janney Montgomery           Raymond James
BS Financial Services             Jefferies                   RBC Capital Markets
Buckingham Research Group         Jeffries & Co.              RBC Dain Rauscher
Caris & Co.                       JP Morgan                   Research Direct
CIBC World Markets                JP Morgan Securities        Robert W. Baird
Citigroup                         JPP Eurosecurities          Roosevelt & Cross
Citigroup Global Markets          Keefe, Bruyette & Woods     Russell Mellon
Collins Stewart                   Keijser Securities          Ryan Beck & Co.
Craig-Hallum Capital Group LLC    Kempen & Co. USA Inc.       Sanford C. Bernstein
Credit Agricole Cheuvreux N.A.    Kepler Equities/Julius      Scotia Capital Markets
Inc.                              Baer Sec
Credit Suisse First Boston        KeyBanc Capital Markets     SG Cowen & Co.
Daiwa Securities                  Leerink Swan                SG Cowen Securities
Davy                              Legg Mason                  Soleil Securities Group
Deutsche Bank                     Lehman                      Standard & Poor's
Deutsche Bank Securities          Lehman Brothers             Stone & Youngberg
Dresdner Kleinwort Wasserstein    Lipper                      SWS Group
Emmet & Co                        Loop Capital Markets        Taylor Rafferty
Empirical Research                MainFirst Bank AG           Think Equity Partners
Enskilda Securities               Makinson Cowell US Ltd      Thomas Weisel Partners
Essex Capital Markets             Maxcor Financial            UBS
Exane BNP Paribas                 Merrill                     Wachovia
Factset                           Merrill Lynch               Wachovia Corp
Fidelity Capital Markets          Midwest Research            Wachovia Securities
Fimat USA Inc.                    Mizuho Securities           Wescott Financial
First Albany                      Morgan Stanley              William Blair
First Albany Corporation          Morningstar                 Yieldbook

How the Funds Are Managed

Organization and History. Each Fund is an investment portfolio, or "series"
of Oppenheimer Variable Account Funds (the "Trust"), a multi-series open-end diversified management investment company organized as a Massachusetts business trust that presently includes 11 series. Money Fund/VA, Core Bond
Fund/VA and Capital Appreciation Fund/VA were all organized in 1983, High
Income Fund/VA, Aggressive Growth Fund/VA and Balanced Fund/VA, were all organized in 1986, Global Securities Fund/VA was organized in 1990, Strategic
Bond Fund/VA was organized in 1993, Main Street Fund(R)/VA was organized in
1995, Main Street Small Cap Fund(R)/VA was organized in 1998 and Value Fund/ VA was organized in 2002. Prior to May 1, 1998, Oppenheimer Aggressive Growth
Fund/VA was named "Oppenheimer Capital Appreciation Fund." The suffix "VA"
was added to each Fund's name on May 1, 1999. Prior to that date, Oppenheimer
Capital Appreciation Fund/VA was named "Oppenheimer Growth Fund," and
Oppenheimer Main Street(R)Growth & Income Fund/VA was named "Oppenheimer
Growth & Income Fund." Prior to May 1, 2001, Oppenheimer Main Street Small
Cap Fund(R)/VA was named "Oppenheimer Small Cap Growth Fund/VA." Prior to May
1, 2003, Oppenheimer Main Street Fund(R)/VA was named "Oppenheimer Main Street(R)
Growth & Income Fund/VA." Prior to April 29, 2004, Oppenheimer Balanced
Fund/VA was named "Oppenheimer Multiple Strategies Fund/VA." Prior to April
29, 2005, Oppenheimer Core Bond Fund/VA was named "Oppenheimer Bond Fund/VA."
All references to the Funds' Board of Trustees and Officers refer to the
Trustees and Officers, respectively, of Oppenheimer Variable Account Funds.

|X|   Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares. The Trustees may reclassify unissued shares of a Fund into additional series or classes of shares. The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Funds. Shares do not have cumulative voting rights or preemptive or subscription rights. Shares may be voted in person or by proxy at shareholder meetings.

      The Funds currently have four classes of shares authorized. All Funds offer a class of shares with no name designation referred to in this
Statement of Additional Information and the Prospectus as "non-service shares." As of December 31, 2004, all Funds except Money Fund/VA and Value
Fund/VA also offered a service share class, subject to a Distribution and
Service Plan. Money Fund/VA and Value Fund/VA currently only offer the class of non-service shares. Global Securities Fund/VA offers two additional share classes, referred to in this Statement of Additional Information and the
Global Securities Fund/VA Prospectus as "Class 3"and "Class 4", which are subject to a redemption fee. In addition, Class 4 shares are subject to a
Distribution and Service Plan. Each class of shares:

o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable under the terms of the insurance product, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders. Each share of a Fund represents an interest proportionately equal to the interest of each other share of the same class of that Fund.

|X|   Meetings of Shareholders. The Trust is a Massachusetts business trust, the Funds are not required to hold, and do not plan to hold, regular annual meetings of shareholders, but may do so from time to time on important matters or when required to do so by the Investment Company Act or other applicable law. Shareholders have the right, upon a declaration in vote or writing of two-thirds of the outstanding shares of the Funds, to remove a
Trustee or to take other action described in the Trusts' Declaration of
Trust. They may also do so when a shareholder meeting is called by the
Trustees or upon proper request of the shareholders.

      The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares. If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the
Funds' shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Funds valued at $25,000 or more or constituting at least 1% of the Funds' outstanding shares. The Trustees may also take other action as permitted by the Investment Company Act.

|X|   Shareholder and Trustee Liability. The Trust's Declaration of Trust
contains an express disclaimer of shareholder and Trustee liability and states that all persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment, and neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable for the obligations of the
Trust. The Declaration of Trust also states that any shareholder or former shareholder who is held personally liable for the obligations of the Trust solely by reason of his being or having been a shareholder shall be indemnified by the Trust against all losses and expenses arising from such liability. Upon request, the Trust shall assume the defense of any such claim and satisfy any judgment on the claim. Massachusetts law permits a shareholder of a business trust (such as the Trust) to be held personally liable as a "partner" under certain circumstances. However, the risk that a shareholder will incur any financial loss from being held to be a "partner"
of the Trust is limited to the relatively remote circumstances in which a
Fund would be unable to meet its obligations.

      The Trust's contractual arrangements state that any person doing business with the Trust (and each shareholder of the Funds) agrees under its
Declaration of Trust to look solely to the assets of the Funds for satisfaction of any claim or demand that may arise out of any dealings with the Funds. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

|X|   Board of Trustees and Oversight Committees. The Funds are governed by a
Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Funds' activities, review their performance, and review the actions of the Manager.

      The Board of Trustees has an Audit Committee, a Review Committee and a
Governance Committee. The Audit Committee is comprised solely of Trustees who are not "interested persons" under the Investment Company Act ("Independent
Trustees"). The members of the Audit Committee are Edward L. Cameron
(Chairman), George C. Bowen, Robert J. Malone and F. William Marshall, Jr.
The Audit Committee held seven meetings during the fiscal year ended December
31, 2004. The Audit Committee is responsible for the selection of the Funds'
independent registered public accounting firm. Other main functions of the
Audit Committee include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii)
reviewing reports from the Funds' independent registered public accounting firm regarding the Funds' internal accounting procedures and controls; (iii)
reviewing certain reports from; and meeting periodically with; the Fund's
CCO; (iv) reviewing reports from the Manager's Internal Audit Department; (v)
maintaining a separate line of communication between the Funds' independent registered public accounting firm and its Independent Trustees; and (vi)
exercising all other functions outlined in the Audit Committee Charter, including but not limited to reviewing the independence of the Funds'
independent registered public accounting firm and the pre-approval of the
Funds' independent registered public accounting firm; performance of any non-audit service, including tax service, for the Funds and the Manager and certain affiliates of the Manager that is not prohibited by the
Sarbanes-Oxley Act.

      The members of the Review Committee are Jon S. Fossel (Chairman),
Robert G. Avis, Sam Freedman, and Beverly Hamilton. The Review Committee held six meetings during the fiscal year ended December 31, 2004. Among other functions, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Funds' transfer agent and the
Manager and the services provided to the Funds by the transfer agent and the
Manager. The Review Committee also reviews the Funds' investment performance and policies and procedures adopted by the Funds to comply with the
Investment Company Act and other applicable law.

      The members of the Governance Committee are Robert Malone (Chairman),
William Armstrong, Beverly Hamilton and F. William Marshall, Jr. Each member of the Committee is independent, meaning each person is not an "interested person" as defined in the Investment Company Act. The Governance Committee
was established in August 2004 and held two meetings during the Funds' fiscal year ended December 31, 2004. The Governance Committee is expected to consider general governance matters, including a formal process for shareholders to send communications to the Board and the qualifications of candidates for board positions including consideration of any candidate recommended by shareholders.

      The Governance Committee has not yet adopted a charter, but anticipates that it will do so shortly. The Committee has temporarily adopted the process previously adopted by the Audit Committee regarding shareholder submission of nominees for board positions. Shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Governance
Committee's consideration by mailing such information to the Committee in care of the Funds. The Committee may consider such persons at such time as it meets to consider possible nominees. The Committee, however, reserves sole discretion to determine which candidates for trustees and independent trustees it will recommend to the Board and/or shareholders and it may identify candidates other than those submitted by Shareholders. The Committee may, but need not, consider the advice and recommendation of the Manager and/or its affiliates in selecting nominees. The full Board elects new trustees except for those instances when a shareholder vote is required.

      Shareholders who desire to communicate with the Board should address correspondence to the Board or an individual Board member and may submit their correspondence either electronically at www.opppenheimerfunds.com under the caption "contact us" or by mail to the Funds at the address on the cover of this Statement of Additional Information. The Governance Committee will consider whether a different process should be recommended to the Board.

Trustees and Officers of the Funds. Except for John V. Murphy, each of the
Trustees is an "Independent Trustee" under the Investment Company Act. Mr.
Murphy is an "Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company. Mr. Murphy was elected as a Trustee of the Funds with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a trustee of the Funds and the other Board II Funds (defined below) for which he is a trustee or director. All of the Trustees are also directors or trustees of the following
Oppenheimer funds (except for Ms. Hamilton and Mr. Malone, who are not
Trustees of Oppenheimer Senior Floating Rate Fund) (referred to as the "Board
II Funds"):

                                          Oppenheimer Principal
   Oppenheimer Cash Reserves              Protected Trust III
   Oppenheimer Champion Income Fund       Oppenheimer Real Asset Fund
                                          Oppenheimer Senior Floating
   Oppenheimer Capital Income Fund        Rate Fund
                                          Oppenheimer   Strategic  Income
   Oppenheimer Equity Fund, Inc.          Fund
                                          Oppenheimer   Variable  Account
   Oppenheimer High Yield Fund            Funds
   Oppenheimer International Bond Fund    Panorama Series Fund, Inc.
   Oppenheimer Integrity Funds
   Oppenheimer   Limited-Term  Government
   Fund
                                          Centennial    California    Tax
   Oppenheimer Main Street Fund, Inc.     Exempt Trust
   Oppenheimer  Main  Street  Opportunity
   Fund                                   Centennial Government Trust
   Oppenheimer Main Street Small Cap Fund Centennial Money Market Trust
                                          Centennial  New York Tax Exempt
   Oppenheimer Municipal Fund             Trust
   Oppenheimer Principal Protected Trust  Centennial Tax Exempt Trust
   Oppenheimer  Principal Protected Trust
   II

      Present or former officers, directors, trustees and employees (and their immediate family members) of the Funds, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the Funds and the other Oppenheimer funds at net asset value without sales charge. The sales charge on Class A shares is waived for that group because of the economies of scales efforts realized by the Distributor.

      Messrs. Bomfim, Caan, Gillespie, Gord, Kourkoulakos, Leavy,
Manioudakis, Miao, Monoyios, Moon, Murphy, Petersen, Reinganum, Steinmetz,
Vandehey, Vottiero, Weiss, Wixted, Zack and Zavanelli, and Mss. Bloomberg,
Ives and Wolf who are officers of the Funds, hold the same offices with one or more of the other Board II Funds. As of March 31, 2005 the Trustees and officers of the Funds, as a group, owned of record or beneficially less than
1% of any class of shares of the Funds. The foregoing statement does not reflect ownership of shares of the Funds held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under that plan by the officers of the Funds listed above. In addition, none of the Independent Trustees (nor any of their immediate family members)
own securities of either the Manager or the Distributor of the Board II Funds or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Distributor.

      The Funds' Trustees and officers, their positions held with the Trust and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed in the chart below. The chart also includes information about the Trustees' beneficial share ownership in the Funds and in all registered investment companies that a Trustee oversees in the Oppenheimer family of funds ("Supervised Funds").
The address of each Trustee in the chart below is 6803 S. Tucson Way,
Centennial, CO 80112. Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

-------------------------------------------------------------------------------
                                 Independent Trustees
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       Name,            Principal Occupation(s)                                  Aggregate
 Position(s) Held With  Other Trusteeships/Directorships Held      Dollar        Dollar Range
 the Trust, Length of   by Trustee; Number of Portfolios in Fund   Range of      of Shares
 Service, Age           Complext Currenlty Overseen by Trustee     Shares        Beneficially                                                    Range Of
                                                                   Beneficially  Owned in All

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                                                As of December 31, 2004
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
William L.          None                                           Over
Armstrong,                                                       $100,000
68
Chairman of the Board
since 2003 and Trustee
since 1999
Age:  68

Chairman of the  following  private  mortgage  banking  companies:  Cherry Creek
Mortgage  Company (since 1991),  Centennial  State Mortgage Company (since 1994)
and The El Paso Mortgage Company (since 1993); Chairman of the following private companies:  Ambassador Media Corporation and Broadway Ventures (since 1984); and
Director of the following public company: Helmerich & Payne, Inc. (since
1992) (an oil and gas  drilling/production  company).  Mr.  Armstrong  is also a
Director/Trustee  of Campus  Crusade  for Christ  (since  1991) and the  Bradley
Foundation  (since  2002).  Chairman  of  the  following:   Transland  Financial
Services, Inc. (1997-2003) (a private mortgage banking company),  Great Frontier
Insurance  (an  insurance  agency)  (1995-2000),   Frontier  Real  Estate,  Inc.
(1994-2000)  (residential  real estate brokerage) and Frontier Title (1995-2000)
(a title insurance agency); Director of the following: UNUMProvident (1991-2003)
(an insurance company),  Storage Technology Corporation  (1991-2003) (a computer
equipment  company)  and  International  Family  Entertainment   (1992-1997)  (a
television  channel).  Mr.  Armstrong  is also a former  U.S.  Senator  (January
1979-January 1991). Oversees 38 portfolios in the OppenheimerFunds complex.

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Robert G. Avis,     None                                           Over
Trustee since 1993                                               $100,000
Age: 73

Director and President of A.G. Edwards Capital, Inc. (General Partner of private equity funds) (until  February  2001);  Chairman,  President and Chief Executive
Officer of A.G.  Edwards  Capital,  Inc. (until March 2000) (General  Partner of private equity funds);  a Director (until March 2000) and a Vice Chairman (until
March 1999) of A.G.  Edwards  &  Sons (a  brokerage  company);  Director
(until March 2000) and Chairman (until March 1999) of A.G. Edwards Trust Company
(an  investment  adviser);  a Vice Chairman and Director of A.G.  Edwards,  Inc.
(until March 1999); and Chairman of A.G.E.  Asset Management  (until March 1999)
(an investment adviser). Oversees 38 portfolios in the OppenheimerFunds complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
George C. Bowen, Trustee since 1999 Age: 68

                                             None              Over $100,000

Assistant  Secretary and a Director of Centennial Asset  Management  Corporation
(December  1991-April 1999);  President,  Treasurer and a Director of Centennial
Capital  Corporation  (June  1989-April  1999);  Chief  Executive  Officer and a
Director of MultiSource  Services,  Inc. (March  1996-April  1999).  Until April
1999,  Mr. Bowen held several  positions  with the Manager and in  subsidiary or
affiliated   companies  of  the   Manager.   Oversees  38   portfolios   in  the
OppenheimerFunds complex.

----------------------------------------------------------------------------------------
Edward L. Cameron,
Trustee since 1999
Age: 66
                                            None               Over $100,000

A member of The Life Guard of Mount Vernon since 1999 (since June 2000)  (George
Washington's  $100,000  Age: 66 home).  Director  of Genetic  ID,  Inc.  and its subsidiaries (March 2001-May 2002) (a privately held biotech company); a partner with  PricewaterhouseCoopers LLP (July 1974-June 1999) (an accounting firm); and
Chairman of Price Waterhouse LLP Global Investment  Management Industry Services
Group (July  1994-June  1998).  Oversees 38 portfolios  in the  OppenheimerFunds complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Jon S.  Fossel,                            None                 Over $100,000
Trustee since 1990
Age: 63

Director  of  UNUMProvident  (since  June 2002) (an  insurance  company)  and of
Northwestern  Energy Corp.  (since November 2004) (a public utility electric and gas utility corporation). Director of P.R. Pharmaceuticals (October 1999-October
2003) (a privately held company) and the Rocky Mountain Elk Foundation (February
1998-February  2003) (a non-profit  foundation);  Chairman and a Director (until
October 1996) and President and Chief Executive  Officer (until October 1995) of the Manager;  President,  Chief Executive  Officer and a Director of Oppenheimer
Acquisition  Corp.,   Shareholders   Services  Inc.  and  Shareholder  Financial
Services,   Inc.   (until   October   1995).   Oversees  38  portfolios  in  the
OppenheimerFunds complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Sam Freedman,                           None                    Over $100,000
Trustee since 1996
Age: 64

Director of Colorado Uplift (since September 1984) (a non-profit charity). Until
October  1994,  Mr.  Freedman held several  positions  with the Manager and with subsidiary or affiliated companies of the Manager. Oversees 38 portfolios in the
OppenheimerFunds complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Beverly L. Hamilton,                    None                    Over $100,000
Trustee since 2002
Age: 58

Trustee of Monterey  Institute for  International  Studies (since February 2000)
(an  educational  organization);  a Director of the  following:  The  California
Endowment  (since  April 2002) (a  philanthropic  organization),  the  Community
Hospital  of  Monterey   Peninsula   (since   February  2002)  (an   educational
organization),  the American Funds  Emerging  Markets Growth Fund (since October
1991)  (a  mutual  fund).  Mrs.  Hamilton  is also a  member  of the  investment committees of The Rockefeller  Foundation and of The University of Michigan. Ms.
Hamilton was a Trustee of MassMutual  Select Funds  (1996-May 2004) (an open-end investment company;  formerly MassMutual  Institutional Funds) and a Director of the following:  MML Series  Investment Fund (April 1989-May 2004) (an investment company) and MML Services (April 1987-May 2004) (an investment company). She was an  adviser  to  Credit  Suisse  First  Boston's  Sprout  venture  capital  unit
(1994-2005) (a venture  capital  fund); a Member of the Investment  Committee of
Hartford Hospital  (2000-2003);  an adviser to Unilever (Holland's) pension fund
(2000-2003);  and  President of ARCO  Investment  Management  Company  (February
1991-April  2000).  Oversees  37  portfolios  in the  OppenheimerFunds  complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Robert J. Malone,                       None                    Over $100,000
Trustee since 2002
Age: 60

Chairman,  Chief  Executive  Officer and  Director of Steele  Street  State Bank
(since August 2003) (a commercial  banking entity);  Director of Colorado UpLIFT
(since  1986) (a  non-profit  organization);  Trustee  of the  Gallagher  Family
Foundation  (since 2000) (non-profit  organization).  Mr. Malone was Chairman of
U.S.  Bank-Colorado  (July  1996-April  1999) (a subsidiary of U.S.  Bancorp and formerly  Colorado  National Bank) and a Director of the  following:  Commercial
Assets,  Inc.  (1993-2000) (a REIT), Jones Knowledge,  Inc.  (2001-July 2004) (a
privately held company) and U.S. Exploration, Inc. (1997-February 2004) (oil and
gas  exploration).  Oversees  37  portfolios  in the  OppenheimerFunds  complex.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
F. William Marshall, Jr.,               None                    Over $100,000
Trustee since 2000
Age: 62

Trustee  of  the  following:   MassMutual  Select  Funds  (formerly   MassMutual
Institutional  Funds) and MML Series Investment Fund (since 1996) (both open-end investment  companies),  the Springfield  Library and Museum  Association (since
1995)  (museums) and the Community  Music School of Springfield  (since 1996) (a music school);  Chairman and Trustee (since 2003) and Chairman of the Investment
Committee  (since  1994)  for  the  Worcester   Polytech  Institute  (a  private
university);  and President and Treasurer of the SIS Funds (since  January 1999)
(a private not for profit charitable fund). A Member of the Investment Committee of the Community Foundation of Western  Massachusetts (1998 - 2003); Chairman of
SIS  &  Family Bank, F.S.B.  (January  1999-July 1999) (a commercial bank;  formerly SIS Bank) ; and  Executive  Vice  President of Peoples  Heritage
Financial Group, Inc. (January  1999-July 1999) (commercial  bank).  Oversees 40
portfolios          in          the          OppenheimerFunds          complex.*
----------------------------------------------------------------------------------------
*  Includes  two  registered  investment  companies,   MassMutual  Select  Funds
(formerly  MassMutual  Institutional  Funds) and MML Series Investment Fund (the
"MassMutual  Funds"),  the investment  adviser for which is the indirect  parent company of the Funds' Manager. The Manager also serves as the Sub-Advisor to the
MassMutual  Institutional  Equity  Fund,  a series of  MassMutual  Institutional
Funds. In accordance with the  instructions  for Form N-1A, for purposes of this section  only,  the  MassMutual  Funds are included in the "Fund  Complex."  The
Manager   does  not   consider   the   MassMutual   Funds  to  be  part  of  the
OppenheimerFunds "Fund Complex" as that term may be otherwise interpreted.

-------------------------------------------------------------------------------------

      The address of Mr. Murphy in the chart below is Two World Financial
Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008. Mr. Murphy
serves for an indefinite term, until his resignation, death or removal.

-------------------------------------------------------------------------------------

                           Interested Trustee and Officer

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Name,                Principal Occupation(s) During Past 5    Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                     Years;                                   Range of   Any of the
Position(s) Held     Other Trusteeships/Directorships Held    Shares     Oppenheimer
with Trust,          by Trustee ;                             BeneficiallFunds
Length of Service,   Number of Portfolios in Fund Complex     Owned in   Overseen
Age                  Currently Overseen by Trustee            the Trust  by Trustee

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                                                                As of December 31,
                                                                       2004

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

John V. Murphy,      Chairman, Chief Executive Officer and    None       Over
President and        director (since June 2001) and                      $100,000
Trustee since 2001   President (since September 2000) of the
Age: 55              Manager; President and a director or
                     trustee of other Oppenheimer funds;
                     President and a director (since July
                     2001) of Oppenheimer Acquisition Corp.
                     (the Manager's parent holding company)
                     and of Oppenheimer Partnership
                     Holdings, Inc. (a holding company
                     subsidiary of the Manager); a director
                     (since November 2001) of
                     OppenheimerFunds Distributor, Inc. (a
                     subsidiary of the Manager); Chairman
                     and a director (since July 2001) of
                     Shareholder Services, Inc. and of
                     Shareholder Financial Services, Inc.
                     (transfer agent subsidiaries of the
                     Manager); President and a director
                     (since July 2001) of OppenheimerFunds
                     Legacy Program (a charitable trust
                     program established by the Manager); a
                     director of the following investment
                     advisory subsidiaries of the Manager:
                     OFI Institutional Asset Management,
                     Inc., Centennial Asset Management
                     Corporation, Trinity Investment
                     Management Corporation and Tremont
                     Capital Management, Inc. (since
                     November 2001), HarbourView Asset
                     Management Corporation and OFI Private
                     Investments, Inc. (since July 2001);
                     President (since November 1, 2001) and
                     a director (since July 2001) of
                     Oppenheimer Real Asset Management,
                     Inc.; Executive Vice President (since
                     February 1997) of Massachusetts Mutual
                     Life Insurance Company (the Manager's
                     parent company); a director (since June
                     1995) of DLB Acquisition Corporation (a
                     holding company that owns the shares of
                     Babson Capital Management LLC); a
                     member of the Investment Company
                     Institute's Board of Governors (elected
                     to serve from October 3, 2003 through
                     September 30, 2006). Formerly, Chief
                     Operating Officer (September 2000-June
                     2001) of the Manager; President and
                     trustee (November 1999-November 2001)
                     of MML Series Investment Fund and
                     MassMutual Select Funds (open-end
                     investment companies); a director
                     (September 1999-August 2000) of C.M.
                     Life Insurance Company; President,
                     Chief Executive Officer and director
                     (September 1999-August 2000) of MML Bay
                     State Life Insurance Company; a
                     director (June 1989-June 1998) of
                     Emerald Isle Bancorp and Hibernia
                     Savings Bank (a wholly-owned subsidiary
                     of Emerald Isle Bancorp). Oversees 62
                     portfolios as Trustee/Director and 20
                     additional portfolios as Officer in the
                     OppenheimerFunds complex.

-------------------------------------------------------------------------------------

      The address of the officers in the chart below is as follows: for
Messrs. Bhaman, Ferreira, Gillespie, Gord, Kourkoulakos, Leavy, Manioudakis,
Miao, Monoyios, Moon, O'Hare, Reinganum, Steinmetz, Wilby, Zack and
Zavanelli, and Mss. Bloomberg and Putnam, Two World Financial Center, 225
Liberty Street, New York, NY 10281-1008, for Messrs. Vandehey, Petersen,
Vottiero, Weiss and Wixted and Mss. Ives and Wolf, 6803 S. Tucson Way,
Centennial, CO 80112-3924. Each Officer serves for an annual term or until his or her earlier resignation, death or removal.

-------------------------------------------------------------------------------------

                               Officers of the Trust

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Name,                      Principal Occupation(s) During Past 5 Years
Position(s) Held with
Trust
Length of Service,
Age

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Rajeev Bhaman,             Vice President of the Manager since January 1997; an
Vice President and         officer of 2 portfolios in the OppenheimerFunds complex;
Portfolio Manager since    formerly Assistant Vice President of the Manager (March
2004                       1996 - January 1997).
Age: 41

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Antulio Bomfim,            Vice President of the Manager since 2003. Formerly,
Vice President and         Senior Economist with the Board of Governors of the
Portfolio Manager since    Federal Reserve System since 1992.
2003
Age: 37

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Geoffrey Caan,             Vice President of the Manager since August 2003.
Vice President and         Formerly Vice President of ABN AMRO NA, Inc. (June 2002
Portfolio Manager since    - August 2003); Vice President of Zurich Scudder
2003                       Investments (January 1999 - June 2002).
Age: 35

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Emmanuel Ferreira,         Vice President of the Manager since January 2003. An
Vice President and         officer of 5 portfolios in the OppenheimerFunds complex.
Portfolio Manager since    Formerly, Portfolio Manager at Lashire Investments (July
2003                       1999-December 2002).
Age: 37

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Benjamin J. Gord,          Vice President of the Manager (since April 2002), of
Vice President and         HarbourView Asset Management Corporation (since April
Portfolio Manager since    2002) and of OFI Institutional Asset Management, Inc.
2003                       (as of June 2002); an officer of 1 portfolio in the
Age: 42                    OppenheimerFunds complex. Formerly an executive director
                           and senior fixed income analyst at Miller Anderson &
                           Sherrerd, a division of Morgan Stanley Investment
                           Management (April 1992-March 2002).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Dimitrios Kourkoulakos,    Vice President of the Manager since December 2001; an
Vice President and         officer of 3 portfolios in the OppenheimerFunds complex;
Portfolio Manager since    formerly a High Yield Analyst (1998 - 2001) and a
2002                       Securities Analyst (1995 - 1998) of the Manager.
Age: 38

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Christopher Leavy,         Senior Vice President of the Manager since September
Vice President and         2000; an officer of 8 portfolios in the OppenheimerFunds
Portfolio Manager since    complex. Formerly a portfolio manager of Morgan Stanley
2002                       Dean Witter Investment Management (1997 - September
Age: 34                    2000).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Angelo Manioudakis,        Senior Vice President of the Manager (since April 2002),
Vice President and         of HarbourView Asset Management Corporation (since
Portfolio Manager since    April, 2002 and of OFI Institutional Asset Management,
2002                       Inc. (since June 2002); an officer of 16 portfolios in
Age: 38                    the OppenheimerFunds complex. Formerly Executive
                           Director and portfolio manager for Miller, Anderson &
                           Sherrerd, a division of Morgan Stanley Investment
                           Management (August 1993-April 2002).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Nikolaos D. Monoyios,      Senior Vice President of the Manager since October 2003;
Vice President and         a Certified Financial Analyst. Formerly Vice President
Portfolio Manager since    of the Manager (April 1998-September 2003). An officer
1999                       of 6 portfolios in the OppenheimerFunds complex.
Age: 55

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Charles Moon,              Vice President of the Manager (since April 2002, of
Vice President and         HarbourView Asset Management Corporation (since April
Portfolio Manager since    2002) and of OFI Institutional Asset Management, Inc.
2003                       (since June 2002); an officer of 1 portfolio in the
Age: 38                    OppenheimerFunds complex. Formerly executive director
                           and portfolio manager at Miller Anderson & Sherrerd, a
                           division of Morgan Stanley Investment Management (June
                           1999-March 2002); Vice President of Citicorp Securities
                           Inc. (June 1993-May 1999).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

John O'Hare,               Vice President of the Manager since September 2003; an
Vice President and         officer of 2 portfolios in the OppenheimerFunds complex.
Portfolio Manager since    Formerly Executive Vice President and Portfolio Manager
2003                       (June 2000 - August 2003) and Portfolio Manager and
Age: 46                    Senior Vice President (August 1997 - June 2000) at
                           Geneva Capital Management, Ltd. (an investment advisor).
                           Mr. O'Hare holds a BBA in Finance and Economics from the
                           University of Wisconsin and is a Chartered Financial
                           Analyst.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Jane Putnam,               Vice President of the Manager since October 1995; an
Vice President and         officer of 2 portfolios in the OppenheimerFunds complex.
Portfolio Manager since
1994
Age: 44

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Dr. Marc Reinganum, Vice   Vice President of the Manager since September 2002; a
President and Portfolio    Director of Quantitative Research and Portfolio
Manager since 2003         Strategist for Equities; an officer of 3 portfolios in
Age: 51                    the OppenheimerFunds complex. Formerly the Mary Jo
                           Vaughn Rauscher Chair in Financial Investments at
                           Southern Methodist University since 1995. At Southern
                           Methodist University he also served as the Director of
                           the Finance Institute, Chairman of the Finance
                           Department, President of the Faculty at the Cox School
                           of Business and member of the Board of Trustee
                           Investment Committee.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Arthur P. Steinmetz,       Senior Vice President of the Manager (since March 1993)
Vice President and         and of HarbourView Asset Management Corporation (since
Portfolio Manager since    March 2000); an officer of 4 portfolios in the
1993                       OppenheimerFunds complex.
Age: 46

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Barry D. Weiss,            Vice President of OppenheimerFunds, Inc. (since July
Vice President and         2001) and of HarbourView Asset Management Corporation
Portfolio Manager since    (since June 2003); an officer of 6 portfolios in the
2001                       OppenheimerFunds complex. Formerly Assistant Vice
Age: 40                    President and Senior Credit Analyst of the Manager
                           (February 2000-June 2001). Prior to joining the Manager
                           in February 2000, he was Associate Director, Structured
                           Finance, Fitch IBCA Inc. (April 1998 - February 2000).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

William L. Wilby,          Senior Vice President (since July 1994) and Senior
Vice President and         Investment Officer, Director of Equities (since July
Portfolio Manager since    2004) of the Manager. Formerly, Senior Investment
1995                       Officer, Director of International Equities of the
Age: 60                    Manager (May 2000-July 2004) and Senior Vice President
                           of HarbourView Asset Management Corporation (May
                           1999-November 2001). An officer of 2 portfolios in the
                           OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Carol E. Wolf,             Senior Vice President of OppenheimerFunds, Inc. (since
Vice President and         June 2000) and of HarbourView Asset Management
Portfolio Manager since    Corporation (since 6/39/03); an officer of 6 portfolios
1998                       in the OppenheimerFunds complex. Formerly Vice President
Age: 53                    of OppenheimerFunds, Inc. (June 1990 - June 2000).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Mark Zavanelli,            Vice President of the Manager since November 2000; a
Vice President and         Chartered Financial Analyst; an officer of 3 portfolios
Portfolio Manager since    in the OppenheimerFunds complex. Prior to joining the
2001                       Manager in May 1998 he was President of Waterside
Age: 34                    Capital Management, a registered investment advisor
                           (August 1995 - April 1998).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Mark S. Vandehey,          Senior Vice President and Chief Compliance Officer
Vice President and Chief   (since March 2004) of the Manager; Vice President (since
Compliance Officer since   June 1983) of OppenheimerFunds Distributor, Inc.,
2004                       Centennial Asset Management Corporation and Shareholder
Age: 54                    Services, Inc. Formerly (until February 2004) Vice
                           President and Director of Internal Audit of the Manager.
                           An officer of 82 portfolios in the Oppenheimer funds
                           complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian W. Wixted,           Senior Vice President and Treasurer (since March 1999)
Treasurer since 1999       of the Manager; Treasurer of HarbourView Asset
Age: 45                    Management Corporation, Shareholder Financial Services,
                           Inc., Shareholder Services, Inc., Oppenheimer Real Asset
                           Management Corporation, and Oppenheimer Partnership
                           Holdings, Inc. (since March 1999), of OFI Private
                           Investments, Inc. (since March 2000), of
                           OppenheimerFunds International Ltd. and OppenheimerFunds
                           plc (since May 2000), of OFI Institutional Asset
                           Management, Inc. (since November 2000), and of
                           OppenheimerFunds Legacy Program (a Colorado non-profit
                           corporation) (since June 2003); Treasurer and Chief
                           Financial Officer (since May 2000) of OFI Trust Company
                           (a trust company subsidiary of the Manager); Assistant
                           Treasurer (since March 1999) of Oppenheimer Acquisition
                           Corp. Formerly Assistant Treasurer of Centennial Asset
                           Management Corporation (March 1999-October 2003) and
                           OppenheimerFunds Legacy Program (April 2000-June 2003);
                           Principal and Chief Operating Officer (March 1995-March
                           1999) at Bankers Trust Company-Mutual Fund Services
                           Division. An officer of 82 portfolios in the
                           OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian Petersen,            Assistant Vice President of the Manager since August
Assistant Treasurer since  2002; formerly Manager/Financial Product Accounting
2004                       (November 1998-July 2002) of the Manager. An officer of
Age: 34                    82 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Philip Vottiero,           Vice President/Fund Accounting of the Manager since
Assistant Treasurer since  March 2002. Formerly Vice President/Corporate Accounting
2002                       of the Manager (July 1999-March 2002) prior to which he
Age: 41                    was Chief Financial Officer at Sovlink Corporation
                           (April 1996-June 1999). An officer of 82 portfolios in
                           the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Zack,            Executive Vice President (since January 2004) and
Vice President &           General Counsel (since February 2002) of the Manager;
Secretary                  General Counsel and a director (since November 2001) of
since 2001                 the Distributor; General Counsel (since November 2001)
Age: 56                    of Centennial Asset Management Corporation; Senior Vice
                           President and General Counsel (since November 2001) of
                           HarbourView Asset Management Corporation; Secretary and
                           General Counsel (since November 2001) of Oppenheimer
                           Acquisition Corp.; Assistant Secretary and a director
                           (since October 1997) of OppenheimerFunds International
                           Ltd. and OppenheimerFunds plc; Vice President and a
                           director (since November 2001) of Oppenheimer
                           Partnership Holdings, Inc.; a director (since November
                           2001) of Oppenheimer Real Asset Management, Inc.; Senior
                           Vice President, General Counsel and a director (since
                           November 2001) of Shareholder Financial Services, Inc.,
                           Shareholder Services, Inc., OFI Private Investments,
                           Inc. and OFI Trust Company; Vice President (since
                           November 2001) of OppenheimerFunds Legacy Program;
                           Senior Vice President and General Counsel (since
                           November 2001) of OFI Institutional Asset Management,
                           Inc.; a director (since June 2003) of OppenheimerFunds
                           (Asia) Limited. Formerly Senior Vice President (May
                           1985-December 2003), Acting General Counsel (November
                           2001-February 2002) and Associate General Counsel (May
                           1981-October 2001) of the Manager; Assistant Secretary
                           of Shareholder Services, Inc. (May 1985-November 2001),
                           Shareholder Financial Services, Inc. (November
                           1989-November 2001); and OppenheimerFunds International
                           Ltd. (October 1997-November 2001). An officer of 82
                           portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kathleen T. Ives,          Vice President (since June 1998) and Senior Counsel and
Assistant Secretary since  Assistant Secretary (since October 2003) of the Manager;
2001                       Vice President (since 1999) and Assistant Secretary
Age: 39                    (since October 2003) of the Distributor; Assistant
                           Secretary (since October 2003) of Centennial Asset
                           Management Corporation; Vice President and Assistant
                           Secretary (since 1999) of Shareholder Services, Inc.;
                           Assistant Secretary (since December 2001) of
                           OppenheimerFunds Legacy Program and of Shareholder
                           Financial Services, Inc.. Formerly an Assistant Counsel
                           (August 1994-October 2003) and Assistant Vice President
                           of the Manager (August 1997-June 1998). An officer of 82
                           portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Lisa I. Bloomberg,         Vice President and Associate Counsel of the Manager
Assistant Secretary since  since May 2004; formerly First Vice President and
2004                       Associate General Counsel of UBS Financial Services Inc.
Age: 37                    (formerly, PaineWebber Incorporated) (May 1999 - April
                           2004) prior to which she was an Associate at Skadden,
                           Arps, Slate, Meagher & Flom, LLP (September 1996 - April
                           1999). An officer of 82 portfolios in the
                           OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Phillip S. Gillespie,      Senior Vice President and Deputy General Counsel of the
Assistant Secretary since  Manager since September 2004. Formerly Mr. Gillespie
2004                       held the following positions at Merrill Lynch Investment
Age: 41                    Management: First Vice President (2001-September 2004);
                           Director (from 2000) and Vice President (1998-2000). An
                           officer of 82 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Wayne Miao,                Assistant Vice President and Assistant Counsel of the
Assistant Secretary since  Manager since June 2004. Formerly an Associate with
2004                       Sidley Austin Brown & Wood LLP (September 1999 - May
Age: 32                    2004). An officer of 82 portfolios in the
                           OppenheimerFunds complex.

-------------------------------------------------------------------------------------

|X|   Remuneration of Trustees. The officers of the Funds and Mr. Murphy (who is an officer and Trustee of the Funds) are affiliated with the Manager and receive no salary or fee from the Funds. The Independent Trustees of the
Trust received the compensation shown below with respect to
the Funds' fiscal year ended December 31, 2004. The compensation from the
Trust and the total compensation from the Trust and fund complex represent compensation received for serving as a director or trustee and member of a committee (if applicable) of the boards of those funds during the calendar year ended December 31, 2004.

-------------------------------------------------------------------------------

Trustee Name and Other              Aggregate         Total Compensation
Position(s) with the Trust          Compensation      From Trust and Fund
                                    from              Complex Paid to
Position(s) (as applicable)         Trust 1           Trustees*

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

William L. Armstrong                      $35,842               $178,000
Chairman of the Board and
Governance Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Robert G. Avis                            $23,861               $118,500
Review Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

George C. Bowen                           $23,861               $118,500
Audit Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Edward L. Cameron                         $27,385               $136,000
Audit Committee Chairman

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Jon S. Fossel                             $27,385               $136,000
Review Committee Chairman

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Sam Freedman                              $23,861               $118,500
Review Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Beverly Hamilton 2
Review Committee Member and              $23,3583              $152,3554
Governance Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Robert J. Malone 2
Governance Committee Chairman and        $24,5103               $121,726
Audit Committee Member

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

F. William Marshall, Jr.
Audit Committee Member and                $23,861              $167,5005
Governance Committee Member

-------------------------------------------------------------------------------

               1.  Aggregate  Compensation  from Fund includes fees and deferred compensation, if any, for a Trustee.

               2.  Compensation for Mrs. Hamilton and Mr. Malone was paid by all the Board II Funds,  with the  exception  of  Oppenheimer  Senior
               Floating  Rate  Fund for  which  they  currently  do not serve as
               Trustees (a total of 37 Oppenheimer  funds at December 31, 2004).
               Mrs.  Hamilton  and Mr.  Malone  elected  to defer  100% of their compensation under the Deferred Compensation Plan.

               3. Includes $2,305 deferred for Mrs.  Hamilton and $2,418 for Mr.
               Malone under the Deferred Compensation Plan.

               4. Includes $36,354  compensation for serving as a trustee by two open-end investment companies  (MassMutual Select Funds (formerly
               MassMutual  Institutional  Funds) and MML Series Investment Fund)
               the investment  adviser for which is the indirect  parent company of the Fund's Manager. The Manager also serves as the Sub-Advisor to the MassMutual Premier  International  Equity Fund, formerly a series of MassMutual  Select Funds.  Mrs.  Hamilton  retired as a
               Trustee of MassMutual Select Funds and MML Series Investment Fund
               in May 2004.

               5. Includes $49,000  compensation for serving as a trustee by two open-end investment companies  (MassMutual Select Funds (formerly
               MassMutual  Institutional  Funds) and MML Series Investment Fund)
               the investment  adviser for which is the indirect  parent company of the Fund's Manager. The Manager also serves as the Sub-Advisor to the MassMutual Premier  International  Equity Fund, formerly a series of MassMutual Select Funds.

*For purposes of this section only, "Fund Complex" includes the Oppenheimer funds, MassMutual Premier Funds and MML Series Investment Fund in accordance with the instructions for Form N-1A. The Manager does not consider MassMutual
Select Funds and MML Series Investment Fund to be part of the
OppenheimerFunds "Fund Complex" as that term may be otherwise interpreted.

      |X|   Deferred Compensation Plan For Trustees. The Board of Trustees
has adopted a Deferred Compensation Plan for Independent Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Funds. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the
Trustee. The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

Deferral of Trustee's fees under the plan will not materially affect the
Funds' assets, liabilities and net income per share. The plan will not obligate the Funds to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the SEC, the Funds may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

|X|   Major Shareholders. As of March 31, 2005, the only entities owning of record or known by the management of the Trust to be beneficial of record owners of 5% or more of the outstanding shares of any Fund were the Manager and the following insurance companies and their respective affiliates, such shares were held as shown in Appendix D:

(i)   Allianz Life Insurance Company of North America ("Allianz"),
      Minneapolis, MN;
(ii)  Allmerica Financial Life Insurance and Annuity Company ("Allmerica"),
      Worcester, MA;
(iii) Allstate Financial Advisors ("Allstate Financial"), Lincoln, NE;
(iv)  Allstate Life Insurance Company of New York ("Allstate NY"), Vernon
      Hills, IL;
(v)   Allstate Life Insurance Company ("Allstate"), Vernon Hills, IL;
(vi)  American Enterprise Life Insurance Company ("American Enterprise"),
      Minneapolis, MN;
(vii) American General Annuity Insurance Company ("American General"),
      Houston, TX;
(viii)Cuna Mutual Life Insurance Company ("CUNA"), Waverly, IA;
(ix)  First Security Benefit Life Insurance and Annuity Company of New York
      ("Security Benefit"), White Plains, NY;
(x)   GE Life and Annuity Assurance Company ("GE"), Richmond, VA;
(xi)  IDS Life Insurance Company ("IDS Life"), Minneapolis, MN;
(xii) ING Life Insurance and Annuity Company ("ING"), Hartford, CT;
(xiii) Kemper Investors Life Insurance Company ("Kemper"), Schaumburg,
      IL;
(xiv) Lincoln Benefit Life Company ("Lincoln"), Lincoln, NE;
(xv)  Mass Mutual Life Insurance Company ("MassMutual"), Springfield, MA;
(xvi) Merrill Lynch, Pierce, Fenner, & Smith, Inc. ("Merrill Lynch"),
      Jacksonville, FL;
(xvii) Minnesota Life Insurance Company ("Minnesota"), St. Paul, MN;
(xviii)Mony Life Insurance Company of America ("Mony"), New York, NY;
(xix) Nationwide Life Insurance Company ("Nationwide"), Columbus, OH;
(xx)  Protective Life Insurance Company ("Protective"), Birmingham, AL;
(xxi) Sage Life Assurance of America ("Sage"), Wethersfield, CT;
(xxii)Sun Life Assurance Company of Canada (U.S.) ("Sun Life"),
      Wellesley Hills, MA; and
(xxiii)The Travelers Insurance Company ("Travelers"), Hartford, CT. Such
      shares were held as shown in Appendix D.

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services organization.

      |X|   Code of Ethics. The Funds (except Money Fund/VA), the Manager and the Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers that would compete with or take advantage of the Funds' portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Funds and other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Funds, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

      The Code of Ethics is an exhibit to the Funds' registration statement filed with the SEC and can be reviewed and copied at the SEC's Public
Reference Room in Washington, D.C. You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at
1.202.942.8090. The Code of Ethics can also be viewed as part of the Funds'
registration statement on the SEC's EDGAR database at the SEC's Internet website at www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address:
publicinfo@sec.gov or by writing to the SEC's Public Reference Section,
Washington, D.C. 20549-0102.

|X|   Portfolio Proxy Voting. The Funds (except Money Fund/VA) have adopted
Portfolio Proxy Voting Policies and Procedures under which the Funds votes proxies relating to securities ("portfolio proxies") held by the Funds. The
Funds' primary consideration in voting portfolio proxies are the financial interests of the Funds and their shareholders. The Funds have retained an unaffiliated third-party as its agent to vote portfolio proxies in accordance with the Funds' Portfolio Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Proxy Voting Guidelines include provisions to address conflicts of interest that may arise between the Funds and the
Manager where a directly-controlled affiliate of the Manager manages or administers the assets of a pension plan of a company soliciting the proxy.
The Funds' Portfolio Proxy Voting Guidelines on routine and non-routine proxy proposals are summarized below.

               o  The  Funds  vote  with  the  recommendation  of  the  issuer's management on routine  matters,  including  election of directors nominated by  management  and  ratification  of auditors,  unless circumstances indicate otherwise.

               o In  general,  the  Funds  oppose  anti-takeover  proposals  and supports elimination of anti-takeover  proposals,  absent unusual circumstances.

               o  The  Funds   support   shareholder   proposals   to  reduce  a
               super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.

               o The Funds oppose proposals to classify the board of directors.

               o The Funds support proposals to eliminate cumulative voting.

               o The Funds oppose re-pricing of stock options.

               o The Funds generally consider executive  compensation  questions such as  stock  option  plans  and  bonus  plans  to be  ordinary business activity.  The Funds analyze stock option plans,  paying particular  attention to their dilutive  effect.  While the Funds generally support management proposals, the Fund opposes plans it considers to be excessive.

      The Funds are required to file new Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Funds' Form N-PX filing will be available (i) without charge, upon request, by calling the Funds toll-free at 1.800.225.5677 and (ii) on the SEC's website at www.sec.gov.

|X|   The Investment Advisory Agreements.  The Manager provides investment advisory and management services to each Fund under an investment advisory agreement between the Manager and the Trust for each Fund. The Manager selects securities for the Funds' portfolios and handles their day-to-day business. The portfolio managers of the Funds are employed by the Manager and are the persons who are principally responsible for the day-to-day management of the Funds' portfolios. Other members of the Manager's Teams provide the portfolio managers with counsel and support in managing the Funds'
portfolios. Similarly, other members of the Manager's Fixed Income Portfolio
Department, particularly portfolio analysts, traders and other portfolio managers having broad experience with domestic and international government and fixed-income securities, provide the portfolio managers of the High
Income Fund/VA, Core Bond Fund/VA and Strategic Bond Fund/VA with support in managing the portfolios of those Funds.

      The agreements require the Manager, at its expense, to provide the
Funds with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the
Funds. Those responsibilities include the compilation and maintenance of records with respect to operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Funds.

    The Funds pay expenses not expressly assumed by the Manager under the advisory agreements, or by the Distributor under the General Distributor's
Agreements for Service shares. The advisory agreement lists examples of expenses paid by the Funds. The major categories relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Funds to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of each of the Funds as a whole. Prior to May 1, 1999, the advisory agreement for Aggressive Growth Fund/VA did not include a breakpoint above $800 million. Whenever more than one class of shares is issued, the fees are allocated to each class of shares based upon the relative proportion of a
Fund's net assets represented by that class.

    The Agreements contain no expense limitation. However, from January 1,
2002 to December 17, 2002, the Manager had undertaken to voluntarily reduce the management fee of Strategic Bond Fund/VA, if the relative performance of that Fund was at or below the following criteria. If the trailing 12-month performance of Strategic Bond Fund/VA at the end of any calendar quarter were ranked by Lipper, Inc. ("Lipper") in the fifth quintile of the Lipper peer group for that Fund (funds dedicated to variable insurance products in
Lipper's general bond funds category), the Manager had undertaken to reduce the management fee for that Fund by 0.10% for the following fiscal quarter and for each quarter thereafter until its performance improved, and if ranked in the fourth quintile of that peer group, the Manager had undertaken to reduce the management fee by 0.05% for the following fiscal quarter and for each quarter thereafter until its performance improved.

------------------------------------------------------------------------------

            Management Fees for the Fiscal Year Ended December 31

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Fund                             2002             2003             2004

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Aggressive Growth Fund/VA     $8,292,465       $7,110,272       $7,692,943

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Balanced Fund/VA              $3,758,161       $3,526,680       $4,101,747

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Capital Appreciation          $10,670,415      $9,930,998       $12,193,670
Fund/VA

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Core Bond Fund/VA             $4,896,856       $4,954,407       $4,013,043

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Global Securities Fund/VA     $11,712,612      $12,206,333      $18,297,753

------------------------------------------------------------------------------
------------------------------------------------------------------------------

High Income Fund/VA           $2,518,441       $3,196,862       $4,058,869

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Main Street Fund(R)/VA          $7,045,796       $7,442,344       $9,708,725

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Main Street Small Cap          $170,358         $338,340        $1,070,988
Fund(R)/VA

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Money Fund/VA                 $1,738,866       $1,424,167        $982,603

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Strategic Bond Fund/VA        $2,771,6432      $3,673,166       $5,203,309

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Value Fund/VA                    N/A1            $23,894          $25,294

------------------------------------------------------------------------------

1.    Shares of Value Fund/VA were not offered for sale during the periods shown.
2.    The Manager voluntarily reimbursed $ 44,031 in management fees under the expense limitation described above. Management fees are shown in the table before reimbursement.

      The investment advisory agreements state that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss sustained by the
Funds resulting from a good faith error or omission on its part with respect to any of its duties under the agreement with regard to an investment, the adoption of any investment policy, or the purchase, sale or retention of any security.

      The agreements permit the Manager to act as investment advisor for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general distributor. If the Manager shall no longer act as investment advisor to a Fund, the Manager may withdraw the right of that Fund to use the name "Oppenheimer" as part of its name.

|X|   Annual Approval of Investment Advisory Agreements. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement for each Fund. The
Investment Company Act requires that the Board request and evaluate and the
Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement. The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Funds pay with respect to Service shares. These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement. Among other factors, the
Board considered:

o     The nature, cost, and quality of the services provided to the Funds and their shareholders;

o     The profitability of the Funds to the Manager;

o     The investment performance of the Funds in comparison to regular market indices

o     Economies of scale that may be available to the Funds from the Manager;

o     Fees paid by other mutual funds for similar services;

o     The value and quality of any other benefits or services received by the
      Funds from their relationship with the Manager, and

o     The direct and indirect benefits the Manager received from its relationship with the Funds. These included services provided by the Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the
      Securities Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Funds.
The Board also considered that maintaining the financial viability of the
Manager is important so that the Manager will be able to continue to provide quality services to the Funds and their shareholders in adverse times. The
Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

      These matters were also considered by the Independent Trustees, meeting separately from the full Board with experienced counsel to the Funds and experienced counsel to the Independent Trustees who assisted the Board in its deliberations. The Funds' counsel and the Independent Trustees' counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      After careful deliberation, the Board, including the Independent
Trustees concluded that it was in the best interest of shareholders to continue the investment advisory agreement for another year. In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.
The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Portfolio Managers. Each Fund's portfolio is managed by the following:

Fund Name                  Portfolio Manager(s)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Aggressive Growth Fund/VA  John O'Hare

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Balanced Fund/VA           Emmanuel Ferreira, Christopher Leavy, Angelo
                           Manioudakis, Antulio Bomfim, Geoffrey Caan,
                           Benjamin J. Gord and Charles Moon

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Capital Appreciation       Jane Putnam
Fund/VA

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Core Bond Fund/VA          Angelo Manioudakis, Antulio Bomfim, Geoffrey Caan,
                           Benjamin J. Gord and Charles Moon

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Global Securities Fund/VA  William L. Wilby and Rajeev Bhaman

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

High Income Fund/VA        Dimitrios Kourkoulakos

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Main Street Fund(R)/VA       Nikolaos D. Monoyios and Marc Reinganum

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Main Street Small Cap      Nikolaos D. Monoyios and Mark Zavanelli
Fund(R)/VA

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Money Fund/VA              Barry D. Weiss and Carol E. Wolf

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Strategic Bond Fund/VA     Arthur P. Steinmetz

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Value Fund/VA              Christopher Leavy

-------------------------------------------------------------------------------

      Each of the above individuals is referred to as "Portfolio Manager" and collectively they are referred to as the "Portfolio Managers". They are the persons who are responsible for the day-to-day management of each Fund's respective investments.

|X|   Other Accounts Managed. In addition to managing the Fund's investment portfolio, Messrs. O'Hare, Ferreira, Leavy, Manioudakis, Bomfim, Caan, Gord,
Moon, Wilby, Bhaman, Kourkoulakos, Monoyios, Reinganum, Zavanelli, Weiss and
Steinmetz and Mses. Putnam and Wolf or each Portfolio Manager also manages other investment portfolios and other accounts, all of them on behalf of the
Manager or its affiliates. The following table provides information regarding those portfolios and accounts as of December 31, 2004, regarding the other portfolios and accounts managed by a Portfolio Manager. Except for on registered investment company managed by Messrs. Wilby and Bhaman no portfolio or account has a performance-base advisory fee:

                                                Total Assets    Other       Total Assets               Total
                                Registered     in Registered    Pooled      in Other Pooled            Assets in
                                Investment      Investment     Investment   Investment       Other     Other
Fund Name and                   Companies      Companies        Vehicles    Vehicles         Accounts  Accounts
Portfolio Managers              Managed        Managed         Managed      Managed*         Managed   Managed*

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Aggressive Growth Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

John O'Hare                   2                $2,315.1        None            $0          None         $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Balanced Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Emmanuel Ferreira             4                $3,345          None            $0          None         $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Christopher Leavy            14                $7,195.1         1             $18.8        None         $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Angelo Manioudakis           16                $8,911.4         5            $152.9        1           $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Antulio Bomfim               16                $8,911.4         5            $152.9       1            $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Geoffrey Caan                16                $8,911.4         5           $152.9       1             $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Benjamin J. Gord             16                $8,911.4         5           $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Charles Moon                 16                $8,911.4         5           $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Capital Appreciation
Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Jane Putnam                   6             $13,591,300**      1            $8,307**    None             $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Core Bond Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Angelo Manioudakis           16             $8,911.4          5             $152.9       1             $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Antulio Bomfim               16             $8,911.4          5             $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Geoffrey Caan                16             $8,911.4          5             $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Benjamin J. Gord             16      $8,911.4                 5             $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Charles Moon                 16      $8,911.4                 5             $152.9       1              $38.8

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

High Income Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Dimitrios Kourkoulakos        3      $4,065.7                None       $0                None           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Fund(R)/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Nikolaos D. Monoyios         11      $2,415.7                 1       $16.2                None         $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Marc Reinganum                8      $2,358.6                None       $0                 None         $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Small Cap
Fund(R)/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Nikolaos D. Monoyios         11      $2,415.7                1       $16.2                    None     $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Mark Zavanelli                3      $3,925.7                None       $0                     None     $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Money Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Barry D. Weiss                6     $25,072.9               None       $0                      None     $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Carol E. Wolf                 6     $25,072.9               None       $0                      None     $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Strategic Bond Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Arthur P. Steinmetz           6     $10,131.2                 3       $48.8                     4    $1,140.9

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Value Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Christopher Leavy            14      $7,195.1                 1       $18.8                    None     $0
*In millions.
**In thousands.

Fund Name and                    Registered Investment    Other Pooled
Portfolio Managers                    Companies      Investment Vehicles    Other Accounts

      Global Securities Fund/VA

      ------------------------------------------------------------------------

      William L. Wilby

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------

      Accounts Managed                 15              1                        None

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------

      Total Assets Managed*         $19,335.9        $19.6                      $0

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------

      Accounts with                     1             None                     None
      Performance-Based
      Advisory Fees

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------

      Total Assets in Accounts       $189.2            $0                      $0
      with Performance-Based
      Advisory Fees*

      ------------------------------------------------------------------------

      Rajeev Bhaman

      ------------------------------------------------------------------------

      Accounts Managed                 15              2                     None

      ------------------------------------------------------------------------

      Total Assets Managed*         $19,335.9        $71.1                   $0

      ------------------------------------------------------------------------

      Accounts with
      Performance-Based
      Advisory Fees                     1             None                  None

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------

      Total Assets in Accounts       $189.2            $0                  $0
      with Performance-Based
      Advisory Fees*

      ------------------------------------------------------------------------

*In millions.

      As indicated above, each of the Portfolio Managers also manages other funds and accounts. Potentially, at times, those responsibilities could conflict with the interests of the Funds. That may occur whether the investment strategies of the other funds or accounts are the same as, or different from, the Funds' investment objectives and strategies. For example, a Portfolio Manager may need to allocate investment opportunities between a
Fund and another fund or account having similar objectives or strategies, or a Portfolio Manager may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by a Fund. Not all funds and accounts advised by the Manager have the same management fee. If the management fee structure of another fund or account is more advantageous to the Manager than the fee structure of a Fund, the
Manager could have an incentive to favor the other fund or account. However, the Manager's compliance procedures and Code of Ethics recognize the
Manager's fiduciary obligations to treat all of its clients, including the
Funds, fairly and equitably, and are designed to preclude the Portfolio
Managers from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so. At various times, the Funds' Portfolio Managers may manage other funds or accounts with investment objectives and strategies that are similar to those of the Funds, or may manage funds or accounts with investment objectives and strategies that are different from those of the
Funds.

|X|   Compensation of the Portfolio Managers. The Funds' Portfolio Managers
are employed and compensated by the Manager, not the Fund. Under the
Manager's compensation program for its portfolio managers and portfolio analysts, their compensation is based primarily on the investment performance results of the funds and accounts they manage, rather than on the financial success of the Manager. This is intended to align the portfolio managers and analysts' interests with the success of the funds and accounts and their shareholders. The Manager's compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. As of
December 31, 2004, each Portfolio Managers' compensation consisted of three elements: a base salary, an annual discretionary bonus and eligibility to participate in long-term awards of options and appreciation rights in regard to the common stock of the Manager's holding company parent. Senior portfolio managers may also be eligible to participate in the Manager's deferred compensation plan.

      To help the Manager attract and retain talent, the base pay component of each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions.
The annual discretionary bonus is determined by senior management of the
Manager and is based on a number of factors, including a fund's pre-tax performance for periods of up to five years, measured against, an appropriate
Lipper benchmark selected by management. The Lipper benchmark with respect to each Fund is as follows:

Fund Name                  Lipper Benchmark

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Aggressive Growth Fund/VA  Lipper Mid-Cap Growth Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Balanced Fund/VA           Lipper Mixed Equity - Balanced Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Capital Appreciation       Lipper U.S. Diversified Equity - Large-Cap Core
Fund/VA                    Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Core Bond Fund/VA          Lipper Short-Intermediate Corporate - Intermediate
                           Investment Grade Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Global Securities Fund/VA  Lipper Global Multi-Cap Growth Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

High Income Fund/VA        Lipper High Current Yield Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Main Street Fund(R)/VA       Lipper U.S. Diversified Equity - Large-Cap Core
                           Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Main Street Small Cap      Lipper U.S. Diversified Equity - Small-Cap Core
Fund(R)/VA                   Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Money Fund/VA              Lipper Money Market Instrument Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Strategic Bond Fund/VA     Lipper Multi-Sector Income Funds

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Value Fund/VA              Lipper U.S. Diversified Equity - Large-Cap Value
                           Funds

-------------------------------------------------------------------------------

      Other factors include management quality (such as style consistency, risk management, sector coverage, team leadership and coaching) and organizational development. The Portfolio Managers' compensation is not based on the total value of the Fund's portfolio assets, although the Fund's investment performance may increase those assets. The compensation structure is also intended to be internally equitable and serve to reduce potential conflicts of interest between the Fund and other funds and accounts managed by the Portfolio Managers. Except for one portfolio managed by Messrs. Wilby and Bhaman, the compensation structure of the other funds and accounts managed by the Portfolio Managers is the same as the compensation structure of the Fund, described above. A portion of the Portfolio Managers'
compensation with regard to that portfolio may, under certain circumstances, include an amount based in part on the amount of the fund`s management fee.

|X|   Ownership of Fund Shares. As of December 31, 2004, the Portfolio
Managers did not beneficially own any shares of the Funds, which are sold only through insurance companies to their contract owners.

Brokerage Policies of the Funds

Brokerage Provisions of the Investment Advisory Agreements. One of the duties of the Manager under the investment advisory agreements is to arrange the portfolio transactions for the Funds. The advisory agreements contain provisions relating to the employment of broker-dealers to effect the Funds'
portfolio transactions. The Manager is authorized by the advisory agreements to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Funds to obtain, at reasonable expense, the
"best execution" of the Funds' portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable security price obtainable. The Manager need not seek competitive commission bidding.
However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Funds as established by its Board of Trustees.

      Under the investment advisory agreements, in choosing brokers to execute portfolio transactions for the Funds, the Manager may select brokers
(other than affiliates) that provide brokerage and/or research services for the Funds and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

      Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the Funds' shares by
(1) directing to that broker or dealer any of the Funds' portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the
Funds' portfolio transactions, that were effected by another broker or dealer
(these latter arrangements are considered to be a type of "step-out"
transaction). In other words, a fund and its investment adviser cannot use the Funds' brokerage for the purpose of rewarding broker-dealers for selling the Funds' shares.

      However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager has adopted procedures
(and the Funds' Board of Trustees has approved those procedures) that permit the Funds to direct portfolio securities transactions to brokers or dealers that also promote or sell shares of the Funds, subject to the "best execution" considerations discussed above. Those procedures are designed to prevent: (1) the Manager's personnel who effect the Funds' portfolio transactions from taking into account a broker's or dealer's promotion or sales of the Funds shares when allocating the Funds' portfolio transactions, and (2) the Funds, the Manager and the Distributor from entering into agreements or understandings under which the Manager directs or is expected to direct the Funds' brokerage directly, or indirectly such as through a
"step-out" arrangement, to any broker or dealer in consideration of that broker's or dealer's promotion or sale of the Funds' shares or the shares of any of the other Oppenheimer funds.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Funds subject to the provisions of the investment advisory agreements and the procedures and rules described above. Generally, the Manager's portfolio traders allocate brokerage based upon recommendations from the
Manager's portfolio managers. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Funds may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Funds ordinarily use the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

      Other funds advised by the Manager have investment policies similar to those of the Funds. Those other funds may purchase or sell the same securities as the Funds at the same time as the Funds, which could affect the supply and price of the securities. If two or more funds advised by the
Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      Most purchases of debt obligations are principal transactions at net prices. This affects a substantial portion of the portfolio transactions of
Money Fund/VA, High Income Fund/VA, Core Bond Fund/VA and Strategic Bond
Fund/VA. Instead of using a broker for those transactions, the Funds normally deal directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers include a spread between the bid and asked prices. The Funds seek to obtain prompt execution of these orders at the most favorable net price.

      The investment advisory agreements permit the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. The investment research received for the commissions of those other accounts may be useful both to one of the Funds and one or more of the Manager's other accounts. Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

      Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

      The research services provided by brokers broaden the scope and supplement the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Funds' portfolio or are being considered for purchase. The
Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

      The (i) total brokerage commissions paid by the Funds (other than Money
Fund/VA, which paid no brokerage commissions), not including spreads or concessions on principal transactions on a net trade basis, for the Funds'
fiscal years ended December 31, 2002, 2003 and 2004; and (ii) for the Funds'
fiscal year ended December 31, 2004, the amount of transactions directed to brokers for research services, and the amount of the commissions paid to broker-dealers for those services, is shown in the chart below:

-----------------------------------------------------------------------------------

                                                         Commissions  Transactions
                           Total Brokerage Commissions       Paid       Directed
                                Paid by the Funds            For          For
                                                          Research 2    Research 2

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Fund                        2002       2003      2004        2004         2004

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Aggressive Growth Fund/VA $1,393,475 $3,477,965 $1,221,917  $110,197   $100,551,439

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Balanced Fund/VA          $478,215   $827,890  $469,058    $47,905    $28,943,354

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Capital Appreciation      $1,335,268 $2,183,642 $2,011,561  $166,712   $123,660,658
Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Core Bond Fund/VA         $389,802   $84,234    $87,671       $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Global Securities Fund/VA $2,699,449 $2,836,950 $2,189,386  $242,077   $113,353,949

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

High Income Fund/VA        $4,865     $2,592    $1,548        $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Fund(R)/VA      $2,349,576 $1,722,472 $2,947,503  $128,377   $171,871,484

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Small Cap     $136,159   $214,694  $838,394    $17,346    $13,807,155
Fund(R)/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Strategic Bond Fund/VA     $61,906   $63,992    $70,285       $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Value Fund/VA               N/A1     $17,817    $8,813       $787       $586,814

-----------------------------------------------------------------------------------

1.    Shares of Value Fund/VA were not offered for sale during the period.
2.    The amount of  transactions  directed to brokers for  research  services and the amount of the  commissions  paid to brokers for those  services are shown in these columns.

Distribution and Service Plans (Service Shares and Class 4 Shares)

The Distributor. Under its General Distributor's Agreement with each Fund,
OppenheimerFunds Distributor, Inc. ("OFDI" or the "Distributor") will act as the principal underwriter for the Funds' Service shares and Class 4 shares only.

      Each Fund has adopted a Distribution and Service Plan under Rule 12b-1 of the Investment Company Act (a "Plan") for its Service shares and Class 4 shares, although as of December 31, 2004, only Global Securities Fund/VA offered Class 4 shares. Each Fund that offers Service shares and/or Class 4 shares will make compensation payments to the Distributor in connection with the distribution and/or servicing of those shares. The Distributor will pay insurance company separate account sponsors and other entities that offer and/or provide services to Service shares and Class 4 shares, as described in the applicable Fund's Prospectus. Each Plan has been approved by a vote of
(i) the Board of Trustees of the Trust, including a majority of the
Independent Trustees, cast in person at a meeting called for the purpose of voting on that Plan, and (ii) the Manager as the then-sole initial holder of such shares.

      Under the Plans, the Funds currently use the fees it receives to pay insurance company separate account sponsors or their affiliates (each is referred to as a "Recipient") for personal services and account maintenance services they provide for their customers who hold Service and Class 4 shares. The services include, among others, answering customer inquiries about the Funds, assisting in establishing and maintaining accounts in the
Funds, and providing other services at the request of a Fund.

      Under the Plans, no payment will be made to any Recipient in any quarter if the aggregate net assets of a Fund's Service and Class 4 shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be determined from time to time by a majority of the
Trust's Independent Trustees. The Plans provide for a fee of 0.25% of average annual net assets (although the Board of Trustees had set the fee at 0.15% of average net assets for all series prior to May 1, 2003). As of December 31,
2004, the Board had set no minimum asset amount. For the fiscal year ended
December 31, 2004, all payments made under the Service share Plan were paid by the Distributor, to Recipients (including Recipients affiliated with the
Manager).

      The Service shares class payments during the fiscal year ended December
31, 2004, for all Funds having Service shares outstanding as of that date, were as follows:

--------------------------------------------------------------------------

                    Fund                       Service Plan Payments by
                                                         OFDI

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Aggressive Growth Fund/VA                   $43,863
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Balanced Fund/VA Service Shares             $99,391

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Capital Appreciation Fund/VA               $459,798
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Core Bond Fund/VA Service Shares            $7,476

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Global Securities Fund/VA                  $617,506
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Global Securities Fund/VA Class 4           $32,566

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer High Income Fund/VA Service                $253,266
Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Main Street Fund(R)/VA Service              $655,239
Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Main Street Small Cap Fund(R)/VA             $279,935
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Strategic Bond Fund/VA Service             $373,995
Shares

--------------------------------------------------------------------------

      Under the Plans, the Manager and the Distributor may make payments to affiliates. In their sole discretion, they may also from time to time make substantial payments from their own resources, which include the profits the
Manager derives from the advisory fees it receives from the Funds, to compensate financial intermediaries that provide distribution assistance and/or administrative services or that otherwise promote sales of the Funds'
shares. These payments, some of which may be referred to as "revenue sharing," may relate to the Funds' inclusion on a financial intermediary's preferred list of funds offered to its clients.

      Financial intermediaries, brokers and dealers may receive other payments from the Distributor or the Manager from their own resources in connection with the promotion and/or sale of shares of the Funds, including payments to defray expenses incurred in connection with educational seminars and meetings. The Manager or Distributor may share expenses incurred by financial intermediaries in conducting training and educational meetings about aspects of the Funds for employees of the intermediaries or for hosting client seminars or meetings at which the Funds are discussed. In their sole discretion, the Manager and/or the Distributor may increase or decrease the amount of payments they make from their own resources for these purposes.

     Unless  terminated as described  below,  each Plan continues in effect from year to year but only as long as such  continuance is  specifically  approved at least annually by the Trust's Board of Trustees and by its Independent  Trustees
by a vote cast in person at a meeting  called for the  purpose of voting on such continuance. Any Plan may be terminated at any time by the vote of a majority of the Independent  Trustees or by the vote of the shareholders of a "majority" (as defined in the  Investment  Company Act) of the  outstanding  Service  shares or
Class 4 shares.  Contract  owners are  purposes  of voting  with  respect to the
Plans.  No Plan may be amended to increase  materially the amount of payments to be made unless  such  amendment  is  approved  by  contract  owners of the class affected by the amendment. All material amendments must be approved by the Board and by a majority of the Independent Trustees.

     While the plans are in effect and Service  shares and/or Class 4 shares are outstanding, the Treasurer of the Trust must provide separate written reports to the  Trust's  Board of  Trustees  at least  quarterly  describing  the amount of payments  and the  purpose of the  payment  made  pursuant  to each Plan.  These reports are subject to the review and approval of the Independent Trustees.

Performance of the Funds

               Explanation of Performance  Terminology.  The Funds use a variety of terms to illustrate their investment performance.  Those terms include "cumulative total return," "average annual total return,"
               "average  annual  total  return at net asset  value"  and  "total return at net asset value." An  explanation  of how total returns are  calculated  is set forth  below.  The charts  below show the
               Funds'  performance as of the Funds' most recent fiscal year end.
               You can obtain  current  performance  information  by calling the
               Funds'  Transfer  Agent  at  1.800.981.2871  or by  visiting  the
               Oppenheimerfunds Internet website at www.oppenheimerfunds.com.

     The Funds'  illustrations of their performance data in advertisements  must comply with rules of the SEC. Those rules describe the types of performance data that may be used and how it is to be calculated.  In general,  any advertisement by a Fund of its performance  data must include the average annual total returns for the advertised class of shares of that Fund.

     Use of standardized performance calculations enables an investor to compare the Funds'  performance to the  performance of other funds for the same periods.
However,  a number of  factors  should be  considered  before  using the  Funds'
performance information as a basis for comparison with other investments:

               o  Yields  and  total  returns   measure  the  performance  of  a
               hypothetical  account in a Fund over  various  periods and do not
               show  the  performance  of  each  shareholder's   account.   Your
               account's  performance will vary from the model  performance data if you buy or sell shares  during the period,  or you bought your shares at a different  time and price than the shares used in the model.

               o The Funds'  performance  does not reflect the charges  deducted from an investor's  separate account by the insurance  company or other sponsor of that separate  account,  which vary from product to product.  If these charges were deducted,  performance will be lower than as described in the Funds' Prospectus and Statement of
               Additional  Information.  In addition,  the separate accounts may have  inception  dates  different  from those of the  Funds.  The sponsor  for  your  insurance  product  can  provide  performance information that reflects those charges and inception dates.

               o The Funds'  performance  returns  may not reflect the effect of taxes on dividends and capital gains distributions.

               o An  investment  in the Funds is not  insured by the FDIC or any other government agency.

               o When an investor's shares are redeemed,  they may be worth more or less than their original cost.

               o The principal value of the Funds' shares,  its yields and total returns are not guaranteed and normally will fluctuate on a daily basis.

               o The preceding statement does not apply to Money Fund/VA,  which seeks to  maintain a stable  net asset  value of $1.00 per share.
               There can be no assurance  that Money  Fund/VA will be able to do
               so.

               o Yields and total  returns for any given past  period  represent historical performance information and are not, and should not be considered,  a prediction of future yields or returns. The Funds'
               total  returns  should  not be  expected  to be the  same  as the returns  of other  Oppenheimer  funds,  whether or not such other funds have the same portfolio managers and/or similar names.

          The performance of each class of shares is shown  separately,  because the  performance  of each class of shares will  usually be  different.  The
     Fund's total returns are affected by market conditions, the quality of that
     Fund's  investments,  the  maturity  of  debt  investments,  the  types  of investments that Fund holds, and its operating expenses.

          |X| Yields. The Funds use a variety of different yield calculations to illustrate its current returns.  Each class of shares  calculates its yield separately because of the different expenses that affect each class.

               o  Standardized   Yield.  The  "standardized   yield"  (sometimes
               referred to just as "yield") is shown for a class of shares for a stated

               30-day period.  It is not based on actual distributions paid by the Fixed Income Funds to shareholders in the 30-day period,  but is a hypothetical yield based upon the net investment income from the Funds' portfolio investments for that period. It may
               therefore  differ from the "dividend yield" for the same class of shares, described below.

                                                      a-b     6
                              Standardized Yield = 2[(---- +1) - 1]
                                                       cd

          Standardized yield is calculated using the following formula set forth in rules adopted by the SEC,  designed to assure uniformity in the way that all funds calculate their yields:

          The symbols above represent the following factors:

               a = dividends and interest earned during the 30-day period.

               b  =  expenses  accrued  for  the  period  (net  of  any  expense assumptions).

               c = the average daily number of shares of that class  outstanding during the 30-day period that were entitled to receive dividends.

               d = the  maximum  offering  price per share of that  class on the last day of the period, adjusted for undistributed net investment income.

          The standardized  yield for a particular 30-day period may differ from the yield for other periods.  The SEC formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month  period and is annualized at the end of the six-month period. Additionally, because each class of shares is subject to  different  expenses,  it is likely that the standardized yields of the Funds' classes of shares will differ for any
     30-day period.

               o Dividend  Yield.  The Fixed  Income Funds may quote a "dividend yield" for each class of its shares.  Dividend  yield is based on the  dividends  paid on a  class  of  shares  during  the  actual dividend period. To calculate  dividend yield, the dividends of a class declared during a stated period are added together, and the sum is  multiplied  by 12 (to annualize the yield) and divided by the  maximum  offering  price  on the  last  day of the  dividend period.  Because the Fixed Income Funds pay their annual dividend in March of each  year,  dividend  yield is shown for the 30 days ended March 31, 2005. The formula is shown below:

Dividend Yield = Distribution Paid divided by the No. of Days in the Period x
                 No. of Days in the Calendar Year
                 --------------------------------------------------------------
                             Maximum Offering Price (payment date)

Core Bond Fund/VA
Non-Service Shares              3.91%                       4.76%

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----------------------------------------------------------------------------

Core Bond Fund/VA
Service Shares                  3.63%                       4.49%

----------------------------------------------------------------------------
----------------------------------------------------------------------------

High Income Fund/VA
Non-Service Shares              5.49%                       6.62%

----------------------------------------------------------------------------
----------------------------------------------------------------------------

High Income Fund/VA
Service Shares                  5.24%                       6.51%

----------------------------------------------------------------------------
----------------------------------------------------------------------------

Strategic Bond
Fund/VA                         3.95%                       5.34%
Non-Service Shares

----------------------------------------------------------------------------
----------------------------------------------------------------------------

Strategic Bond
Fund/VA                         3.77%                       5.14%
Service Shares

----------------------------------------------------------------------------

o     Money Fund/VA Yields. The current yield for Money Fund/VA is calculated for a seven-day period of time as follows. First, a base period return is calculated for the seven-day period by determining the net change in the value of a hypothetical pre-existing account having one share at the beginning of the seven-day period. The change includes dividends declared on the original share and dividends declared on any shares purchased with dividends on that share, but such dividends are adjusted to exclude any realized or unrealized capital gains or losses affecting the dividends declared. Next, the base period return is multiplied by 365/7 to obtain the current yield to the nearest hundredth of one percent.

      The compounded effective yield for a seven-day period is calculated by
      (1) adding 1 to the base period return (obtained as described above),
      (2) raising the sum to a power equal to 365 divided by 7, and
      (3) subtracting 1 from the result.

      The yield as calculated above may vary for accounts less than approximately $100 in value due to the effect of rounding off each daily dividend to the nearest full cent. The calculation of yield under either procedure described above does not take into consideration any realized or unrealized gains or losses on the Funds' portfolio securities which may affect dividends. Therefore, the return on dividends declared during a period may not be the same on an annualized basis as the yield for that period.

      |X| Total Return Information. There are different types of "total returns" to measure the Funds' performance. Total return is the change in value of a hypothetical investment in a Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. Each Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

o     Average Annual Total Return. The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending
Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                         1/n
                                ( ERV )
                                ( --- ) - 1 = Average Annual Total Return
                                (  P  )

o     Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

                                ERV - P
                                -------  = Total Return
                                  P

         The Funds' Total Returns for the Periods Ended 12/31/04

 Fund and Class/Inception       1 Year         5 Years        10 Years
  Date                                          (or            (or
                                           life-of-class)  life-of-class)

Aggressive Growth Fund/VA        19.78%         -7.90%          9.30%
Non-Service Shares (8/15/86)

Aggressive Growth Fund/VA        19.43%         -13.77%          N/A
Service Shares (10/16/00)

Balanced Fund/VA                 10.10%          6.05%          10.14%
Non-Service Shares(2/9/87)

Balanced Fund/VA                 9.79%          8.39%           N/A
Service Shares (5/1/02)

Capital Appreciation Fund/VA     6.93%         -2.23%          13.02%
Non-Service Shares (4/3/85)

Capital Appreciation Fund/VA     6.62%         4.99%            N/A
Service Shares (9/18/01)

Core Bond Fund/VA                5.49%         7.03%           7.06%
Non-Service Shares (4/3/85)

Core Bond Fund/VA                5.22%         7.45%           N/A
Service Shares (5/1/02)

Global Securities Fund/VA         19.16%       4.17%          12.58%
Non-Service Shares (11/12/90)

Global Securities Fund/VA         18.88%       1.62%           N/A
Service Shares (7/13/00)

Global Securities Fund/VA        19.19%       38.01%           N/A
Class 3 shares (5/1/03)

Global Securities Fund/VA       N/A 1         N/A 1            N/A 1
Class 4 shares (5/3/04)

High Income Fund/VA             8.97%        5.29%             7.74%
Non-Service Shares (4/30/86)

High Income Fund/VA             8.73%       9.11%              N/A
Service Shares (9/18/01)

Main Street Fund(R)/VA          9.46%      -1.59%             10.53%
Non-Service Shares (7/5/95)

Main Street Fund(R)/VA          9.15%      -2.66%               N/A
Service Shares (7/13/00)

Main Street Small
  Cap Fund(R)/VA               19.42%      3.40%                7.93%
Non-Service Shares (5/1/98)

Main Street Small
   Cap Fund(R)/VA              19.18%      12.55%                 N/A
Service Shares (7/16/01)

Money Fund/VA (4/3/85)         0.98%       2.65%                  3.94%

Strategic Bond Fund/VA         8.67%       8.21%                  8.23%
Non-Service Shares (5/3/93)

Strategic Bond Fund/VA        8.43%        9.01%                   N/A
Service Shares (3/19/01)

Value Fund                    14.50%       21.57%                  N/A
Non-Service Shares (1/2/03)

1. Because  Class 4 shares of Global  Securities  Fund/VA were not offered for
   sales  during  the  full  calendar   year  ended   December  31,  2004,  no
   performance information is included in the table above for Class 4 shares.

Other Performance Comparisons. The Funds may compare their performance annually to that of an appropriate broadly-based market index in its Annual
Report to shareholders. You can obtain that information by contacting the
Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information. The Funds may also compare their performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Some examples of these performance comparisons are set forth below.

      |X|   Lipper Rankings. From time to time the Funds may publish the rankings of their performance by Lipper, Inc. ("Lipper"). Lipper is a widely-recognized independent mutual fund monitoring service. Lipper monitors the performance of regulated investment companies, including the Funds, and ranks their performance for various periods in categories based on investment styles. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

      |X|   Performance Rankings and Comparisons by Other Entities and
Publications. From time to time the Funds may include in advertisements and sales literature performance information about the Funds cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,
Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and Morningstar. The Funds'
performance may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

      Investors may also wish to compare the returns on the Funds' shares to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills. However, the
Funds' returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time, the Funds may publish rankings or ratings of the
Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the
Oppenheimer funds themselves. Those ratings or rankings by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, insurance sponsors, shareholders or others.

      From time to time the Funds may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of one or more of the Funds and other Oppenheimer funds.
The combined account may be part of an illustration of an asset allocation model or similar presentation. The account information may combine total return performance of the Funds included in the account. Additionally, from time to time, the funds advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,

o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o     the availability of different types of securities or offerings of securities,
o     information relating to the gross national or gross domestic product of the United States or other countries or regions,
o     comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Funds.

ABOUT YOUR ACCOUNT

How to Buy and Sell Shares

      Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity and other insurance company separate accounts, as explained in the Prospectuses of the Funds and of the insurance product you have selected. Instructions from an investor to buy or sell shares of a Fund should be directed to the insurance sponsor for the investor's separate account, or that insurance sponsor's agent.

|X|   Allocation of Expenses. Each Fund pays expenses related to its daily operations, such as custodian bank fees, certain Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of each Fund's assets and are not paid directly by shareholders. However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

      For each Fund that has more than one class of shares outstanding, the methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of a Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of
Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

      Expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

               Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of the Funds are  determined by dividing the value of a Fund's net assets attributable to a class by the  number of shares of that class by the number of shares of that class that are  outstanding.  The  calculation is done as of the  close  of  business  of the  Exchange  on each  day that the
               Exchange  is open.  The  Exchange  normally  closes at 4:00 P.M.,
               Eastern  time,  but may close  earlier  on some  other  days (for example, in case of weather emergencies or on days falling before a U.S.  holiday).  All  references  to time in this  Statement of
               Additional  Information  mean "Eastern time." The Exchange's most recent annual  announcement  (which is subject to change)  states that it will close on New Year's Day,  Martin  Luther  King,  Jr.
               Day,  Presidents'  Day, Good Friday,  Memorial Day,  Independence
               Day, Labor Day,  Thanksgiving  Day and Christmas Day. It may also close on other days.

          Dealers  other than  Exchange  members may conduct  trading in certain securities on days on which the Exchange is closed (including  weekends and holidays) or after 4:00 P.M. on a regular  business day. Because the Funds'
     net asset values will not be calculated on those days, the Funds' net asset
     values  per  share  may  be  significantly   affected  on  such  days  when
     shareholders  may not purchase or redeem shares.  Additionally,  trading on
     European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The Exchange.

          Changes in the values of  securities  traded on foreign  exchanges  or markets  as a result  of  events  that  occur  after  the  prices  of those securities are determined,  but before the close of The Exchange,  will not be  reflected  in the Funds'  calculation  of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security.  The Manager, or an internal valuation committee  established  by the  Manager,  as  applicable,  may  establish a valuation,  under  procedures  established  by the Board and subject to the approval,  ratification  and  confirmation by the Board at its next ensuing meeting.

               |X|  Securities  Valuation.  The  Funds'  Board of  Trustees  has
               established   procedures   for  the  valuation  of  those  Funds'
               securities.  In general the  procedures  for all Funds other than
               Money Fund/VA are as follows:

               o Equity  securities with readily  available market quotes traded on a  U.S.  securities  exchange  or on  Nasdaq(R)are  valued  as follows:

               1. if last  sale  information  is  regularly  reported,  they are valued at the last reported sale price on the principal  exchange on which they are traded or on Nasdaq(R), as applicable,  on that day, or

               2. if last sale information is not available on a valuation date, they are valued at the last  reported  sale price  preceding  the valuation  date if it is within the spread of the  closing  "bid"
               and  "asked"  prices on the  valuation  date or,  if not,  at the closing "bid" price on the valuation date.

               o Equity  securities  traded  on a  foreign  securities  exchange generally are valued in one of the following ways:

               1. at the last sale price on the  principal  exchange on which it is traded,  as reported by such  exchange at its trading  session ending at or most recently  prior to the time fixed for valuation of securities.  2. at the last sale price obtained by the Manager from the report of the  principal  exchange on which the security is traded at its last trading  session on or  immediately  before the  valuation  date,  or 3. at the mean  between  the  "bid" and
               "asked" prices obtained from the principal  exchange on which the security is traded or, on the basis of reasonable  inquiry,  from two market makers in the security.

               o Long-term debt securities having a remaining maturity in excess of 60 days are  valued by a  portfolio  pricing  service  using a methodology  acceptable  to  the  Funds  or  by  the  Manager  by averaging the mean between the "bid" and "marked" prices from two active and reliable market makers in the security on the basis of reasonable inquiry.

               o The following  securities are valued at the price determined by a pricing service using a methodology acceptable to the Funds:

               1. debt  instruments  that have a maturity  of more than 397 days when issued,

               2. debt  instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and

               3. non-money  market debt  instruments that had a maturity of 397 days or less when issued and which have a  remaining  maturity of
               60 days or less.

               o The  following  securities  are  valued at cost,  adjusted  for amortization of premiums and accretion of discounts to maturity:

               1. money market debt securities  held by a non-money  market fund that had a maturity  of 397 days or less when  issued that have a remaining maturity of 60 days or less, and

               2.  debt  instruments  held by a money  market  fund  that have a remaining maturity of 397 days or less.

               o  Securities  (including   restricted   securities)  not  having
               readily-available  market  quotations  are  valued at fair  value determined under the Board's procedures.

          When last sale  information  is not  available,  the  Manager  may use pricing services approved by the Board of Trustees. The pricing service may use "matrix"  comparisons to the prices for  comparable  instruments on the basis of quality, yield and maturity. Other special factors may be involved
     (such  as  the  tax-exempt   status  of  the  interest  paid  by  municipal
     securities). The Manager will monitor the accuracy of the pricing services.
     That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

          A bank,  dealer or pricing  service that the Manager has determined to be reliable is generally used to value foreign currency,  including forward contracts,  and to convert to U.S. dollars  securities that are denominated in foreign currency.

          Puts,  calls,  and  futures  are  valued at the last sale price on the principal exchange on which they are traded or on Nasdaq, as applicable. If there were no sales  that day,  they shall be valued at the last sale price on the  preceding  trading  day if it is within the  spread of the  closing
     "bid" and  "asked"  prices on the  principal  exchange  or on Nasdaq on the valuation  date.  If not,  the value  shall be the closing bid price on the principal  exchange or on Nasdaq on the valuation date. If the put, call or future is not traded on an  exchange  or on  Nasdaq,  it shall be valued by averaging the mean between "bid" and "asked" prices obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid"
     price if no "asked" price is available.

          When a Fund writes an option,  an amount equal to the premium received is included in that Fund's Statement of Assets and Liabilities as an asset.
     An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In determining  the Funds' gain on  investments,  if a call or put written by a Fund is  exercised,  the proceeds are increased by the premium received.  If a call or put written by a Fund expires, that Fund has a gain in the amount of the premium.  If that Fund enters into a closing  purchase transaction,  it will have a gain or loss, depending on whether the premium received  was more or less than the cost of the closing  transaction.  If a
     Fund exercises a put it holds, the amount that Fund receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the
     Funds.

               Money Fund/VA Net Asset  Valuation Per Share.  Money Fund/VA will seek to  maintain  a net  asset  value of  $1.00  per  share  for purchases and  redemptions.  There can be no assurance it will be able to do so. Money Fund/VA operates under Rule 2a-7 under which it may use the amortized cost method of valuing their shares. The
               Funds' Board of Trustees has adopted procedures for that purpose.
               The amortized cost method values a security initially at its cost and thereafter assumes a constant  amortization of any premium or
               accretion  of  any   discount,   regardless   of  the  impact  of
               fluctuating  interest  rates on the market value of the security.
               This method does not take into account  unrealized  capital gains or losses.

          The Funds' Board of Trustees has  established  procedures  intended to stabilize  Money  Fund/VA's  net asset  value at $1.00 per share.  If Money
     Fund/VA's net asset value per share were to deviate from $1.00 by more than
     0.5%,  Rule 2a-7 requires the Board  promptly to consider  what action,  if any,  should be taken.  If the  Trustees  find that the  extent of any such deviation  may  result in  material  dilution  or other  unfair  effects on shareholders,  the Board will take whatever steps it considers  appropriate to eliminate or reduce such dilution or unfair effects, including,  without limitation,  selling portfolio securities prior to maturity, shortening the average portfolio maturity, withholding or reducing dividends, reducing the outstanding  number of shares of that Fund without monetary  consideration, or  calculating  net  asset  value  per  share  by using  available  market quotations.

          As long as Money  Fund/VA  uses Rule  2a-7,  it must  abide by certain conditions  described  in  the  Prospectus  which  limit  the  maturity  of securities  that Fund buys.  Under Rule 2a-7, the maturity of an instrument is  generally  considered  to be its stated  maturity (or in the case of an instrument called for redemption,  the date on which the redemption payment must be made), with special exceptions for certain variable rate demand and floating  rate  instruments.  Repurchase  agreements  and  securities  loan agreements are, in general,  treated as having maturity equal to the period scheduled until repurchase or return, or if subject to demand, equal to the notice period.

          While amortized cost method provides certainty in valuation, there may be  periods  during  which the value of an  instrument,  as  determined  by amortized  cost,  is higher or lower  than the price  Money  Fund/VA  would receive if it sold the  instrument.  During  periods of declining  interest rates, the daily yield on shares of that Fund may tend to be lower (and net investment  income  and  daily  dividends  higher)  than  market  prices or estimates of market prices for its portfolio. Thus, if the use of amortized cost by the  funds  resulted  in a lower  aggregate  portfolio  value  on a particular  day, a  prospective  investor in Money Fund/VA would be able to obtain a somewhat  higher yield than would result from investment in a fund utilizing solely market values,  and existing  investors in that Fund would receive less investment  income than if Money Fund/VA were priced at market value. Conversely, during periods of rising interest rates, the daily yield on shares of that Fund will tend to be higher and its aggregate value lower than that of a portfolio  priced at market value.  A  prospective  investor would receive a lower yield than from an  investment in a portfolio  priced at market value,  while  existing  investors in Money Fund/VA would receive more investment income than if that Fund were priced at market value.

               Payments "In Kind". The Prospectus states that payment for shares tendered for  redemption  is  ordinarily  made in cash.  However, under certain circumstances,  the Board of Trustees of the Global
               Securities  Fund/VA,  Main Street  Fund(R)/VA  and Strategic Bond
               Fund/VA may determine  that it would be  detrimental  to the best interests of the  remaining  shareholders  of those Funds to make payment of a redemption  order wholly or partly in cash.  In that case,  the Funds may pay the  redemption  proceeds in whole or in part by a distribution "in kind" of liquid  portfolio  securities from the  portfolio of the Funds,  in lieu of cash.  The Board of
               Trustees  of the  Fund  has  adopted  procedures  for  "in  kind"
               redemptions.  In  accordance  with the  procedures,  the Board of
               Trustees  of a Fund  may be  required  to  approve  an "in  kind"
               redemption  paid to a  shareholder  that  holds 5% or more of the shares of any class, or of all outstanding  shares, of that Fund, or  to  any  other  shareholder  that  may  be  deemed  to  be an
               "affiliated  person"  under  section  2(a)(3)  of the  Investment
               Company Act.

          Each of Oppenheimer Global Securities Fund/VA, Oppenheimer Main Street
     Fund(R)/VA  and  Oppenheimer  Strategic  Bond  Fund/VA  has  elected  to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, each of Oppenheimer  Global  Securities  Fund/VA,  Oppenheimer  Main Street
     Fund(R)/VA  and  Oppenheimer  Strategic Bond Fund/VA is obligated to redeem shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of such Fund redeemed during any 90-day period for any one shareholder.  As of the date of this Statement of Additional Information, those Funds intend to redeem shares in kind only under certain limited  circumstances (such as redemptions of substantial  amounts by shareholders  that have consented to such in kind  redemptions).  If shares are redeemed in kind,  the redeeming shareholder  may incur  brokerage or other costs in selling the securities.
     Each of Oppenheimer  Global  Securities  Fund/VA,  Oppenheimer  Main Street
     Fund(R)/VA and  Oppenheimer  Strategic  Bond Fund/VA will value  securities used to pay  redemptions in kind using the same method it uses to value its portfolio  securities  described  above under  "Determination  of Net Asset
     Values  Per  Share."  That  valuation  will  be  made  as of the  time  the redemption price is determined.

Dividends, Capital Gains and Taxes

Dividends and Distributions.  The Funds have no fixed dividend and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a Funds will vary from time to time depending on market conditions, the composition of the Funds'
investment portfolio, and expenses borne by the Fund or borne separately by a class (if more than one class of shares is outstanding). Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. Dividends on Service shares and Class 4 Shares are expected to be lower because of the additional expenses for those shares. Dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

Taxes. The federal tax treatment of each Fund is briefly highlighted in its
Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund. The tax discussion in the
Prospectus and this Statement of Additional Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional
Information. Those laws and regulations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect. State and local tax treatment may differ from the treatment under the Internal
Revenue Code described below.

Qualification as a Regulated Investment Company. Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal
Revenue Code of 1986, as amended. As a regulated investment company, a Fund is not subject to federal income tax on the portion of its net investment income (that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables a Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, a Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

      To qualify as a regulated investment company, a Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for a taxable year. Distributions by a Fund made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year, will be considered distributions for the taxable year and will therefore count toward satisfaction of this requirement. In addition, a Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities)
and certain other income.

      A Fund also must satisfy an asset diversification test in order to qualify as a regulated investment company. Under that test, at the close of each quarter of a Fund's taxable year, at least 50% of the value of the
Fund's assets must consist of cash and cash items (including receivables),
U.S. government securities, securities of other regulated investment companies, and securities of other issuers, as to which a Fund must not have invested more than 5% of the value of its total assets in securities of each such issuer and a it must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of a Fund's total assets may be invested in the securities of any one issuer (other than
U.S. government securities and securities of other regulated investment companies), or in two or more issuers which a Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

Excise Tax on Regulated Investment Companies. Under the Internal Revenue
Code, by December 31 each year, a Fund must distribute 98% of its taxable investment income earned from January 1 through December 31 of that year and
98% of its capital gains realized in the period from November 1 of the prior year through October 31 of the current year. If it does not, a Fund must pay an excise tax on the amounts not distributed. It is presently anticipated that a Fund will meet those requirements. To meet this requirement, in certain circumstances a Fund might be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.
However, the Board of Trustees and the Manager might determine in a particular year that it would be in the best interests of shareholders for a
Fund not to make such distributions at the required levels and to pay the excise tax on the undistributed amounts. That would reduce the amount of income or capital gains available for distribution.

Taxes on Foreign Investments. Investment income received by a Fund from sources within certain foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle a Fund to a reduced rate of, or exemption from, taxes on such income.

Additional Information About the Funds

               The  Transfer  Agent.   OppenheimerFunds   Services,  the  Funds'
               Transfer  Agent,  is a division of the Manager.  It serves as the
               Transfer  Agent for an annual per account fee. The Transfer Agent
               has   voluntarily   agreed  to  limit  transfer  and  shareholder
               servicing agent fees to 0.35% per annum of shares of any class of any Fund.  That  undertaking  may be amended or  withdrawn at any time. The Transfer Agent acts as shareholder  servicing agent for other Oppenheimer funds. Information about your investment in the
               Funds  through your  variable  annuity  contract,  variable  life insurance  policy or other  plan can be  obtained  only from your participating insurance company or its servicing agent. The
               Funds'  Transfer  Agent  does  not hold or have  access  to those records.  Instructions  for buying or selling shares of the Funds should be given to your insurance company or its servicing agent, not directly to the Funds or its Transfer Agent.

               The Custodian  Bank.  JPMorgan Chase Bank is the custodian of the
               Funds'   assets.   The   custodian's   responsibilities   include
               safeguarding and controlling the Funds' portfolio  securities and handling the delivery of such  securities  to and from the Funds.
               It is the  practice of the Funds to deal with the  custodian in a manner uninfluenced by any banking relationship the custodian may have  with  the  Manager  and its  affiliates.  The  Funds'  cash balances  with  the  custodian  in  excess  of  $100,000  are not protected by federal deposit insurance.  Those uninsured balances at times may be substantial.

               Independent  Registered Public Accounting Firm. Deloitte & Touche
               LLP serves as the Independent  Registered  Public Accounting Firm
               for the Funds.  They audit the Funds'  financial  statements  and perform  other  related  audit  services.  They  also  act as the independent  registered  public accounting firm for certain other funds  advised  by the  Manager  and its  affiliates.  Audit  and non-audit services provided by Deloitte & Touche LLP to the Funds must be pre-approved by the Audit Committee.

OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER AGGRESSIVE GROWTH
FUND/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Aggressive Growth Fund/VA, a series of Oppenheimer Variable Account
Funds, including the statement of investments, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of
December 31, 2004, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures.
Additionally, an audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Aggressive Growth Fund/VA as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 11, 2005

            | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENT OF INVESTMENTS  December 31, 2004
--------------------------------------------------------------------------------

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
COMMON STOCKS--99.5%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY--25.9%
--------------------------------------------------------------------------------
AUTO COMPONENTS--1.3%
Gentex Corp.                                           435,400   $    16,118,508
--------------------------------------------------------------------------------
AUTOMOBILES--1.0%
Harley-Davidson, Inc.                                  205,200        12,465,900
--------------------------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--6.0%
Cheesecake Factory, Inc. (The) 1                       384,700        12,491,209
--------------------------------------------------------------------------------
P.F. Chang's China Bistro, Inc. 1                      239,000        13,467,650
--------------------------------------------------------------------------------
Ruby Tuesday, Inc.                                     359,800         9,383,584
--------------------------------------------------------------------------------
Shuffle Master, Inc. 1                                 273,700        12,891,270
--------------------------------------------------------------------------------
Starbucks Corp. 1                                      400,400        24,968,944
                                                                 ---------------
                                                                      73,202,657

--------------------------------------------------------------------------------
HOUSEHOLD DURABLES--0.8%
Harman International Industries, Inc.                   80,400        10,210,800
--------------------------------------------------------------------------------
LEISURE EQUIPMENT & PRODUCTS--2.4%
Brunswick Corp.                                        602,400        29,818,800
--------------------------------------------------------------------------------
MEDIA--2.3%
Getty Images, Inc. 1                                   408,900        28,152,765
--------------------------------------------------------------------------------
SPECIALTY RETAIL--8.6%
Bed Bath & Beyond, Inc. 1                              497,200        19,803,476
--------------------------------------------------------------------------------
Chico's FAS, Inc. 1                                    453,700        20,656,961
--------------------------------------------------------------------------------
O'Reilly Automotive, Inc. 1                            588,897        26,529,810
--------------------------------------------------------------------------------
PETsMART, Inc.                                         724,400        25,737,932
--------------------------------------------------------------------------------
Urban Outfitters, Inc. 1                               295,200        13,106,880
                                                                 ---------------
                                                                     105,835,059

--------------------------------------------------------------------------------
TEXTILES, APPAREL & LUXURY GOODS--3.5%
Coach, Inc. 1                                          577,900        32,593,560
--------------------------------------------------------------------------------
Polo Ralph Lauren Corp.                                246,500        10,500,900
                                                                 ---------------
                                                                      43,094,460

--------------------------------------------------------------------------------
CONSUMER STAPLES--2.3%
--------------------------------------------------------------------------------
FOOD & STAPLES RETAILING--2.3%
Whole Foods Market, Inc.                               296,400        28,261,740
--------------------------------------------------------------------------------
ENERGY--4.8%
--------------------------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--2.4%
BJ Services Co.                                        258,200        12,016,628
--------------------------------------------------------------------------------
Smith International, Inc. 1                            322,100        17,525,461
                                                                 ---------------
                                                                      29,542,089

--------------------------------------------------------------------------------
OIL & GAS--2.4%
Apache Corp.                                           379,000        19,166,030
--------------------------------------------------------------------------------
XTO Energy, Inc.                                       314,500        11,127,010
                                                                 ---------------
                                                                      30,293,040

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
FINANCIALS--11.4%
--------------------------------------------------------------------------------
COMMERCIAL BANKS--2.2%
Commerce Bancorp, Inc.                                 426,500   $    27,466,600
--------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--6.0%
Chicago Mercantile Exchange (The)                       98,800        22,595,560
--------------------------------------------------------------------------------
Investors Financial Services Corp.                     452,600        22,620,948
--------------------------------------------------------------------------------
Legg Mason, Inc.                                       400,000        29,304,000
                                                                 ---------------
                                                                      74,520,508

--------------------------------------------------------------------------------
INSURANCE--3.2%
AMBAC Financial Group, Inc.                            325,700        26,749,741
--------------------------------------------------------------------------------
Brown & Brown, Inc.                                    283,700        12,355,135
                                                                 ---------------
                                                                      39,104,876

--------------------------------------------------------------------------------
HEALTH CARE--17.3%
--------------------------------------------------------------------------------
BIOTECHNOLOGY--3.1%
Gen-Probe, Inc. 1                                      239,500        10,827,795
--------------------------------------------------------------------------------
Gilead Sciences, Inc. 1                                766,200        26,809,338
                                                                 ---------------
                                                                      37,637,133

--------------------------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--6.7%
Bard (C.R.), Inc.                                      330,400        21,138,992
--------------------------------------------------------------------------------
Cooper Cos., Inc. (The)                                258,000        18,212,220
--------------------------------------------------------------------------------
Stryker Corp.                                          132,900         6,412,425
--------------------------------------------------------------------------------
Thermo Electron Corp. 1                                679,300        20,508,067
--------------------------------------------------------------------------------
Varian Medical Systems, Inc. 1                         388,000        16,777,120
                                                                 ---------------
                                                                      83,048,824

--------------------------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--7.5%
Coventry Health Care, Inc. 1                           368,450        19,557,326
--------------------------------------------------------------------------------
Health Management Associates,
Inc., Cl. A                                          1,216,800        27,645,696
--------------------------------------------------------------------------------
Lincare Holdings, Inc. 1                               377,200        16,087,580
--------------------------------------------------------------------------------
Patterson Cos., Inc. 1                                 680,000        29,505,200
                                                                 ---------------
                                                                      92,795,802

--------------------------------------------------------------------------------
INDUSTRIALS--15.3%
--------------------------------------------------------------------------------
AEROSPACE & DEFENSE--2.9%
L-3 Communications Holdings, Inc.                      240,400        17,606,896
--------------------------------------------------------------------------------
Rockwell Collins, Inc.                                 452,300        17,838,712
                                                                 ---------------
                                                                      35,445,608

--------------------------------------------------------------------------------
AIR FREIGHT & LOGISTICS--2.3%
Expeditors International of
Washington, Inc.                                       509,500        28,470,860
--------------------------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--3.6%
Corporate Executive Board Co.                          376,700        25,216,298
--------------------------------------------------------------------------------
Stericycle, Inc. 1                                     418,400        19,225,480
                                                                 ---------------
                                                                      44,441,778

            7 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
MACHINERY--2.5%
Actuant Corp., Cl. A 1                                  37,500   $     1,955,625
--------------------------------------------------------------------------------
Donaldson Co., Inc.                                    582,600        18,981,108
--------------------------------------------------------------------------------
Oshkosh Truck Corp.                                    143,400         9,805,692
                                                                 ---------------
                                                                      30,742,425

--------------------------------------------------------------------------------
ROAD & RAIL--1.7%
C.H. Robinson Worldwide, Inc.                          379,500        21,069,840
--------------------------------------------------------------------------------
TRADING COMPANIES & DISTRIBUTORS--2.3%
Fastenal Co.                                           464,700        28,606,932
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY--22.5%
--------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--2.0%
Comverse Technology, Inc. 1                          1,000,700        24,467,115
--------------------------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--2.7%
CDW Corp.                                              394,000        26,141,900
--------------------------------------------------------------------------------
National Instruments Corp.                             275,800         7,515,550
                                                                 ---------------
                                                                      33,657,450

--------------------------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--1.2%
VeriSign, Inc. 1                                       448,600        15,037,072
--------------------------------------------------------------------------------
IT SERVICES--7.2%
Affiliated Computer Services,
Inc., Cl. A 1                                          473,500        28,499,965
--------------------------------------------------------------------------------
Alliance Data Systems Corp. 1                          440,100        20,895,948
--------------------------------------------------------------------------------
Fiserv, Inc. 1                                         745,600        29,965,664
--------------------------------------------------------------------------------
Global Payments, Inc.                                  159,700         9,348,838
                                                                 ---------------
                                                                      88,710,415

--------------------------------------------------------------------------------
OFFICE ELECTRONICS--0.8%
Zebra Technologies Corp., Cl. A 1                      176,300         9,922,164
--------------------------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--1.8%
Linear Technology Corp.                                552,000        21,395,520
--------------------------------------------------------------------------------
SOFTWARE--6.8%
Adobe Systems, Inc.                                    446,000        27,982,040
--------------------------------------------------------------------------------
Amdocs Ltd. 1                                          737,200        19,351,500
--------------------------------------------------------------------------------
Autodesk, Inc.                                          73,200         2,777,940
--------------------------------------------------------------------------------
Electronic Arts, Inc. 1                                303,800        18,738,384
--------------------------------------------------------------------------------
Kronos, Inc. 1                                         108,100         5,527,153
--------------------------------------------------------------------------------
Symantec Corp. 1                                       376,300         9,693,488
                                                                 ---------------
                                                                      84,070,505
                                                                 ---------------
Total Common Stocks
(Cost $949,375,860)                                                1,227,607,245

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
PREFERRED STOCKS--0.1%
--------------------------------------------------------------------------------
Blaze Network Products, Inc.,
8% Cv., Series D 1,2,3                               1,147,862   $           873
--------------------------------------------------------------------------------
BroadBand Office, Inc., Cv.,
Series C 1,2,3                                         211,641                --
--------------------------------------------------------------------------------
Centerpoint Broadband
Technologies, Inc.:
Cv., Series D 1,2,3                                  1,298,701                --
Cv., Series Z 1,2,3                                    262,439                --
--------------------------------------------------------------------------------
MicroPhotonix Integration Corp.,
Cv., Series C 1,2,3                                    633,383                --
--------------------------------------------------------------------------------
Multiplex, Inc., Cv., Series C 1,2,3                 2,330,253           564,154
--------------------------------------------------------------------------------
Questia Media, Inc., Cv., Series B 1,2,3             2,329,735           969,869
                                                                 ---------------
Total Preferred Stocks
(Cost $62,496,986)                                                     1,534,896

                                                     PRINCIPAL
                                                        AMOUNT
--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--0.3%
--------------------------------------------------------------------------------
Undivided interest of 0.23% in joint repurchase
agreement (Principal Amount/Value $1,443,703,000,
with a maturity value of $1,443,962,867) with UBS
Warburg LLC, 2.16%, dated 12/31/04, to be
repurchased at $3,287,592 on 1/3/05, collateralized
by Federal National Mortgage Assn., 5%--6%,
4/1/34--10/1/34, with a value of
$1,474,609,071 (Cost $3,287,000)                   $ 3,287,000         3,287,000

--------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $1,015,159,846)                                     99.9%    1,232,429,141
--------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                            0.1         1,180,695
                                                   -----------------------------
NET ASSETS                                               100.0%  $ 1,233,609,836
                                                   =============================

            8 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Non-income producing security.

2. Illiquid or restricted security. The aggregate value of illiquid or restricted securities as of December 31, 2004 was $1,534,896, which represents
0.12% of the Fund's net assets, of which $1,534,896 is considered restricted.
See Note 5 of Notes to Financial Statements.

3. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended December 31, 2004.
The aggregate fair value of securities of affiliated companies held by the Fund as of December 31, 2004 amounts to $1,534,896. Transactions during the period in which the issuer was an affiliate are as follows:

                                                                     SHARES          GROSS        GROSS              SHARES
                                                          DECEMBER 31, 2003      ADDITIONS   REDUCTIONS   DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------------------------------

Axsun Technologies, Inc., Cv., Series C                           3,170,523             --   (3,170,523)                 --
Blaze Network Products, Inc., 8% Cv., Series D                    1,147,862             --           --           1,147,862
BroadBand Office, Inc., Cv., Series C                               211,641             --           --             211,641
Centerpoint Broadband Technologies, Inc., Cv., Series D           1,298,701             --           --           1,298,701
Centerpoint Broadband Technologies, Inc., Cv., Series Z             262,439             --           --             262,439
fusionOne, Inc., 8% Non-Cum. Cv., Series D                        2,663,972             --   (2,663,972)                 --
MicroPhotonix Integration Corp., Cv., Series C                      633,383             --           --             633,383
Multiplex, Inc., Cv., Series C                                    2,330,253             --           --           2,330,253
Questia Media, Inc., Cv., Series B                                2,329,735             --           --           2,329,735
                                                                                UNREALIZED     DIVIDEND            REALIZED
                                                                              DEPRECIATION       INCOME                LOSS
---------------------------------------------------------------------------------------------------------------------------

Axsun Technologies, Inc., Cv., Series C                                       $         --   $       --   $      35,097,690
Blaze Network Products, Inc., 8% Cv., Series D                                   7,345,444           --                  --
BroadBand Office, Inc., Cv., Series C                                            4,000,015           --                  --
Centerpoint Broadband Technologies, Inc., Cv., Series D                         13,999,997           --                  --
Centerpoint Broadband Technologies, Inc., Cv., Series Z                          6,999,992           --                  --
fusionOne, Inc., 8% Non-Cum. Cv., Series D                                              --           --          13,886,753
MicroPhotonix Integration Corp., Cv., Series C                                   4,000,004           --                  --
Multiplex, Inc., Cv., Series C                                                  16,586,508           --                  --
Questia Media, Inc., Cv., Series B                                               8,030,130           --                  --
                                                                              ---------------------------------------------
                                                                              $ 60,962,090   $       --   $      48,984,443
                                                                              =============================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            9 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2004
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------
Investments, at value--see accompanying statement of investments:
Unaffiliated companies (cost $952,662,860)                                $ 1,230,894,245
Affiliated companies (cost $62,496,986)                                         1,534,896
                                                                          ----------------
                                                                            1,232,429,141
------------------------------------------------------------------------------------------
Cash                                                                              300,688
------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                  750,381
Shares of beneficial interest sold                                                576,828
Interest and dividends                                                            191,812
Other                                                                              13,357
                                                                          ----------------
Total assets                                                                1,234,262,207

------------------------------------------------------------------------------------------
LIABILITIES
------------------------------------------------------------------------------------------
Payables and other liabilities:
Shares of beneficial interest redeemed                                            521,138
Shareholder communications                                                         55,262
Legal, auditing and other professional fees                                        32,433
Trustees' compensation                                                             19,178
Distribution and service plan fees                                                 13,448
Custodian fees                                                                      5,255
Transfer and shareholder servicing agent fees                                       1,724
Other                                                                               3,933
                                                                          ----------------
Total liabilities                                                                 652,371

------------------------------------------------------------------------------------------
NET ASSETS                                                                $ 1,233,609,836
                                                                          ================

------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
------------------------------------------------------------------------------------------
Par value of shares of beneficial interest                                $        28,059
------------------------------------------------------------------------------------------
Additional paid-in capital                                                  1,804,653,955
------------------------------------------------------------------------------------------
Accumulated net investment loss                                                   (13,347)
------------------------------------------------------------------------------------------
Accumulated net realized loss on investments                                 (788,328,126)
------------------------------------------------------------------------------------------
Net unrealized appreciation on investments                                    217,269,295
                                                                          ----------------
NET ASSETS                                                                $ 1,233,609,836
                                                                          ================

------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
------------------------------------------------------------------------------------------
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,209,459,305 and 27,506,281 shares of
beneficial interest outstanding)                                          $         43.97
------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $24,150,531 and 553,430 shares of
beneficial interest outstanding)                                          $         43.64

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            10 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT INCOME
--------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $4,622)           $    3,356,689
--------------------------------------------------------------------------------
Interest                                                                113,675
                                                                 ---------------
Total investment income                                               3,470,364

--------------------------------------------------------------------------------
EXPENSES
--------------------------------------------------------------------------------
Management fees                                                       7,692,943
--------------------------------------------------------------------------------
Distribution and service plan fees--Service shares                       43,863
--------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares                                                       10,165
Service shares                                                           10,001
--------------------------------------------------------------------------------
Shareholder communications:
Non-Service shares                                                       77,471
Service shares                                                            1,237
--------------------------------------------------------------------------------
Trustees' compensation                                                   23,623
--------------------------------------------------------------------------------
Custodian fees and expenses                                              23,398
--------------------------------------------------------------------------------
Other                                                                    55,128
                                                                 ---------------
Total expenses                                                        7,937,829
Less reduction to custodian expenses                                     (1,987)
                                                                 ---------------
Net expenses                                                          7,935,842

--------------------------------------------------------------------------------
NET INVESTMENT LOSS                                                  (4,465,478)

--------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
--------------------------------------------------------------------------------
Net realized gain (loss) on:
Investments:
  Unaffiliated companies                                             48,472,613
  Affiliated companies                                              (48,984,443)
Net increase from payment by affiliate                                   94,429
                                                                 ---------------
Net realized loss                                                      (417,401)
--------------------------------------------------------------------------------
Net change in unrealized appreciation on investments                213,639,469

--------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS             $  208,756,590
                                                                 ===============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            11 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                                      2004              2003
----------------------------------------------------------------------------------------------------

OPERATIONS
----------------------------------------------------------------------------------------------------
Net investment loss                                               $    (4,465,478)  $    (4,523,545)
----------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                 (417,401)       62,819,476
----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                  213,639,469       175,024,712
                                                                  ----------------------------------
Net increase in net assets resulting from operations                  208,756,590       233,320,643

----------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
----------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares                                                   (109,692,557)      (98,877,573)
Service shares                                                          9,104,838        10,935,179

----------------------------------------------------------------------------------------------------
NET ASSETS
----------------------------------------------------------------------------------------------------
Total increase                                                        108,168,871       145,378,249
----------------------------------------------------------------------------------------------------
Beginning of period                                                 1,125,440,965       980,062,716
                                                                  ----------------------------------
End of period (including accumulated net investment loss of
$13,347 for the year ended December 31, 2004)                     $ 1,233,609,836   $ 1,125,440,965
                                                                  ==================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            12 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

NON-SERVICE SHARES  YEAR ENDED DECEMBER 31,                  2004            2003            2002            2001            2000
------------------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                  $     36.71     $     29.23     $     40.72     $     70.77     $     82.31
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                                 (.15) 1         (.15)           (.10)            .23             .53
Net realized and unrealized gain (loss)                      7.41            7.63          (11.16)         (21.38)          (8.59)
                                                      ------------------------------------------------------------------------------
Total from investment operations                             7.26            7.48          (11.26)         (21.15)          (8.06)
------------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                           --              --            (.23)           (.54)             --
Distributions from net realized gain                           --              --              --           (8.36)          (3.48)
                                                      ------------------------------------------------------------------------------
Total dividends and/or distributions to shareholders           --              --            (.23)          (8.90)          (3.48)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                        $     43.97     $     36.71     $     29.23     $     40.72     $     70.77
                                                      ==============================================================================

------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2                          19.78%          25.59%         (27.79)%        (31.27)%        (11.24)%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)              $ 1,209,459     $ 1,113,743     $   979,919     $ 1,621,550     $ 2,595,101
------------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                     $ 1,124,874     $ 1,041,584     $ 1,240,435     $ 1,898,088     $ 2,978,465
------------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income (loss)                                (0.39)%         (0.43)%         (0.29)%          0.47%           0.65%
Total expenses                                               0.69% 4         0.70% 4         0.68% 4         0.68% 4         0.64% 4
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        53%            154%             54%            134%             39%

1. Per share amounts calculated based on the average shares outstanding during the period.

2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

3. Annualized for periods of less than one full year.

4. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            13 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

SERVICE SHARES  YEAR ENDED DECEMBER 31,                      2004            2003            2002            2001          2000 1
-----------------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                    $   36.54     $     29.13     $     40.70     $     70.77     $     97.75
-----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                                 (.27) 2           -- 3           .16             .19             .20
Net realized and unrealized gain (loss)                      7.37            7.41          (11.53)         (21.36)         (27.18)
                                                        ---------------------------------------------------------------------------
Total from investment operations                             7.10            7.41          (11.37)         (21.17)         (26.98)
-----------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                           --              --            (.20)           (.54)             --
Distributions from net realized gain                           --              --              --           (8.36)             --
                                                        ---------------------------------------------------------------------------
Total dividends and/or distributions to shareholders           --              --            (.20)          (8.90)             --
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $   43.64     $     36.54     $     29.13     $     40.70     $     70.77
                                                        ===========================================================================

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 4                          19.43%          25.44%         (28.05)%        (31.31)%        (27.60)%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)                $  24,151     $    11,698     $       144     $        54     $         1
-----------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                       $  17,579     $     3,858     $        72     $        31     $         1
-----------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 5
Net investment income (loss)                                (0.68)%         (0.72)%         (0.56)%          0.09%           1.14%
Total expenses                                               0.99%           0.95%           1.55%           0.83%           0.64%
Expenses after payments and waivers and reduction
to custodian expenses                                         N/A 6           N/A 6          0.98%            N/A 6           N/A 6
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        53%            154%             54%            134%             39%

1. For the period from October 16, 2000 (inception of offering) to December 31,
2000.

2. Per share amounts calculated based on the average shares outstanding during the period.

3. Less than $0.005 per share.

4. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

5. Annualized for periods of less than one full year.

6. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            14 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Aggressive Growth Fund/VA (the Fund) is a separate series of
Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation by investing in "growth type" companies. The Trust's investment advisor is
OppenheimerFunds, Inc. (the Manager).

      The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.

      The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. The Fund calculates the net asset value of its shares as of the close of The New York Stock Exchange (the Exchange), normally 4:00 P.M.
Eastern time, on each day the Exchange is open for business. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.
Corporate, government and municipal debt instruments having a remaining maturity in excess of 60 days and all mortgage-backed securities will be valued at the mean between the "bid" and "asked" prices. Securities may be valued primarily using dealer-supplied valuations or a portfolio pricing service authorized by the Board of Trustees. Securities (including restricted securities) for which market quotations are not readily available are valued at their fair value.
Foreign and domestic securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. These balances are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

            15 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

                                                                  NET UNREALIZED
                                                                    APPRECIATION
                                                                BASED ON COST OF
                                                                  SECURITIES AND
UNDISTRIBUTED    UNDISTRIBUTED             ACCUMULATED         OTHER INVESTMENTS
NET INVESTMENT       LONG-TERM                    LOSS        FOR FEDERAL INCOME
INCOME                    GAIN    CARRYFORWARD 1,2,3,4              TAX PURPOSES
--------------------------------------------------------------------------------
$--                        $--            $788,249,069              $217,190,229

1. As of December 31, 2004, the Fund had $777,504,238 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2004, details of the capital loss carryforwards were as follows:

                        EXPIRING
                        ------------------------
                        2009       $ 547,279,416
                        2010         230,224,822
                        ------------------------
                        Total      $ 777,504,238
                                   =============

2. As of December 31, 2004, the Fund had $10,744,831 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2013.

3. During the fiscal year ended December 31, 2004, the Fund utilized $9,896,185 of capital loss carryforward to offset capital gains realized in that fiscal year.

4. During the fiscal year ended December 31, 2003, the Fund utilized $32,872,643 of capital loss carryforward to offset capital gains realized in that fiscal year.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2004. Net assets of the Fund were unaffected by the reclassifications.

                                                  INCREASE TO
                               REDUCTION TO   ACCUMULATED NET
          REDUCTION TO      ACCUMULATED NET     REALIZED LOSS
          PAID-IN CAPITAL   INVESTMENT LOSS    ON INVESTMENTS
          ---------------------------------------------------
          $4,357,702             $4,452,131           $94,429

No distributions were paid during the years ended December 31, 2004 and December
31, 2003.

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2004 are noted below. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

              Federal tax cost of securities   $ 1,015,238,912
                                               ================
              Gross unrealized appreciation    $   283,313,180
              Gross unrealized depreciation        (66,122,951)
                                               ----------------
              Net unrealized appreciation      $   217,190,229
                                               ================

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the
Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other

            16 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of "Other" within the asset section of the Statement of Assets and Liabilities. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
CUSTODIAN FEES. Custodian Fees and Expenses in the Statement of Operations may
include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts at a rate equal to the Federal
Funds Rate plus 0.50%. The Reduction to Custodian Expenses line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                           YEAR ENDED DECEMBER 31, 2004  YEAR ENDED DECEMBER 31, 2003
                               SHARES           AMOUNT        SHARES           AMOUNT
--------------------------------------------------------------------------------------

NON-SERVICE SHARES
Sold                        2,254,599   $   88,253,010     7,581,692   $  249,645,333
Redeemed                   (5,085,553)    (197,945,567)  (10,767,148)    (348,522,906)
                           -----------------------------------------------------------
Net decrease               (2,830,954)  $ (109,692,557)   (3,185,456)  $  (98,877,573)
                           ===========================================================

--------------------------------------------------------------------------------------
SERVICE SHARES
Sold                          312,167   $   12,156,781       328,184   $   11,390,813
Redeemed                      (78,906)      (3,051,943)      (12,954)        (455,634)
                           -----------------------------------------------------------
Net increase                  233,261   $    9,104,838       315,230   $   10,935,179
                           ===========================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2004, were
$598,039,270 and $679,849,231, respectively.

            17 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $700 million and 0.58% of average annual net assets over $1.5 billion.

--------------------------------------------------------------------------------
ADMINISTRATION SERVICES. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund's tax returns.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2004, the Fund paid
$19,290 to OFS for services to the Fund.

      Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc. (the Distributor), for distribution related services and personal service and account maintenance for the Fund's Service shares. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the Service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

--------------------------------------------------------------------------------
PAYMENTS AND WAIVERS OF EXPENSES. Following a review of its use of brokerage commissions for sales that is permitted under its investment advisory agreement, the Fund's Manager terminated that practice in July 2003. Subsequently, the
Manager paid the Fund $94,429, an amount equivalent to certain of such commissions incurred in prior years.

      OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
5. ILLIQUID OR RESTRICTED SECURITIES

As of December 31, 2004, investments in securities included issues that are illiquid or restricted. Restricted securities are purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the
Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation.
Information concerning restricted securities is as follows:

                                                            ACQUISITION                   VALUATION AS OF     UNREALIZED
SECURITY                                                          DATES          COST   DECEMBER 31, 2004   DEPRECIATION
------------------------------------------------------------------------------------------------------------------------

Blaze Network Products, Inc., 8% Cv., Series D                 10/17/00   $ 7,346,317         $       873   $  7,345,444
BroadBand Office, Inc., Cv., Series C                           8/28/00     4,000,015                  --      4,000,015
Centerpoint Broadband Technologies, Inc., Cv., Series D        10/23/00    13,999,997                  --     13,999,997
Centerpoint Broadband Technologies, Inc., Cv., Series Z         5/26/00     6,999,992                  --      6,999,992
MicroPhotonix Integration Corp., Cv., Series C                   7/6/00     4,000,004                  --      4,000,004
Multiplex, Inc., Cv., Series C                                   2/9/01    17,150,662             564,154     16,586,508
Questia Media, Inc., Cv., Series B                              8/18/00     8,999,999             969,869      8,030,130

            18 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

--------------------------------------------------------------------------------
6. LITIGATION

A consolidated amended complaint has been filed as putative derivative and class actions against the Manager, OFS and the Distributor (collectively, the
"Oppenheimer defendants"), as well as 51 of the Oppenheimer funds (as "Nominal
Defendants") excluding the Fund, 31 present and former Directors or Trustees and
9 present and former officers of the funds. This complaint, filed in the U.S.
District Court for the Southern District of New York on January 10, 2005,
consolidates into a single action and amends six individual previously-filed putative derivative and class action complaints. Like those prior complaints, the complaint alleges that the Manager charged excessive fees for distribution and other costs, improperly used assets of the funds in the form of directed brokerage commissions and 12b-1 fees to pay brokers to promote sales of the funds, and failed to properly disclose the use of assets of the funds to make those payments in violation of the Investment Company Act of 1940 and the
Investment Advisers Act of 1940. Also, like those prior complaints, the complaint further alleges that by permitting and/or participating in those actions, the Directors/Trustees and the Officers breached their fiduciary duties to shareholders of the funds under the Investment Company Act of 1940 and at common law. The complaint seeks unspecified compensatory and punitive damages, rescission of the funds' investment advisory agreements, an accounting of all fees paid, and an award of attorneys' fees and litigation expenses.

      The Oppenheimer defendants believe that the allegations contained in the
Complaints are without merit and that they, the funds named as Nominal
Defendants, and the Directors/Trustees of those funds have meritorious defenses against the claims asserted. The Oppenheimer defendants intend to defend these lawsuits vigorously and to contest any claimed liability, and they have retained legal counsel to defend such suits. The Oppenheimer defendants believe that it is premature to render any opinion as to the likelihood of an outcome unfavorable to them and that no estimate can yet be made with any degree of certainty as to the amount or range of any potential loss.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER BALANCED FUND/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Balanced Fund/VA, a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of
December 31, 2004, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures.
Additionally, an audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Balanced Fund/VA as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 11, 2005

STATEMENT OF INVESTMENTS  December 31, 2004
--------------------------------------------------------------------------------

                                                                          VALUE
                                                       SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
COMMON STOCKS--52.4%
-------------------------------------------------------------------------------
CONSUMER DISCRETIONARY--8.6%
-------------------------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--0.8%
McDonald's Corp.                                      154,500   $     4,953,270
-------------------------------------------------------------------------------
HOUSEHOLD DURABLES--0.3%
WCI Communities, Inc. 1                                69,600         2,046,240
-------------------------------------------------------------------------------
INTERNET & CATALOG RETAIL--0.5%
IAC/InterActiveCorp                                   103,600         2,861,432
-------------------------------------------------------------------------------
LEISURE EQUIPMENT & PRODUCTS--0.1%
Leapfrog Enterprises, Inc. 1                           47,200           641,920
-------------------------------------------------------------------------------
MEDIA--6.6%
Liberty Media Corp., Cl. A 1                          996,200        10,938,276
-------------------------------------------------------------------------------
Liberty Media International, Inc., Cl. A 1             46,794         2,163,287
-------------------------------------------------------------------------------
UnitedGlobalCom, Inc., Cl. A 1                      2,268,484        21,913,555
-------------------------------------------------------------------------------
Viacom, Inc., Cl. B                                   131,800         4,796,202
                                                                ---------------
                                                                     39,811,320

-------------------------------------------------------------------------------
SPECIALTY RETAIL--0.3%
Gap, Inc. (The)                                        82,300         1,738,176
-------------------------------------------------------------------------------
CONSUMER STAPLES--3.7%
-------------------------------------------------------------------------------
BEVERAGES--1.0%
Constellation Brands, Inc., Cl. A 1                   133,900         6,227,689
-------------------------------------------------------------------------------
FOOD PRODUCTS--0.7%
Tyson Foods, Inc., Cl. A                              233,800         4,301,920
-------------------------------------------------------------------------------
TOBACCO--2.0%
Altria Group, Inc.                                    199,600        12,195,560
-------------------------------------------------------------------------------
Energy--3.7%
-------------------------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--0.3%
Halliburton Co.                                        42,600         1,671,624
-------------------------------------------------------------------------------
OIL & GAS--3.4%
BP plc, ADR                                            50,400         2,943,360
-------------------------------------------------------------------------------
Kinder Morgan, Inc.                                    34,900         2,552,237
-------------------------------------------------------------------------------
LUKOIL, Sponsored ADR                                  44,300         5,426,750
-------------------------------------------------------------------------------
Petroleo Brasileiro SA, Preference                     81,000         2,962,782
-------------------------------------------------------------------------------
Talisman Energy, Inc.                                 137,700         3,717,894
-------------------------------------------------------------------------------
Total SA, B Shares                                      1,700           372,570
-------------------------------------------------------------------------------
TotalFinaElf SA, Sponsored ADR                         24,000         2,636,160
                                                                ---------------
                                                                     20,611,753

-------------------------------------------------------------------------------
FINANCIALS--10.0%
-------------------------------------------------------------------------------
CAPITAL MARKETS--0.4%
UBS AG                                                 25,042         2,099,863
-------------------------------------------------------------------------------
COMMERCIAL BANKS--2.5%
Bank of America Corp.                                 169,968         7,986,796
-------------------------------------------------------------------------------
Wachovia Corp.                                         74,315         3,908,969
-------------------------------------------------------------------------------
Wells Fargo & Co.                                      54,600         3,393,390
                                                                ---------------
                                                                     15,289,155

                                                                          VALUE
                                                       SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--3.2%
Citigroup, Inc.                                       164,100   $     7,906,338
-------------------------------------------------------------------------------
JPMorgan Chase & Co.                                  100,500         3,920,505
-------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                         70,500         6,167,340
-------------------------------------------------------------------------------
Morgan Stanley                                         30,600         1,698,912
                                                                ---------------
                                                                     19,693,095

-------------------------------------------------------------------------------
INSURANCE--2.7%
Assured Guaranty Ltd.                                 181,900         3,577,973
-------------------------------------------------------------------------------
Genworth Financial, Inc., Cl. A                       258,500         6,979,500
-------------------------------------------------------------------------------
Prudential Financial, Inc.                            109,000         5,990,640
                                                                ---------------
                                                                     16,548,113

-------------------------------------------------------------------------------
REAL ESTATE--0.4%
Host Marriott Corp.                                   140,500         2,430,650
-------------------------------------------------------------------------------
THRIFTS & MORTGAGE FINANCE--0.8%
Freddie Mac                                            67,200         4,952,640
-------------------------------------------------------------------------------
HEALTH CARE--7.6%
-------------------------------------------------------------------------------
BIOTECHNOLOGY--1.9%
MedImmune, Inc. 1                                     167,900         4,551,769
-------------------------------------------------------------------------------
Wyeth                                                 158,300         6,741,997
                                                                ---------------
                                                                     11,293,766

-------------------------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--0.7%
Beckman Coulter, Inc.                                  61,000         4,086,390
-------------------------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.3%
Manor Care, Inc.                                       47,600         1,686,468
-------------------------------------------------------------------------------
PacifiCare Health Systems, Inc.                        46,800         2,645,136
-------------------------------------------------------------------------------
Tenet Healthcare Corp. 1                              349,700         3,839,706
                                                                ---------------
                                                                      8,171,310

-------------------------------------------------------------------------------
PHARMACEUTICALS--3.7%
GlaxoSmithKline plc, ADR                               62,600         2,966,614
-------------------------------------------------------------------------------
Novartis AG                                            89,813         4,525,798
-------------------------------------------------------------------------------
Pfizer, Inc.                                          207,600         5,582,364
-------------------------------------------------------------------------------
Schering-Plough Corp.                                 175,200         3,658,176
-------------------------------------------------------------------------------
Watson Pharmaceuticals, Inc. 1                        170,700         5,600,667
                                                                ---------------
                                                                     22,333,619

-------------------------------------------------------------------------------
INDUSTRIALS--5.7%
-------------------------------------------------------------------------------
AEROSPACE & DEFENSE--2.9%
Empresa Brasileira de
Aeronautica SA, ADR                                   101,400         3,390,816
-------------------------------------------------------------------------------
Honeywell International, Inc.                          83,600         2,960,276
-------------------------------------------------------------------------------
Orbital Sciences Corp. 1                              557,464         6,594,799
-------------------------------------------------------------------------------
Raytheon Co.                                          121,800         4,729,494
                                                                ---------------
                                                                     17,675,385

            8 | OPPENHEIMER BALANCED FUND/VA

                                                                          VALUE
                                                       SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--1.9%
Cendant Corp.                                         484,500   $    11,327,610
-------------------------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--0.9%
General Electric Co.                                   97,900         3,573,350
-------------------------------------------------------------------------------
Tyco International Ltd.                                48,800         1,744,112
                                                                ---------------
                                                                      5,317,462

-------------------------------------------------------------------------------
INFORMATION TECHNOLOGY--8.9%
-------------------------------------------------------------------------------
COMPUTERS & PERIPHERALS--2.2%
Hewlett-Packard Co.                                   145,400         3,049,038
-------------------------------------------------------------------------------
International Business Machines Corp.                 103,500        10,203,030
                                                                ---------------
                                                                     13,252,068

-------------------------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--0.8%
Flextronics International Ltd. 1                      347,800         4,806,596
-------------------------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--0.3%
Net2Phone, Inc. 1                                     481,500         1,637,100
-------------------------------------------------------------------------------
IT SERVICES--0.3%
CSG Systems International, Inc.                       115,700         2,163,590
-------------------------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--1.3%
Freescale Semiconductor, Inc., Cl. A 1                282,900         5,041,278
-------------------------------------------------------------------------------
Intel Corp.                                           128,600         3,007,954
                                                                ---------------
                                                                      8,049,232

-------------------------------------------------------------------------------
SOFTWARE--4.0%
Compuware Corp. 1                                     245,400         1,587,738
-------------------------------------------------------------------------------
Microsoft Corp.                                       290,000         7,745,900
-------------------------------------------------------------------------------
Novell, Inc. 1                                        252,700         1,705,725
-------------------------------------------------------------------------------
Synopsys, Inc. 1                                       39,600           776,952
-------------------------------------------------------------------------------
Take-Two Interactive Software, Inc.                   355,800        12,378,282
                                                                ---------------
                                                                     24,194,597

-------------------------------------------------------------------------------
MATERIALS--1.4%
-------------------------------------------------------------------------------
CHEMICALS--0.4%
Praxair, Inc.                                          58,900         2,600,435
-------------------------------------------------------------------------------
Sterling Chemicals, Inc. 1,2                               18               671
                                                                ---------------
                                                                      2,601,106

-------------------------------------------------------------------------------
METALS & MINING--0.7%
Companhia Vale do Rio Doce,
Sponsored ADR                                         115,800         2,823,204
-------------------------------------------------------------------------------
GrafTech International Ltd. 1                         164,200         1,553,332
                                                                ---------------
                                                                      4,376,536

-------------------------------------------------------------------------------
PAPER & FOREST PRODUCTS--0.3%
Bowater, Inc.                                          33,700         1,481,789

                                                                          VALUE
                                                       SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES--1.3%
-------------------------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--1.3%
IDT Corp., Cl. B 1                                    494,600   $     7,656,408
-------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group 1                       375,000                --
                                                                ---------------
                                                                      7,656,408

-------------------------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--0.0%
Leap Wireless International, Inc. 1                     1,707            46,089
-------------------------------------------------------------------------------
UTILITIES--1.5%
-------------------------------------------------------------------------------
ELECTRIC UTILITIES--1.2%
AES Corp. (The) 1                                     389,900         5,329,933
-------------------------------------------------------------------------------
PG&E Corp.                                             58,100         1,933,568
                                                                ---------------
                                                                      7,263,501

-------------------------------------------------------------------------------
GAS UTILITIES--0.3%
Sempra Energy                                          52,900         1,940,372
                                                                ---------------
Total Common Stocks (Cost $222,624,033)                             317,748,946

                                                        UNITS
-------------------------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES--0.0%
-------------------------------------------------------------------------------
HF Holdings, Inc. Wts., Exp. 9/27/09 1,2                2,593                26
-------------------------------------------------------------------------------
Lucent Technologies, Inc. Wts.,
Exp. 12/10/07 1                                         8,881            14,032
-------------------------------------------------------------------------------
Sterling Chemicals, Inc. Wts.,
Exp. 12/19/08 1,2                                          31               145
-------------------------------------------------------------------------------
Sun Healthcare Group, Inc. Wts.,
Exp. 2/28/05 1                                          1,241                --
                                                                ---------------
Total Rights, Warrants and Certificates
(Cost $38,932)                                                           14,203

                                                    PRINCIPAL
                                                       AMOUNT
-------------------------------------------------------------------------------
ASSET-BACKED SECURITIES--5.9%
-------------------------------------------------------------------------------
Bank One Auto Securitization Trust,
Automobile Receivable Certificates,
Series 2003-1, Cl. A2, 1.29%, 8/21/06         $       428,668           427,907
-------------------------------------------------------------------------------
BMW Vehicle Owner Trust,
Automobile Loan Certificates,
Series 2004-A, Cl. A2, 1.88%, 10/25/06              1,342,339         1,338,035
-------------------------------------------------------------------------------
Capital Auto Receivables Asset
Trust, Automobile Mtg.-Backed Nts.,
Series 2004-2, Cl. A3, 3.58%, 1/15/09               1,270,000         1,268,413
-------------------------------------------------------------------------------
Centex Home Equity Co. LLC, Home
Equity Loan Asset-Backed Certificates:
Series 2003-C, Cl. AF1, 2.14%, 7/25/18                118,828           118,696
Series 2004-A, Cl. AF1, 2.03%, 6/25/19                279,453           278,377
Series 2004-D, Cl. AF1, 2.98%, 4/25/20 2              548,493           546,714

            9 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
-------------------------------------------------------------------------------
Chase Funding Mortgage Loan
Asset-Backed Certificates, Home
Equity Mtg. Obligations:
Series 2002-4, Cl. 1A3, 3.44%,
4/25/23                                       $       176,951   $       176,963
Series 2003-1, Cl. 1A3, 3.14%,
7/25/23                                               519,865           519,594
Series 2003-4, Cl. 1A1, 2.538%,
9/25/17 3                                             105,089           105,145
Series 2003-4, Cl. 1A2, 2.138%,
7/25/18                                               470,000           468,421
Series 2004-1, Cl. 2A1, 2.528%,
9/25/21 3                                             912,702           913,289
-------------------------------------------------------------------------------
Chase Manhattan Auto Owner Trust,
Automobile Loan Pass-Through
Certificates:
Series 2002-A, Cl. A4, 4.24%, 9/15/08                 270,583           272,276
Series 2003-B, Cl. A2, 1.28%, 3/15/06                 111,861           111,799
-------------------------------------------------------------------------------
CIT Equipment Collateral,
Equipment Receivable-Backed Nts.,
Series 2004-DFS, Cl. A2, 2.66%,
11/20/06 2                                            900,000           896,169
-------------------------------------------------------------------------------
Citibank Credit Card Issuance Trust,
Credit Card Receivable Nts., Series
2002-A3, Cl. A3, 4.40%, 5/15/07                     1,050,000         1,057,252
-------------------------------------------------------------------------------
CitiFinancial Mortgage Securities,
Inc., Home Equity Collateralized
Mtg. Obligations:
Series 2003-2, Cl. AF1, 2.518%,
5/25/33 3                                              62,274            62,315
Series 2003-3, Cl. AF1, 2.538%,
8/25/33 3                                             288,500           288,693
-------------------------------------------------------------------------------
Citigroup Mortgage Loan Trust,
Inc., Home Equity Mtg. Obligations,
Series 2004-OPT1, Cl. A1B, 2.388%,
9/1/34 2                                              957,943           956,745
-------------------------------------------------------------------------------
Countrywide Asset-Backed
Certificates, Inc., Home Equity
Asset-Backed Certificates, Series
2002-4, Cl. A1, 2.788%, 2/25/33 3                     247,806           249,209
-------------------------------------------------------------------------------
DaimlerChrysler Auto Trust,
Automobile Loan Pass-Through
Certificates:
Series 2003-A, Cl. A2, 1.52%, 12/8/05                 344,336           344,301
Series 2003-B, Cl. A2, 1.61%, 7/10/06               1,429,174         1,426,772
Series 2004-B, Cl. A2, 2.48%, 2/8/07 2              1,000,000           997,602
Series 2004-C, Cl. A2, 2.62%, 6/8/07                1,720,000         1,714,720
-------------------------------------------------------------------------------
Ford Credit Auto Owner Trust,
Automobile Loan Pass-Through
Certificates, Series 2004-A,
Cl. A2, 2.13%, 10/15/06                             2,200,000         2,191,434

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
-------------------------------------------------------------------------------
Harley-Davidson Motorcycle Trust,
Motorcycle Receivable Nts., Series
2003-3, Cl. A1, 1.50%, 1/15/08                $       768,019   $       765,306
-------------------------------------------------------------------------------
Honda Auto Receivables Owner
Trust, Automobile Receivable
Obligations:
Series 2003-3, Cl. A2, 1.52%, 4/21/06                 815,279           813,913
Series 2003-4, Cl. A2, 1.58%, 7/17/06               1,186,525         1,183,878
-------------------------------------------------------------------------------
Household Automotive Trust,
Automobile Loan Certificates,
Series 2003-2, Cl. A2, 1.56%, 12/18/06                483,178           482,223
-------------------------------------------------------------------------------
M&I Auto Loan Trust, Automobile
Loan Certificates:
Series 2002-1, Cl. A3, 2.49%, 10/22/07                499,345           499,276
Series 2003-1, Cl. A2, 1.60%, 7/20/06                 780,991           779,864
-------------------------------------------------------------------------------
National City Auto Receivables
Trust, Automobile Receivable
Obligations, Series 2004-A, Cl. A2,
1.50%, 2/15/07                                        830,296           827,374
-------------------------------------------------------------------------------
Nissan Auto Lease Trust,
Automobile Lease Obligations:
Series 2003-A, Cl. A2, 1.69%, 12/15/05                 77,230            77,230
Series 2004-A, Cl. A2, 2.55%, 1/15/07                 840,000           839,430
-------------------------------------------------------------------------------
Nissan Auto Receivables Owner
Trust, Automobile Receivable Nts.:
Series 2002-A, Cl. A4, 4.28%, 10/16/06                214,670           215,752
Series 2004-A, Cl. A2, 1.40%, 7/17/06                 941,394           937,610
-------------------------------------------------------------------------------
Option One Mortgage Loan Trust,
Home Equity Mtg. Obligations, Series
2004-3, Cl. A2, 2.568%, 11/25/34 2,3                  538,440           538,787
-------------------------------------------------------------------------------
Popular ABS Mortgage Pass-Through
Trust, Home Equity Pass-Through
Certificates, Series 2004-5, Cl. AF2,
3.735%, 11/10/34 2                                    340,000           338,869
-------------------------------------------------------------------------------
Toyota Auto Receivables Owner
Trust, Automobile Mtg.-Backed
Obligations:
Series 2002-B, Cl. A3, 3.76%, 6/15/06                  77,995            78,108
Series 2003-B, Cl. A2, 1.43%, 2/15/06                 315,355           315,162
-------------------------------------------------------------------------------
USAA Auto Owner Trust,
Automobile Loan Asset-Backed Nts.:
Series 2002-1, Cl. A3, 2.41%, 10/16/06                206,620           206,613
Series 2004-1, Cl. A2, 1.43%, 9/15/06               2,232,894         2,225,786
Series 2004-2, Cl. A2, 2.41%, 2/15/07               1,030,000         1,026,746
Series 2004-3, Cl. A2, 2.79%, 6/15/07                 820,000           818,382
-------------------------------------------------------------------------------
Volkswagen Auto Lease Trust,
Automobile Lease Asset-Backed
Securities, Series 2004-A, Cl. A2,
2.47%, 1/22/07                                      1,040,000         1,035,247

            10 | OPPENHEIMER BALANCED FUND/VA

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
--------------------------------------------------------------------------------
Volkswagen Auto Loan Enhanced
Trust, Automobile Loan Receivable
Certificates:
Series 2003-1, Cl. A2, 1.11%, 12/20/05        $       143,570   $       143,521
Series 2003-2, Cl. A2, 1.55%, 6/20/06                 619,502           618,299
-------------------------------------------------------------------------------
Wachovia Auto Owner Trust,
Automobile Receivable Nts., Series
2004-B, Cl. A2, 2.40%, 5/21/07                        740,000           736,955
-------------------------------------------------------------------------------
Wells Fargo Home Equity Trust,
Collateralized Mtg. Obligations,
Series 2004-2, Cl. AI1B, 2.94%, 9/25/18             1,530,733         1,523,659
-------------------------------------------------------------------------------
Whole Auto Loan Trust, Automobile
Loan Receivable Certificates:
Series 2003-1, Cl. A2A, 1.40%, 4/15/06                766,394           764,957
Series 2004-1, Cl. A2A, 2.59%, 5/15/07              1,070,000         1,066,063
                                                                ---------------
Total Asset-Backed Securities
(Cost $35,698,339)                                                   35,589,851

-------------------------------------------------------------------------------
MORTGAGE-BACKED OBLIGATIONS--31.9%
-------------------------------------------------------------------------------
GOVERNMENT AGENCY--27.6%
-------------------------------------------------------------------------------
FHLMC/FNMA/SPONSORED--27.5%
Federal Home Loan Mortgage Corp.:
5%, 1/1/35 4                                       12,183,000        12,099,242
5.50%, 1/1/35 4                                     7,814,000         7,938,540
6.50%, 7/1/28-4/1/34                                1,451,574         1,526,542
7%, 5/1/29-11/1/34                                  9,828,160        10,422,441
7%, 1/1/35 4                                        1,697,000         1,797,759
-------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.,
Gtd. Real Estate Mtg. Investment
Conduit Multiclass Pass-Through
Certificates:
Series 1669, Cl. G, 6.50%, 2/15/23                    280,065           282,296
Series 2055, Cl. ZM, 6.50%, 5/15/28                   722,759           751,722
Series 2075, Cl. D, 6.50%, 8/15/28                  1,622,217         1,688,728
Series 2080, Cl. Z, 6.50%, 8/15/28                    455,576           469,770
Series 2387, Cl. PD, 6%, 4/15/30                      937,202           971,466
Series 2466, Cl. PD, 6.50%, 4/15/30                   259,674           260,925
Series 2498, Cl. PC, 5.50%, 10/15/14                  134,573           135,726
Series 2500, Cl. FD, 2.903%, 3/15/32 3                269,712           270,770
Series 2526, Cl. FE, 2.803%, 6/15/29 3                331,555           332,748
Series 2551, Cl. FD, 2.803%, 1/15/33 3                265,555           267,375
Series 2551, Cl. TA, 4.50%, 2/15/18                   112,341           112,270
-------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.,
Interest-Only Stripped Mtg.-Backed
Security:
Series 176, Cl. IO, (0.21)%, 6/1/26 5                 469,447            87,648
Series 183, Cl. IO, (1.41)%, 4/1/27 5                 761,669           147,670
Series 184, Cl. IO, 1.85%, 12/1/26 5                  773,660           143,863
Series 192, Cl. IO, 3.27%, 2/1/28 5                   209,537            38,940
Series 200, Cl. IO, 2.89%, 1/1/29 5                   256,034            49,086
Series 2130, Cl. SC, 12.38%, 3/15/29 5                576,012            60,173
Series 2796, Cl. SD, 19.10%, 7/15/26 5                795,040            80,364

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
--------------------------------------------------------------------------------
FHLMC/FNMA/SPONSORED Continued
Federal Home Loan Mortgage Corp.,
Principal-Only Stripped Mtg.-Backed
Security, Series 176, Cl. PO, 6.95%,
6/1/26 6                                      $       206,600   $       180,247
-------------------------------------------------------------------------------
Federal National Mortgage Assn.:
4.50%, 1/1/20 4                                     5,578,000         5,560,569
5%, 1/1/20-1/1/35 4                                22,693,000        22,586,331
5.50%, 3/1/33-1/1/34                                5,764,934         5,859,441
5.50%, 1/1/35 4                                    22,082,000        22,420,120
6%, 5/1/16-8/1/24                                   8,553,513         8,926,103
6%, 1/1/35 4                                       12,055,000        12,465,617
6.50%, 11/1/27-10/1/30                              1,359,313         1,429,034
6.50%, 1/1/35 4                                    15,978,000        16,756,928
7%, 12/1/31-10/1/34                                11,580,421        12,281,759
7%, 8/1/28-6/1/32 4                                 4,627,104         4,910,937
7.50%, 7/1/30-9/1/30                                1,082,094         1,159,793
8.50%, 7/1/32                                          56,581            61,468
-------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Collateralized Mtg. Obligations,
Trust 2002-T1, Cl. A2, 7%, 11/25/31                 1,561,930         1,656,130
-------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Collateralized Mtg. Obligations, Gtd.
Real Estate Mtg. Investment Conduit
Pass-Through Certificates:
Trust 1993-87, Cl. Z, 6.50%, 6/25/23                1,256,369         1,319,246
Trust 1998-63, Cl. PG, 6%, 3/25/27                    256,265           257,487
Trust 2001-50, Cl. NE, 6%, 8/25/30                    508,881           515,913
Trust 2001-70, Cl. LR, 6%, 9/25/30                    489,509           499,106
Trust 2001-72, Cl. NH, 6%, 4/25/30                    397,360           406,372
Trust 2001-74, Cl. PD, 6%, 5/25/30                    169,872           172,177
Trust 2002-50, Cl. PD, 6%, 9/25/27                    278,499           278,685
Trust 2002-77, Cl. WF, 2.81%, 12/18/32 3              426,467           428,987
Trust 2002-94, Cl. MA, 4.50%, 8/25/09                 737,669           739,285
Trust 2003-81, Cl. PA, 5%, 2/25/12                    221,314           222,127
Trust 2004-101, Cl. BG, 5%, 1/25/20                 1,110,000         1,119,713
-------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates,
Interest-Only Stripped Mtg.-Backed
Security:
Trust 319, Cl. 2, (3.08)%, 2/1/32 5                   469,725            90,287
Trust 2002-47, Cl. NS, 9.28%, 4/25/32 5             1,030,485           108,006
Trust 2002-51, Cl. S, 9.56%, 8/25/32 5                946,229            99,276
-------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Interest-Only Stripped Mtg.-Backed
Security:
Trust 222, Cl. 2, (2.53)%, 6/1/23 5                 1,519,204           283,050
Trust 233, Cl. 2, (0.80)%, 8/1/23 5                 1,435,014           265,601
Trust 240, Cl. 2, 0.11%, 9/1/23 5                   2,324,143           442,611
Trust 252, Cl. 2, (3.44)%, 11/1/23 5                1,161,785           228,219
Trust 254, Cl. 2, (0.11)%, 1/1/24 5                   584,942           120,874
Trust 273, Cl. 2, 0.09%, 7/1/26 5                     340,774            62,963
Trust 321, Cl. 2, (8.45)%, 3/1/32 5                 4,842,910           962,409
Trust 333, Cl. 2, 1.40%, 3/1/33 5                   4,696,785         1,015,778
Trust 334, Cl. 17, (16.18)%, 2/1/33 5                 777,496           155,868
Trust 2001-81, Cl. S, 13.68%, 1/25/32 5               482,978            58,907

            11 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
FHLMC/FNMA/SPONSORED Continued
Federal National Mortgage Assn.,
Interest-Only Stripped Mtg.-Backed
Security: Continued
Trust 2002-52, Cl. SD, 8.85%, 9/25/32 5       $     1,191,233   $       123,167
Trust 2002-77, Cl. SH, 21.15%,
12/18/32 5                                            619,517            62,738
Trust 2002-9, Cl. MS, 10.62%, 3/25/32 5               703,195            76,703
Trust 2004-54, Cl. DS, 20.40%,
11/25/30 5                                            993,390            90,528
-------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Principal-Only Stripped Mtg.-Backed
Security, Trust 1993-184, Cl. M,
9.71%, 9/25/23 6                                      480,445           416,075
                                                                ---------------
                                                                    166,812,699

-------------------------------------------------------------------------------
GNMA/GUARANTEED--0.1%
Government National Mortgage
Assn., 8%, 4/15/23                                    293,164           320,660
-------------------------------------------------------------------------------
Government National Mortgage
Assn., Interest-Only Stripped
Mtg.-Backed Security:
Series 2001-21, Cl. SB, 14.94%,
1/16/27 5                                             920,135            88,003
Series 2002-15, Cl. SM, 9.39%,
2/16/32 5                                           1,047,287           100,973
Series 2002-76, Cl. SY, 9.35%,
12/16/26 5                                          2,108,379           215,071
Series 2004-11, Cl. SM, 10.64%,
1/17/30 5                                             835,059            75,086
                                                                ---------------
                                                                        799,793

-------------------------------------------------------------------------------
PRIVATE--4.3%
-------------------------------------------------------------------------------
COMMERCIAL--4.3%
Banc of America Commercial
Mortgage, Inc., Commercial Mtg.
Pass-Through Certificates, Series
2004-6, Cl. A3, 4.512%, 12/10/42                    1,000,000         1,000,000
-------------------------------------------------------------------------------
Bank of America Mortgage Securities,
Inc., Collateralized Mtg. Obligations
Pass-Through Certificates:
Series 2004-2, Cl. 2A1, 6.50%,
7/20/32                                             1,636,692         1,672,129
Series 2004-8, Cl. 5A1, 6.50%,
5/25/32                                             1,275,323         1,325,141
Series 2004-E, Cl. 2A9, 3.712%,
6/25/34                                               931,642           932,230
Series 2004-G, Cl. 2A1, 2.469%,
8/25/34                                               622,321           621,094
-------------------------------------------------------------------------------
Countrywide Alternative Loan
Trust, Collateralized Mtg. Obligations,
Series 2004-J9, Cl. 1A1, 2.598%,
10/25/34 3                                          1,299,747         1,301,242

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
COMMERCIAL Continued
First Union National Bank/Lehman
Brothers/Bank of America Commercial
Mtg. Trust, Pass-Through Certificates,
Series 1998-C2, Cl. A2, 6.56%,
11/18/35                                      $       680,000   $       731,518
-------------------------------------------------------------------------------
General Motors Acceptance Corp.
Commercial Mtg. Securities, Inc.,
Commercial Mtg. Obligations, Series
2004-C3, Cl. A4, 4.547%, 12/10/41                     640,000           641,684
-------------------------------------------------------------------------------
GMAC Commercial Mortgage
Securities, Inc., Mtg. Pass-Through
Certificates, Series 1997-C1, Cl. A3,
6.869%, 7/15/29                                       506,985           536,679
-------------------------------------------------------------------------------
GS Mortgage Securities Corp. II,
Commercial Mtg. Pass-Through
Certificates:
Series 2004-C1, Cl. A1, 3.659%,
10/10/28                                              685,259           677,810
Series 2004-GG2, Cl. A3, 4.602%,
8/10/38                                               410,000           418,316
-------------------------------------------------------------------------------
GSR Mortgage Loan Trust,
Collateralized Mtg. Obligations,
Series 04-12, Cl. 3A1, 4.593%, 12/25/34 2,3         2,018,542         2,021,322
-------------------------------------------------------------------------------
Mastr Alternative Loan Trust,
Pass-Through Collateralized Mtg.
Obligations, Series 2004-6, Cl. 10A1,
6%, 7/25/34                                         1,893,011         1,954,708
-------------------------------------------------------------------------------
Mastr Asset Securitization Trust,
Pass-Through Collateralized Mtg.
Obligations, Series 2004-9, Cl. A3,
4.70%, 8/25/34                                      2,476,850         2,478,856
-------------------------------------------------------------------------------
Mastr Seasoned Securities Trust,
Collateralized Mtg. Obligations,
Series 2004-2, Cl. PT65, 6.50%,
12/1/34 4                                           2,966,000         3,054,517
-------------------------------------------------------------------------------
Nomura Asset Securities Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1998-D6, Cl. A1B,
6.59%, 3/15/30                                        780,000           844,183
-------------------------------------------------------------------------------
Prudential Mortgage Capital Co. II
LLC, Commercial Mtg. Pass-Through
Certificates, Series PRU-HTG 2000-C1,
Cl. A2, 7.306%, 10/6/15                               983,000         1,133,147
-------------------------------------------------------------------------------
Washington Mutual Mortgage
Securities Corp., Collateralized Mtg.
Pass-Through Certificates, Series
2003-AR12, Cl. A2, 2.446%, 2/25/34 3                   16,547            16,556

            12 | OPPENHEIMER BALANCED FUND/VA

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
COMMERICIAL Continued
Wells Fargo Mortgage-Backed
Securities Trust, Collateralized Mtg.
Obligations:
Series 2004-DD, Cl. 2A1,
4.548%, 1/25/35                               $     2,260,000   $     2,263,708
Series 2004-N, Cl. A10, 3.803%,
8/25/34 2                                           1,652,090         1,657,524
Series 2004-W, Cl. A2, 4.635%,
11/25/34 3                                            948,941           951,560
                                                                ---------------
                                                                     26,233,924

-------------------------------------------------------------------------------
OTHER--0.0%
CIT Equipment Collateral, Equipment
Receivable-Backed Nts., Series
2003-EF1, Cl. A2, 1.49%, 12/20/05                      77,989            78,005
                                                                ---------------
Total Mortgage-Backed Obligations
(Cost $193,402,123)                                                 193,924,421

-------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--6.6%
-------------------------------------------------------------------------------
Federal Home Loan Bank Bonds,
3.125%, 9/15/06                                     2,155,000         2,153,636
-------------------------------------------------------------------------------
Federal Home Loan Bank Unsec.
Bonds, 2.75%, 10/15/06                              2,540,000         2,520,993
-------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp. Unsec. Nts., 6.875%, 9/15/10                  1,500,000         1,714,446
-------------------------------------------------------------------------------
Federal National Mortgage Assn.
Unsec. Nts.:
4.25%, 7/15/07                                      4,315,000         4,408,066
7.25%, 1/15/10-5/15/30                              4,075,000         4,790,855
-------------------------------------------------------------------------------
Tennessee Valley Authority Bonds:
7.125%, 5/1/30                                        795,000           992,111
Series A, 6.79%, 5/23/12                            7,916,000         9,128,446
-------------------------------------------------------------------------------
U.S. Treasury Bonds:
5.375%, 2/15/31                                     2,197,000         2,376,365
5.50%, 8/15/28                                        645,000           698,314
STRIPS, 3.37%, 2/15/11 7                              409,000           322,164
STRIPS, 3.86%, 2/15/13 7                              478,000           340,039
-------------------------------------------------------------------------------
U.S. Treasury Nts.:
2.50%, 9/30/06-10/31/06                             8,960,000         8,882,683
4.25%, 11/15/13-11/15/14                            1,538,000         1,546,678
5.75%, 8/15/10                                        434,000           477,960
                                                                ---------------

Total U.S. Government Obligations
(Cost $40,249,219)                                                   40,352,756

-------------------------------------------------------------------------------
FOREIGN GOVERNMENT OBLIGATIONS--0.1%
-------------------------------------------------------------------------------
United Mexican States Nts., 7.50%,
1/14/12 (Cost $520,726)                               475,000           539,838
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND
NOTES--13.2%
ABN Amro Bank NV (NY Branch),
7.125% Sub. Nts., Series B, 10/15/93                  400,000   $       461,950
-------------------------------------------------------------------------------

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Aetna, Inc., 7.375% Sr. Unsec. Nts., 3/1/06   $     1,185,000   $     1,233,951
-------------------------------------------------------------------------------
Allied Waste North America, Inc.,
8.875% Sr. Nts., Series B, 4/1/08                     540,000           580,500
-------------------------------------------------------------------------------
Allstate Financial Global Funding
LLC, 4.25% Nts., 9/10/08 9                            245,000           248,094
-------------------------------------------------------------------------------
Allstate Life Global Funding II,
3.50% Nts., 7/30/07                                   330,000           328,808
-------------------------------------------------------------------------------
American Express Centurion Bank,
4.375% Nts., 7/30/09                                  435,000           442,381
-------------------------------------------------------------------------------
American Honda Finance Corp.,
3.85% Nts., 11/6/08 9                                 835,000           833,408
-------------------------------------------------------------------------------
AT&T Wireless Services, Inc.,
7.50% Sr. Unsec. Nts., 5/1/07                         885,000           961,767
-------------------------------------------------------------------------------
AXA, 8.60% Unsec. Sub. Nts., 12/15/30                 750,000           987,984
-------------------------------------------------------------------------------
Bank of America Corp.:
4.875% Sr. Unsec. Nts., 1/15/13                        15,000            15,286
7.80% Jr. Unsec. Sub. Nts., 2/15/10                   400,000           465,659
-------------------------------------------------------------------------------
Bankers Trust Corp., 7.375%
Unsec. Sub. Nts., 5/1/08                              100,000           111,007
-------------------------------------------------------------------------------
Beazer Homes USA, Inc., 8.625%
Sr. Unsec. Nts., 5/15/11                              565,000           618,675
-------------------------------------------------------------------------------
Boeing Capital Corp.:
5.65% Sr. Unsec. Nts., 5/15/06                        180,000           185,670
6.50% Nts., 2/15/12  10                               750,000           841,571
-------------------------------------------------------------------------------
British Telecommunications plc:
7.875% Nts., 12/15/05                                 770,000           803,285
8.125% Nts., 12/15/10                                 420,000           504,968
-------------------------------------------------------------------------------
Canadian National Railway Co.,
4.25% Nts., 8/1/09                                    161,000           162,448
-------------------------------------------------------------------------------
CenterPoint Energy, Inc.:
5.875% Sr. Nts., 6/1/08                               690,000           722,564
8.125% Unsec. Nts., Series B, 7/15/05                 270,000           277,148
-------------------------------------------------------------------------------
Chancellor Media CCU, 8% Sr.
Unsec. Nts., 11/1/08                                1,155,000         1,297,895
-------------------------------------------------------------------------------
Chesapeake Energy Corp., 7.50%
Sr. Nts., 6/15/14                                     610,000           669,475
-------------------------------------------------------------------------------
CIGNA Corp., 7.40% Unsec. Nts.,
5/15/07                                             1,410,000         1,515,619
-------------------------------------------------------------------------------
CIT Group, Inc., 7.75% Sr. Unsec.
Unsub. Nts., 4/2/12                                 1,000,000         1,185,388
-------------------------------------------------------------------------------
Citigroup, Inc., 6.875% Unsec. Nts.,
2/15/98                                               450,000           514,893
-------------------------------------------------------------------------------
Citizens Communications Co.,
9.25% Sr. Nts., 5/15/11                               291,000           341,925
-------------------------------------------------------------------------------
Coca-Cola Co. (The), 7.375%
Unsec. Debs., 7/29/93                                 360,000           457,509
-------------------------------------------------------------------------------
ConAgra Foods, Inc., 6% Nts.,
9/15/06                                               610,000           635,388
-------------------------------------------------------------------------------
Conectiv, Inc., 5.30% Unsec. Unsub.
Nts., Series B, 6/1/05                                168,000           169,381

            13 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Cox Communications, Inc., 7.875%
Unsec. Nts., 8/15/09                          $       760,000   $       863,431
-------------------------------------------------------------------------------
CSX Corp., 6.25% Unsec. Nts.,
10/15/08                                              585,000           631,265
-------------------------------------------------------------------------------
D.R. Horton, Inc., 6.125% Nts.,
1/15/14                                               555,000           574,425
-------------------------------------------------------------------------------
DaimlerChrysler North America
Holding Corp., 4.75% Unsec. Nts.,
1/15/08                                             1,090,000         1,114,053
-------------------------------------------------------------------------------
Delphi Automotive Systems Corp.,
6.50% Nts., 5/1/09                                    500,000           514,400
-------------------------------------------------------------------------------
Deutsche Telekom International
Finance BV, 8.50% Unsub. Nts.,
6/15/10                                               770,000           918,381
-------------------------------------------------------------------------------
Dominion Resources, Inc., 8.125%
Sr. Unsub. Nts., 6/15/10                              530,000           624,528
-------------------------------------------------------------------------------
DTE Energy Co., 6.45% Sr. Unsub.
Nts., 6/1/06                                          580,000           603,983
-------------------------------------------------------------------------------
Duke Capital LLC, 5.668% Nts.,
8/15/14                                               645,000           666,774
-------------------------------------------------------------------------------
EOP Operating LP:
6.763% Sr. Unsec. Nts., 6/15/07                       180,000           191,591
8.375% Nts., 3/15/06                                  425,000           448,405
-------------------------------------------------------------------------------
Federated Department Stores, Inc.,
6.625% Sr. Unsec. Nts., 9/1/08                        810,000           882,514
-------------------------------------------------------------------------------
FedEx Corp., 2.65% Unsec. Nts.,
4/1/07                                              1,320,000         1,293,538
-------------------------------------------------------------------------------
FirstEnergy Corp.:
5.50% Sr. Unsub. Nts., Series A,
11/15/06                                              495,000           511,228
7.375% Sr. Unsub. Nts., Series C,
11/15/31                                              565,000           647,246
-------------------------------------------------------------------------------
Food Lion, Inc., 7.55% Nts., 4/15/07                  785,000           852,939
-------------------------------------------------------------------------------
Ford Holdings, Inc., 9.30% Unsec.
Unsub. Debs., 3/1/30                                  240,000           282,218
-------------------------------------------------------------------------------
Ford Motor Co., 7.70% Unsec.
Debs., 5/15/97                                        400,000           387,614
-------------------------------------------------------------------------------
Ford Motor Credit Co., 7.375%
Nts., 10/28/09                                        255,000           275,339
-------------------------------------------------------------------------------
France Telecom SA:
7.95% Sr. Unsec. Nts., 3/1/06                         115,000           120,779
8.50% Sr. Unsec. Nts., 3/1/11                         540,000           644,961
9.25% Sr. Unsec. Nts., 3/1/31 3                       230,000           312,708
-------------------------------------------------------------------------------
Franklin Resources, Inc., 3.70% Nts.,
4/15/08                                               425,000           424,320
-------------------------------------------------------------------------------
Gap, Inc. (The):
6.90% Nts., 9/15/07 2                                 354,000           382,320
10.55% Unsub. Nts., 12/15/08                          141,000           172,373
-------------------------------------------------------------------------------
General Electric Capital Corp.,
7.25% Nts., Series A, 2/1/05                          400,000           401,310
-------------------------------------------------------------------------------
General Mills, Inc., 3.875% Nts.,
11/30/07                                              950,000           953,687

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
General Motors Acceptance Corp.,
7.25% Nts., 3/2/11                            $     1,660,000   $     1,740,108
-------------------------------------------------------------------------------
General Motors Corp., 8.375% Sr.
Unsec. Debs., 7/15/33                                 280,000           290,907
-------------------------------------------------------------------------------
Goldman Sachs Group, Inc. (The),
7.80% Sr. Unsec. Unsub. Nts.,
Series B, 1/28/10                                     400,000           462,792
-------------------------------------------------------------------------------
Hartford Financial Services Group,
Inc. (The), 2.375% Nts., 6/1/06                       345,000           338,808
-------------------------------------------------------------------------------
Hertz Corp. (The), 6.35% Nts.,
6/15/10                                             1,560,000         1,600,650
-------------------------------------------------------------------------------
Hilton Hotels Corp., 7.95% Sr. Nts.,
4/15/07                                               450,000           489,713
-------------------------------------------------------------------------------
Household Finance Corp., 8.875%
Sr. Unsec. Nts., 2/15/06                              830,000           878,858
-------------------------------------------------------------------------------
Huntsman Corp./ICI Chemical Co.
plc, 13.08% Sr. Unsec. Disc. Nts.,
12/31/09 7                                            500,000           282,500
-------------------------------------------------------------------------------
Hutchison Whampoa International
Ltd., 7.45% Sr. Bonds, 11/24/33 9                     495,000           550,726
-------------------------------------------------------------------------------
IPALCO Enterprises, Inc., 8.375% Sr.
Sec. Nts., 11/14/08 2,3                               540,000           610,200
-------------------------------------------------------------------------------
iStar Financial, Inc.:
4.875% Sr. Unsec. Nts., Series B,
1/15/09                                               545,000           553,687
8.75% Sr. Unsec. Nts., 8/15/08                        400,000           456,487
-------------------------------------------------------------------------------
J.C. Penney Co., Inc., 8% Nts., 3/1/10              1,160,000         1,331,100
-------------------------------------------------------------------------------
John Hancock Global Funding II,
7.90% Nts., 7/2/10 9                                  947,000         1,110,079
-------------------------------------------------------------------------------
Kaiser Aluminum & Chemical Corp.,
10.875% Sr. Nts., Series B, 10/15/06 1,11             250,000           221,875
-------------------------------------------------------------------------------
Kinder Morgan, Inc., 6.50% Sr. Unsec.
Nts., 9/1/12                                          595,000           655,005
-------------------------------------------------------------------------------
Kraft Foods, Inc., 5.25% Nts., 6/1/07               1,435,000         1,487,320
-------------------------------------------------------------------------------
Kroger Co. (The), 7.80% Sr. Nts.,
8/15/07                                               905,000           993,094
-------------------------------------------------------------------------------
Lear Corp., 8.11% Sr. Unsec. Nts.,
Series B, 5/15/09                                   1,000,000         1,135,205
-------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.,
7% Nts., 2/1/08                                       765,000           836,410
-------------------------------------------------------------------------------
Lehman Brothers, Inc., 6.625% Sr.
Sub. Nts., 2/15/08                                    125,000           135,056
-------------------------------------------------------------------------------
Lennar Corp., 5.95% Sr. Unsec. Nts.,
3/1/13                                                580,000           615,214
-------------------------------------------------------------------------------
Liberty Media Corp., 3.50% Nts.,
9/25/06                                               600,000           596,913
-------------------------------------------------------------------------------
Liberty Property Trust, 5.65% Sr.
Nts., 8/15/14                                         615,000           633,055
-------------------------------------------------------------------------------
Marsh & McLennan Cos., Inc.,
5.375% Nts., 7/15/14                                  268,000           262,334

            14 | OPPENHEIMER BALANCED FUND/VA

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
May Department Stores Co., 3.95%
Nts., 7/15/07                                 $        81,000   $        81,185
-------------------------------------------------------------------------------
MBNA America Bank NA, 5.375%
Nts., 1/15/08                                         935,000           977,229
-------------------------------------------------------------------------------
McDonnell Douglas Corp., 6.875%
Unsec. Unsub. Nts., 11/1/06                           160,000           169,432
-------------------------------------------------------------------------------
Merrill Lynch & Co., Inc., 4.125%
Nts., 9/10/09                                       1,280,000         1,280,475
-------------------------------------------------------------------------------
Metallurg, Inc., 11% Sr. Nts., 12/1/07                450,000           393,750
-------------------------------------------------------------------------------
Morgan Stanley, 6.60% Nts., 4/1/12                    570,000           636,656
-------------------------------------------------------------------------------
National City Bank, 6.20% Sub.
Nts., 12/15/11                                         83,000            91,376
-------------------------------------------------------------------------------
NiSource Finance Corp.:
3.20% Nts., 11/1/06                                   180,000           178,462
7.875% Sr. Unsec. Nts., 11/15/10                      790,000           929,821
-------------------------------------------------------------------------------
Northrop Grumman Corp., 7.125%
Sr. Nts., 2/15/11                                     767,000           881,327
-------------------------------------------------------------------------------
Petroleos Mexicanos, 9.50% Sr. Sub.
Nts., 9/15/27                                         365,000           458,988
-------------------------------------------------------------------------------
PF Export Receivables Master Trust,
3.748% Sr. Nts., Series B, 6/1/13 9                   424,641           412,316
-------------------------------------------------------------------------------
Prudential Holdings LLC, 8.695%
Bonds, Series C, 12/18/23 9                           900,000         1,145,817
-------------------------------------------------------------------------------
Prudential Insurance Co. of America,
8.30% Nts., 7/1/25 9                                  920,000         1,178,061
-------------------------------------------------------------------------------
PSEG Energy Holdings LLC, 7.75%
Unsec. Nts., 4/16/07 2                                595,000           632,188
-------------------------------------------------------------------------------
R&B Falcon Corp., 9.50% Sr. Unsec.
Nts., 12/15/08                                        500,000           593,204
-------------------------------------------------------------------------------
Raytheon Co., 6.50% Unsec. Nts.,
7/15/05                                               225,000           229,049
-------------------------------------------------------------------------------
Safeway, Inc., 4.80% Sr. Unsec. Nts.,
7/16/07                                             1,445,000         1,480,099
-------------------------------------------------------------------------------
Spieker Properties LP, 6.75%
Unsec. Unsub. Nts., 1/15/08                           360,000           390,458
-------------------------------------------------------------------------------
Sprint Capital Corp.:
7.125% Sr. Unsec. Nts., 1/30/06                       595,000           619,028
8.75% Nts., 3/15/32                                   530,000           708,297
-------------------------------------------------------------------------------
Starwood Hotels & Resorts
Worldwide, Inc., 7.375% Nts., 5/1/07                  470,000           503,488
-------------------------------------------------------------------------------
Sterling Chemicals, Inc., 10% Sr.
Sec. Nts., 12/19/07 8                                 221,615           222,723
-------------------------------------------------------------------------------
SunTrust Banks, Inc.:
4% Nts., 10/15/08                                     640,000           646,461
7.75% Unsec. Sub. Nts., 5/1/10                         57,000            66,275
-------------------------------------------------------------------------------
TCI Communications, Inc., 9.80%
Sr. Unsec. Debs., 2/1/12                            1,145,000         1,477,881
-------------------------------------------------------------------------------
TECO Energy, Inc., 10.50% Sr.
Unsec. Nts., 12/1/07                                  475,000           549,805

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Telefonos de Mexico SA de CV,
4.50% Nts., 11/19/08                          $       530,000   $       534,857
-------------------------------------------------------------------------------
Time Warner Cos., Inc., 9.125%
Debs., 1/15/13                                        530,000           682,359
-------------------------------------------------------------------------------
Time Warner Entertainment Co. LP,
10.15% Sr. Nts., 5/1/12                               500,000           656,851
-------------------------------------------------------------------------------
Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11              565,000           627,150
-------------------------------------------------------------------------------
TXU Corp., 4.80% Nts., 11/15/09 9                     555,000           556,591
-------------------------------------------------------------------------------
Tyco International Group SA:
6.375% Sr. Unsec. Unsub. Nts.,
2/15/06                                               850,000           878,557
6.375% Nts., 10/15/11                                 750,000           829,192
6.75% Sr. Unsub. Nts., 2/15/11                        378,000           424,194
-------------------------------------------------------------------------------
Univision Communications, Inc.:
2.875% Sr. Unsec. Nts., 10/15/06                      163,000           160,910
3.50% Sr. Unsec. Nts., 10/15/07                       845,000           835,577
-------------------------------------------------------------------------------
Volkswagen Credit, Inc., 2.33% Nts.,
7/21/05  3,9                                        1,225,000         1,225,103
-------------------------------------------------------------------------------
Vornado Realty LP, 5.625% Sr. Unsec.
Unsub. Nts., 6/15/07                                1,225,000         1,272,553
-------------------------------------------------------------------------------
Waste Management, Inc.:
7% Sr. Nts., 7/15/28                                  220,000           248,893
7.125% Sr. Unsec. Nts., 10/1/07                       800,000           869,420
-------------------------------------------------------------------------------
Western Forest Products, Inc.,
15% Sec. Nts., 7/28/09 8,9                            146,000           165,345
-------------------------------------------------------------------------------
Weyerhaeuser Co., 5.50% Unsec.
Unsub. Nts., 3/15/05                                  250,000           251,163
-------------------------------------------------------------------------------
Yum! Brands, Inc., 8.50% Sr. Unsec.
Nts., 4/15/06                                       1,230,000         1,307,014
                                                                ---------------
Total Non-Convertible Corporate
Bonds and Notes (Cost $77,208,011)                                   79,998,603

-------------------------------------------------------------------------------
STRUCTURED NOTES--0.6%
-------------------------------------------------------------------------------
Deutsche Bank AG, COUNTS Corp.
Sec. Credit Linked Nts., Series 2003-1,
3.78%, 1/7/05 2,3 (Cost $3,550,000)                 3,550,000         3,539,350
-------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--5.9%
-------------------------------------------------------------------------------
Undivided interest of 2.49% in joint
repurchase agreement (Principal Amount/Value
$1,443,703,000, with a maturity value of
$1,443,962,867) with UBS Warburg LLC, 2.16%,
dated 12/31/04, to be repurchased at
$36,015,482 on 1/3/05, collateralized by
Federal National Mortgage Assn., 5%--6%,
4/1/34--10/1/34, with a value of
$1,474,609,071 (Cost $36,009,000)                  36,009,000        36,009,000
-------------------------------------------------------------------------------
Total Investments, at Value (excluding
Investments Purchased with Cash
Collateral from Securities Loaned)
(Cost $609,300,383)                                                 707,716,968

            15 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                    PRINCIPAL             VALUE
                                                       AMOUNT        SEE NOTE 1
-------------------------------------------------------------------------------
INVESTMENTS PURCHASED WITH CASH COLLATERAL
FROM SECURITIES LOANED--2.0%
-------------------------------------------------------------------------------
MASTER FLOATING NOTES--0.2%
Bear Stearns, 2.493%, 1/3/05 12                   $   500,000   $       500,000
-------------------------------------------------------------------------------
Merrill Lynch Mortgage Capital,
2.413%, 1/3/05 12                                     500,000           500,000
                                                                ---------------
                                                                      1,000,000

-------------------------------------------------------------------------------
REPURCHASE AGREEMENT--1.8%
Undivided interest of 0.39% in joint repurchase
agreement (Principal Amount/Value $2,800,000,000,
with a maturity value of $2,800,550,669) with
Nomura Securities, 2.36%, dated 12/31/04, to
be repurchased at $10,968,169 on 1/3/05,
collateralized by U.S. Government Mortgage
Agencies, 2.58%-7.50%, 1/15/08-10/15/44,
with a value of $2,908,566,289 12                  10,966,012        10,966,012
                                                                ---------------
Total Investments Purchased with
Cash Collateral from Securities
Loaned (Cost $11,966,012)                                            11,966,012

-------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $621,266,395)                                     118.6%      719,682,980
-------------------------------------------------------------------------------
LIABILITIES IN EXCESS OF OTHER ASSETS                   (18.6)     (112,742,772)
                                              ---------------------------------
NET ASSETS                                              100.0%  $   606,940,208
                                              =================================

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Non-income producing security.

2. Illiquid security. The aggregate value of illiquid securities as of December
31, 2004 was $13,118,632, which represents 2.16% of the Fund's net assets. See
Note 9 of Notes to Financial Statements.

3. Represents the current interest rate for a variable or increasing rate security.

4. When-issued security or forward commitment to be delivered and settled after
December 31, 2004. See Note 1 of Notes to Financial Statements.

5. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $5,333,862 or 0.88% of the Fund's net assets as of December 31, 2004.

6. Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows.
These securities amount to $596,322 or 0.10% of the Fund's net assets as of
December 31, 2004.

7. Zero coupon bond reflects effective yield on the date of purchase.

8. Interest or dividend is paid-in-kind.

9. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $7,425,540 or 1.22% of the Fund's net assets as of December 31, 2004.

10. All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures sales contracts with an aggregate market value of $785,467. See Note 6 of Notes to Financial Statements.

11. Issue is in default. See Note 1 of Notes to Financial Statements.

12. The security has been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower's return of the securities loaned. See Note 10 of Notes to Financial
Statements.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            16 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------
Investments, at value (including securities loaned of
$32,538,035) (cost $621,266,395)--see accompanying
statement of investments                                        $   719,682,980
--------------------------------------------------------------------------------
Cash                                                                    752,712
--------------------------------------------------------------------------------
Collateral for securities loaned                                     21,172,558
--------------------------------------------------------------------------------
Unrealized appreciation on swap contracts                                39,477
--------------------------------------------------------------------------------
Receivables and other assets:
Investments sold on a when-issued basis or forward commitment        34,157,333
Interest, dividends and principal paydowns                            2,698,161
Futures margins                                                         171,264
Shares of beneficial interest sold                                      160,472
Other                                                                     9,836
                                                                ----------------
Total assets                                                        778,844,793

--------------------------------------------------------------------------------
LIABILITIES
--------------------------------------------------------------------------------
Return of collateral for securities loaned                           33,138,570
--------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased (including $138,238,645 purchased on a
when-issued basis or forward commitment)                            138,452,752
Shares of beneficial interest redeemed                                  202,423
Shareholder communications                                               35,195
Distribution and service plan fees                                       33,267
Trustees' compensation                                                   13,840
Transfer and shareholder servicing agent fees                             1,709
Other                                                                    26,829
                                                                ----------------
Total liabilities                                                   171,904,585

--------------------------------------------------------------------------------
NET ASSETS                                                      $   606,940,208
                                                                ================

--------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
--------------------------------------------------------------------------------
Par value of shares of beneficial interest                      $        34,997
--------------------------------------------------------------------------------
Additional paid-in capital                                          477,924,685
--------------------------------------------------------------------------------
Accumulated net investment income                                     9,981,717
--------------------------------------------------------------------------------
Accumulated net realized gain on investments and foreign
currency transactions                                                20,056,825
--------------------------------------------------------------------------------
Net unrealized appreciation on investments and translation of
assets and liabilities denominated in foreign currencies             98,941,984
                                                                ----------------
NET ASSETS                                                      $   606,940,208
                                                                ================

--------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
--------------------------------------------------------------------------------
Non-Service Shares:
Net asset value, redemption price per share and offering
price per share (based on net assets of $547,290,257
and 31,542,247 shares of beneficial interest outstanding)       $         17.35
--------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering
price per share (based on net assets of $59,649,951
and 3,455,362 shares of beneficial interest outstanding)        $         17.26

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            17 | OPPENHEIMER BALANCED FUND/VA

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT INCOME
--------------------------------------------------------------------------------
Interest                                                        $     8,070,767
--------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $92,103)               5,180,617
--------------------------------------------------------------------------------
Portfolio lending fees                                                   28,817
                                                                ----------------
Total investment income                                              13,280,201

--------------------------------------------------------------------------------
EXPENSES
--------------------------------------------------------------------------------
Management fees                                                       4,101,747
--------------------------------------------------------------------------------
Distribution and service plan fees -- Service shares                     99,391
--------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares                                                       10,110
Service shares                                                           10,010
--------------------------------------------------------------------------------
Shareholder communications:
Non-Service shares                                                       34,192
Service shares                                                            2,425
--------------------------------------------------------------------------------
Custodian fees and expenses                                              20,673
--------------------------------------------------------------------------------
Trustees' compensation                                                   17,269
--------------------------------------------------------------------------------
Other                                                                    40,636
                                                                ----------------
Total expenses                                                        4,336,453
Less reduction to custodian expenses                                    (13,820)
                                                                ----------------
Net expenses                                                          4,322,633

--------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                 8,957,568

--------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
--------------------------------------------------------------------------------
Net realized gain on:
Investments (including premiums on options exercised)                50,334,810
Closing of futures contracts                                          1,583,889
Closing and expiration of option contracts written                      331,434
Foreign currency transactions                                           197,105
Swap contracts                                                          229,352
Net increase from payment by affiliate                                   13,067
                                                                ----------------
Net realized gain                                                    52,689,657
--------------------------------------------------------------------------------
Net change in unrealized appreciation on:
Investments                                                          (6,627,575)
Translation of assets and liabilities denominated in
foreign currencies                                                      340,324
Futures contracts                                                        (4,983)
Option contracts                                                        249,912
Swap contracts                                                           31,513
                                                                ----------------
Net change in unrealized appreciation                                (6,010,809)

--------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS            $    55,636,416
                                                                ================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            18 | OPPENHEIMER BALANCED FUND/VA

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                                 2004              2003
-----------------------------------------------------------------------------------------------

OPERATIONS
-----------------------------------------------------------------------------------------------
Net investment income                                         $    8,957,568    $    8,796,089
-----------------------------------------------------------------------------------------------
Net realized gain                                                 52,689,657         1,352,031
-----------------------------------------------------------------------------------------------
Net change in unrealized appreciation                             (6,010,809)       99,178,424
                                                              ---------------------------------
Net increase in net assets resulting from operations              55,636,416       109,326,544

-----------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
-----------------------------------------------------------------------------------------------
Dividends from net investment income:
Non-Service shares                                                (5,486,430)      (13,791,025)
Service shares                                                      (294,219)          (86,954)

-----------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
-----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
beneficial interest transactions:
Non-Service shares                                               (31,808,087)      (18,122,603)
Service shares                                                    29,880,516        20,531,465

-----------------------------------------------------------------------------------------------
NET ASSETS
-----------------------------------------------------------------------------------------------
Total increase                                                    47,928,196        97,857,427
-----------------------------------------------------------------------------------------------
Beginning of period                                              559,012,012       461,154,585
                                                              ---------------------------------
End of period (including accumulated net investment income
of $9,981,717 and $5,770,535, respectively)                   $  606,940,208    $  559,012,012
                                                              =================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            19 | OPPENHEIMER BALANCED FUND/VA

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

NON-SERVICE SHARES  YEAR ENDED DECEMBER 31,                     2004           2003           2002           2001           2000
-----------------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                   $       15.92     $    13.16     $    15.40     $    16.55     $    17.46
-----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                            .26 1          .27            .50            .53            .72
Net realized and unrealized gain (loss)                         1.33           2.90          (2.02)          (.19)           .38
                                                       ----------------------------------------------------------------------------
Total from investment operations                                1.59           3.17          (1.52)           .34           1.10
-----------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                            (.16)          (.41)          (.51)          (.64)          (.82)
Distributions from net realized gain                              --             --           (.21)          (.85)         (1.19)
                                                       ----------------------------------------------------------------------------
Total dividends and/or distributions to shareholders            (.16)          (.41)          (.72)         (1.49)         (2.01)
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                         $       17.35     $    15.92     $    13.16     $    15.40     $    16.55
                                                       ============================================================================

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2                             10.10%         24.96%        (10.40)%         2.22%          6.44%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)               $     547,290     $  533,710     $  458,848     $  593,033     $  589,298
-----------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                      $     528,655     $  475,389     $  517,516     $  599,324     $  566,724
-----------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income                                           1.59%          1.82%          3.31%          3.42%          4.36%
Total expenses                                                  0.74% 4        0.76% 4        0.74% 4        0.76% 4        0.76% 4
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           68% 5         248%            42%            30%            42%

1. Per share amounts calculated based on the average shares outstanding during the period.

2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

3. Annualized for periods of less than one full year.

4. Reduction to custodian expenses less than 0.01%.

5. The portfolio turnover rate excludes purchase transactions and sales transactions of To Be Announced (TBA) mortgage-related securities of
$1,460,076,994 and $1,473,590,963, respectively.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            20 | OPPENHEIMER BALANCED FUND/VA

SERVICE SHARES  YEAR ENDED DECEMBER 31,                       2004           2003        2002 1
--------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
--------------------------------------------------------------------------------------------------
Net asset value, beginning of period                   $     15.87     $    13.14     $   14.51
--------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                          .23 2          .39           .13
Net realized and unrealized gain (loss)                       1.31           2.74         (1.50)
                                                       -------------------------------------------
Total from investment operations                              1.54           3.13         (1.37)
--------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                          (.15)          (.40)           --
Distributions from net realized gain                            --             --            --
                                                       -------------------------------------------
Total dividends and/or distributions to shareholders          (.15)          (.40)           --
--------------------------------------------------------------------------------------------------
Net asset value, end of period                         $     17.26     $    15.87     $   13.14
                                                       ===========================================

--------------------------------------------------------------------------------------------------
Total Return, at Net Asset Value 3                            9.79%         24.69%        (9.44)%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
--------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)               $    59,650     $   25,302     $   2,306
--------------------------------------------------------------------------------------------------
Average net assets (in thousands)                      $    39,851     $    9,908     $   1,037
--------------------------------------------------------------------------------------------------
Ratios to average net assets: 4
Net investment income                                         1.41%          1.37%         3.30%
Total expenses                                                1.02% 5        1.01% 5       0.99% 5
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         68% 6         248%           42%

1. For the period from May 1, 2002 (inception of offering) to December 31, 2002.

2. Per share amounts calculated based on the average shares outstanding during the period.

3. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

4. Annualized for periods of less than one full year.

5. Reduction to custodian expenses less than 0.01%.

6. The portfolio turnover rate excludes purchase transactions and sales transactions of To Be Announced (TBA) mortgage-related securities of
$1,460,076,994 and $1,473,590,963, respectively.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            21 | OPPENHEIMER BALANCED FUND/VA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Balanced Fund/VA (the Fund), formerly Oppenheimer Multiple
Strategies Fund/VA, is a separate series of Oppenheimer Variable Account Funds
(the Trust), an open-end management investment company registered under the
Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total investment return, which includes current income and capital appreciation in the value of its shares. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).

      The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.

      The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. The Fund calculates the net asset value of its shares as of the close of The New York Stock Exchange (the Exchange), normally 4:00 P.M.
Eastern time, on each day the Exchange is open for business. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.
Corporate, government and municipal debt instruments having a remaining maturity in excess of 60 days and all mortgage-backed securities will be valued at the mean between the "bid" and "asked" prices. Securities may be valued primarily using dealer-supplied valuations or a portfolio pricing service authorized by the Board of Trustees. Securities (including restricted securities) for which market quotations are not readily available are valued at their fair value.
Foreign and domestic securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in structured notes whose market values, interest rates and/or redemption prices are linked to the performance of underlying foreign currencies, interest rate spreads, stock market indices, prices of individual securities, commodities or other financial instruments or the occurrence of other specific events. The structured notes are often leveraged, increasing the volatility of each note's market value relative to the change in the underlying linked financial element or event. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of December 31, 2004, the market value of these securities comprised 0.6% of the Fund's net assets and resulted in unrealized cumulative losses of $10,650.

            22 | OPPENHEIMER BALANCED FUND/VA

--------------------------------------------------------------------------------
SECURITIES ON A WHEN-ISSUED BASIS OR FORWARD COMMITMENT. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis or forward commitment can take place up to ten days or more after the trade date.
Normally the settlement date occurs within six months after the trade date;
however, the Fund may, from time to time, purchase securities whose settlement date extends six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued basis or forward commitment may increase the volatility of the Fund's net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase. As of December 31, 2004, the Fund had purchased
$138,238,645 of securities on a when-issued basis or forward commitment and sold
$34,157,333 of securities issued on a when-issued basis or forward commitment.

      In connection with its ability to purchase or sell securities on a when-issued basis, the Fund may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.

      Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk; and the potential pay down speed variance between the mortgage-related pools.

--------------------------------------------------------------------------------
SECURITY CREDIT RISK. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, market fluctuations and loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2004, securities with an aggregate market value of $221,875, representing 0.04% of the Fund's net assets, were in default.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars as of the close of The New York Stock Exchange (the
Exchange), normally 4:00 P.M. Eastern time, on each day the Exchange is open for business. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. Foreign exchange rates may be valued primarily using dealer supplied valuations or a portfolio pricing service authorized by the Board of Trustees.

      Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the
Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.

      The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

            23 | OPPENHEIMER BALANCED FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued

JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. These balances are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

                                                                  NET UNREALIZED
                                                              APPRECIATION BASED
   UNDISTRIBUTED                                           ON COST OF SECURITIES
   NET             UNDISTRIBUTED          ACCUMULATED      AND OTHER INVESTMENTS
   INVESTMENT          LONG-TERM                 LOSS         FOR FEDERAL INCOME
   INCOME                   GAIN   CARRYFORWARD 1,2,3               TAX PURPOSES
   -----------------------------------------------------------------------------
   $10,362,511       $21,392,409             $803,612                $98,038,867

1. The Fund had $803,612 of straddle losses which were deferred.

2. During the fiscal year ended December 31, 2004, the Fund utilized $28,540,378 of capital loss carryforward to offset capital gains realized in that fiscal year.

3. During the fiscal year ended December 31, 2003, the Fund did not utilize any capital loss carryforward.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2004. Net assets of the Fund were unaffected by the reclassifications.

                                                        REDUCTION TO
                                INCREASE TO          ACCUMULATED NET
   INCREASE TO              ACCUMULATED NET            REALIZED GAIN
   PAID-IN CAPITAL        INVESTMENT INCOME         ON INVESTMENTS 4
   -----------------------------------------------------------------
   $1,654,641                    $1,034,263               $2,688,904

4. $1,654,641, all of which was long-term capital gain, was distributed in connection with Fund share redemptions.

The tax character of distributions paid during the years ended December 31, 2004 and December 31, 2003 was as follows:

                                          YEAR ENDED          YEAR ENDED
                                   DECEMBER 31, 2004   DECEMBER 31, 2003
   ---------------------------------------------------------------------
   Distributions paid from:
   Ordinary income                        $5,780,649         $13,877,979

            24 | OPPENHEIMER BALANCED FUND/VA

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2004 are noted below. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

        Federal tax cost of securities              $ 621,634,306
        Federal tax cost of other investments         (16,548,740)
                                                    --------------
        Total federal tax cost                      $ 605,085,566
                                                    ==============

        Gross unrealized appreciation               $ 105,187,798
        Gross unrealized depreciation                  (7,148,931)
                                                    --------------
        Net unrealized appreciation                 $  98,038,867
                                                    ==============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the
Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of "Other" within the asset section of the
Statement of Assets and Liabilities. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the
Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
CUSTODIAN FEES. Custodian Fees and Expenses in the Statement of Operations may
include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts at a rate equal to the Federal
Funds Rate plus 0.50%. The Reduction to Custodian Expenses line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

            25 | OPPENHEIMER BALANCED FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                              YEAR ENDED DECEMBER 31, 2004        YEAR ENDED DECEMBER 31, 2003
                                                                  SHARES            AMOUNT            SHARES            AMOUNT
-------------------------------------------------------------------------------------------------------------------------------

NON-SERVICE SHARES
Sold                                                           2,625,394    $   42,309,798         2,968,658    $   42,421,336
Dividends and/or distributions reinvested                        342,260         5,486,430         1,109,495        13,791,025
Redeemed                                                      (4,948,306)      (79,604,315)       (5,419,511)      (74,334,964)
                                                            -------------------------------------------------------------------
Net decrease                                                  (1,980,652)   $  (31,808,087)       (1,341,358)   $  (18,122,603)
                                                            ===================================================================

-------------------------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                                           2,003,047    $   32,170,140         1,500,492    $   21,676,028
Dividends and/or distributions reinvested                         18,400           294,219             7,012            86,954
Redeemed                                                        (160,331)       (2,583,843)          (88,818)       (1,231,517)
                                                            -------------------------------------------------------------------
Net increase                                                   1,861,116    $   29,880,516         1,418,686    $   20,531,465
                                                            ===================================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than U.S. government obligations and short-term obligations, for the year ended
December 31, 2004, were $331,990,724 and $301,035,350, respectively. There were purchases of $52,280,455 and sales of $43,715,083 of U.S. government and government agency obligations for the year ended December 31, 2004. In addition, there were purchases of $1,460,076,994 and sales of $1,473,590,963 of To Be
Announced (TBA) mortgage-related securities for the year ended December 31,
2004.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets over $800 million.

--------------------------------------------------------------------------------
ADMINISTRATION SERVICES. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund's tax returns.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2004, the Fund paid
$19,256 to OFS for services to the Fund.

      Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc. (the Distributor), for distribution related services and personal service and account maintenance for the Fund's Service shares. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the Service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

            26 | OPPENHEIMER BALANCED FUND/VA

--------------------------------------------------------------------------------
PAYMENTS AND WAIVERS OF EXPENSES. Following a review of its use of brokerage commissions for sales that is permitted under its investment advisory agreement, the Fund's Manager terminated that practice in July 2003. Subsequently, the
Manager paid the Fund $13,067, an amount equivalent to certain of such commissions incurred in prior years.

      OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

      The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation.

      The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.

      As of December 31, 2004, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. FUTURES CONTRACTS

A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a negotiated price on a stipulated future date. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices
(financial futures) or debt securities (interest rate futures) in order to gain exposure to or protection from changes in market value of stocks and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.

      The Fund generally sells futures contracts as a hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying securities.

      Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or has expired.

      Cash held by the broker to cover initial margin requirements on open futures contracts is noted in the Statement of Assets and Liabilities.
Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The
Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported in the Statement of Operations as the closing and expiration of futures contracts. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations.

      Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

            27 | OPPENHEIMER BALANCED FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6. FUTURES CONTRACTS Continued

As of December 31, 2004, the Fund had outstanding futures contracts as follows:

                                                                                UNREALIZED
                               EXPIRATION   NUMBER OF     VALUATION AS OF     APPRECIATION
CONTRACT DESCRIPTION                DATES   CONTRACTS   DECEMBER 31, 2004    (DEPRECIATION)
-------------------------------------------------------------------------------------------

CONTRACTS TO PURCHASE
U.S. Long Bonds                   3/21/05         234       $  26,325,000      $   365,428
U.S. Treasury Nts., 10 yr.        3/21/05         253          28,320,188          149,015
                                                                               ------------
                                                                                   514,443
                                                                               ------------
CONTRACTS TO SELL
U.S. Treasury Nts., 2 yr.         3/31/05         156          32,696,625           15,330
U.S. Treasury Nts., 5 yr.         3/21/05         352          38,555,000          (52,265)
                                                                               ------------
                                                                                   (36,935)
                                                                               ------------
                                                                               $   477,508
                                                                               ============

--------------------------------------------------------------------------------
7. OPTION ACTIVITY

The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.

      The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.

      Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

      Securities designated to cover outstanding call options are noted in the
Statement of Investments where applicable. Contracts subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in the Statement of Assets and Liabilities. Realized gains and losses are reported in the Statement of Operations.

      The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.

Written option activity for the year ended December 31, 2004 was as follows:

                                                               CALL OPTIONS
                                                 ---------------------------
                                                  NUMBER OF       AMOUNT OF
                                                  CONTRACTS        PREMIUMS
----------------------------------------------------------------------------
Options outstanding as of December 31, 2003           5,287     $   745,373
Options closed or expired                            (2,280)       (331,434)
Options exercised                                    (3,007)       (413,939)
                                                 ---------------------------
Options outstanding as of December 31, 2004              --     $        --
                                                 ===========================

            28 | OPPENHEIMER BALANCED FUND/VA

--------------------------------------------------------------------------------
8. TOTAL RETURN SWAP CONTRACTS

The Fund may enter into a total return swap transaction to maintain a total return on a particular investment, or portion of its portfolio, or for other non-speculative purposes. Because the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as notional. The Fund records an increase or decrease to unrealized gain (loss), in the amount due to or owed by the Fund at termination or settlement. Total return swaps are subject to risks (if the counterparty fails to meet its obligations).

As of December 31, 2004, the Fund had entered into the following total return swap agreements:

                                                          PAID BY             RECEIVED BY
SWAP                               NOTIONAL           THE FUND AT             THE FUND AT    TERMINATION        UNREALIZED
COUNTERPARTY                         AMOUNT     DECEMBER 31, 2004       DECEMBER 31, 2004          DATES      APPRECIATION
--------------------------------------------------------------------------------------------------------------------------

                                                                    Value of total return
                                                  One-Month LIBOR      of Lehman Brothers
Deutsche Bank AG                 $4,250,000  less 50 basis points              CMBS Index         1/1/05        $   21,173
                                                                    Value of total return
Goldman Sachs                                           One-Month      of Lehman Brothers
Capital Markets LP                4,250,000             LIBOR BBA              CMBS Index        3/31/05            18,304
                                                                                                                ----------
                                                                                                                $   39,477
                                                                                                                ==========

Index abbreviations are as follows:

CMBS          Commercial Mortgage Backed Securities Markets
LIBOR         London-Interbank Offered Rate
LIBOR BBA     London-Interbank Offered Rate British Bankers Association

--------------------------------------------------------------------------------
9. ILLIQUID SECURITIES

As of December 31, 2004, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities.

--------------------------------------------------------------------------------
10. SECURITIES LENDING

The Fund lends portfolio securities from time to time in order to earn additional income. In return, the Fund receives collateral in the form of US
Treasury obligations or cash, against the loaned securities and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of business of the funds and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral.
Cash collateral is invested in cash equivalents. The Fund retains a portion of the interest earned from the collateral. The Fund also continues to receive interest or dividends paid on the securities loaned. As of December 31, 2004, the Fund had on loan securities valued at $32,538,035. Cash of $33,138,570 was received as collateral for the loans, of which $11,966,012 was invested in approved instruments.

            29 | OPPENHEIMER BALANCED FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
11. LITIGATION

A consolidated amended complaint has been filed as putative derivative and class actions against the Manager, OFS and the Distributor (collectively, the
"Oppenheimer defendants"), as well as 51 of the Oppenheimer funds (as "Nominal
Defendants") excluding the Fund, 31 present and former Directors or Trustees and
9 present and former officers of the funds. This complaint, filed in the U.S.
District Court for the Southern District of New York on January 10, 2005,
consolidates into a single action and amends six individual previously-filed putative derivative and class action complaints. Like those prior complaints, the complaint alleges that the Manager charged excessive fees for distribution and other costs, improperly used assets of the funds in the form of directed brokerage commissions and 12b-1 fees to pay brokers to promote sales of the funds, and failed to properly disclose the use of assets of the funds to make those payments in violation of the Investment Company Act of 1940 and the
Investment Advisers Act of 1940. Also, like those prior complaints, the complaint further alleges that by permitting and/or participating in those actions, the Directors/Trustees and the Officers breached their fiduciary duties to shareholders of the funds under the Investment Company Act of 1940 and at common law. The complaint seeks unspecified compensatory and punitive damages, rescission of the funds' investment advisory agreements, an accounting of all fees paid, and an award of attorneys' fees and litigation expenses.

      The Oppenheimer defendants believe that the allegations contained in the
Complaints are without merit and that they, the funds named as Nominal
Defendants, and the Directors/Trustees of those funds have meritorious defenses against the claims asserted. The Oppenheimer defendants intend to defend these lawsuits vigorously and to contest any claimed liability, and they have retained legal counsel to defend such suits. The Oppenheimer defendants believe that it is premature to render any opinion as to the likelihood of an outcome unfavorable to them and that no estimate can yet be made with any degree of certainty as to the amount or range of any potential loss.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER BOND FUND/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Bond Fund/VA, a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of
December 31, 2004, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures.
Additionally, an audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Bond Fund/VA as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the
United States of America.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 11, 2005

STATEMENT OF INVESTMENTS  December 31, 2004
--------------------------------------------------------------------------------

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
-----------------------------------------------------------------------------------------

ASSET-BACKED SECURITIES--14.3%
-----------------------------------------------------------------------------------------
Bank One Auto Securitization Trust,
Automobile Receivable Certificates,
Series 2003-1, Cl. A2, 1.29%,
8/21/06                                                   $   1,248,281   $    1,246,064
-----------------------------------------------------------------------------------------
BMW Vehicle Owner Trust,
Automobile Loan Certificates,
Series 2004-A, Cl. A2, 1.88%,
10/25/06                                                      2,893,286        2,884,008
-----------------------------------------------------------------------------------------
Capital Auto Receivables Asset
Trust, Automobile Mtg.-Backed
Nts., Series 2004-2, Cl. A3, 3.58%,
1/15/09                                                       2,250,000        2,247,188
-----------------------------------------------------------------------------------------
Centex Home Equity Co. LLC,
Home Equity Loan Asset-Backed
Certificates:
Series 2003-C, Cl. AF1, 2.14%,
7/25/18                                                         365,095          364,688
Series 2004-A, Cl. AF1, 2.03%,
6/25/19                                                         722,488          719,706
Series 2004-D, Cl. AF1, 2.98%,
4/25/20 1                                                     1,170,118        1,166,324
-----------------------------------------------------------------------------------------
Chase Funding Mortgage Loan
Asset-Backed Certificates, Home
Equity Mtg. Obligations:
Series 2002-4, Cl. 1A3, 3.44%,
4/25/23                                                         392,162          392,188
Series 2003-1, Cl. 1A3, 3.14%,
7/25/23                                                       1,125,276        1,124,691
Series 2003-4, Cl. 1A1, 2.538%,
9/25/17 2                                                       354,162          354,353
Series 2003-4, Cl. 1A2, 2.138%,
7/25/18                                                         900,000          896,977
-----------------------------------------------------------------------------------------
Chase Manhattan Auto Owner
Trust, Automobile Loan
Pass-Through Certificates:
Series 2002-A, Cl. A4, 4.24%,
9/15/08                                                         591,900          595,603
Series 2003-B, Cl. A2, 1.28%,
3/15/06                                                         397,999          397,778
-----------------------------------------------------------------------------------------
CIT Equipment Collateral,
Equipment Receivable-Backed
Nts., Series 2004-DFS, Cl. A2,
2.66%, 11/20/06 1                                             1,840,000        1,832,167
-----------------------------------------------------------------------------------------
CitiFinancial Mortgage Securities,
Inc., Home Equity Collateralized
Mtg. Obligations:
Series 2003-2, Cl. AF1, 2.518%,
5/25/33 2                                                       209,577          209,712
Series 2003-3, Cl. AF1, 2.538%,
8/25/33 2                                                       841,457          842,020
-----------------------------------------------------------------------------------------
Citigroup Mortgage Loan Trust,
Inc., Home Equity Mtg. Obligations,
Series 2004-OPT1, Cl. A1B,
2.388%, 9/1/34 1                                              2,104,493        2,101,862

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
-----------------------------------------------------------------------------------------

ASSET-BACKED SECURITIES Continued
-----------------------------------------------------------------------------------------
Countrywide Asset-Backed
Certificates, Inc., Home Equity
Asset-Backed Certificates, Series
2002-4, Cl. A1, 2.788%, 2/25/33 2                         $     414,877   $      417,537
-----------------------------------------------------------------------------------------
DaimlerChrysler Auto Trust,
Automobile Loan Pass-Through
Certificates:
Series 2003-A, Cl. A2, 1.52%, 12/8/05                         1,054,529        1,054,421
Series 2003-B, Cl. A2, 1.61%, 7/10/06                         3,726,266        3,720,003
Series 2004-B, Cl. A2, 2.48%, 2/8/07 1                          670,000          668,393
Series 2004-C, Cl. A2, 2.62%, 6/8/07                          3,330,000        3,319,778
-----------------------------------------------------------------------------------------
Ford Credit Auto Owner Trust,
Automobile Loan Pass-Through
Certificates, Series 2004-A, Cl. A2,
2.13%, 10/15/06                                               1,100,000        1,095,717
-----------------------------------------------------------------------------------------
Harley-Davidson Motorcycle Trust,
Motorcycle Receivable Nts., Series
2003-3, Cl. A1, 1.50%, 1/15/08                                2,369,494        2,361,123
-----------------------------------------------------------------------------------------
Honda Auto Receivables Owner
Trust, Automobile Receivable
Obligations:
Series 2003-3, Cl. A2, 1.52%, 4/21/06                         2,495,247        2,491,068
Series 2003-4, Cl. A2, 1.58%, 7/17/06                         3,083,871        3,076,991
-----------------------------------------------------------------------------------------
Household Automotive Trust,
Automobile Loan Certificates,
Series 2003-2, Cl. A2, 1.56%,
12/18/06                                                      1,266,104        1,263,603
-----------------------------------------------------------------------------------------
Lease Investment Flight Trust,
Collateralized Aviation Obligations,
Series 1A, Cl. D2, 8%, 7/15/31 1                              5,356,722          502,193
-----------------------------------------------------------------------------------------
Litigation Settlement Monetized
Fee Trust, Asset-Backed Certificates,
Series 2001-1A, Cl. A1, 8.33%,
4/25/31 1                                                     4,064,108        4,198,630
-----------------------------------------------------------------------------------------
M&I Auto Loan Trust, Automobile
Loan Certificates:
Series 2002-1, Cl. A3, 2.49%, 10/22/07                        1,350,430        1,350,242
Series 2003-1, Cl. A2, 1.60%, 7/20/06                         2,053,001        2,050,038
-----------------------------------------------------------------------------------------
National City Auto Receivables
Trust, Automobile Receivable
Obligations, Series 2004-A, Cl. A2,
1.50%, 2/15/07                                                1,212,883        1,208,615
-----------------------------------------------------------------------------------------
NC Finance Trust, Collateralized
Mtg. Obligations, Series 1999-I,
Cl. ECFD, 8.75%, 1/25/29 1                                    3,370,016          899,373
-----------------------------------------------------------------------------------------
Nissan Auto Lease Trust,
Automobile Lease Obligations:
Series 2003-A, Cl. A2, 1.69%,
12/15/05                                                        209,464          209,464
Series 2004-A, Cl. A2, 2.55%,
1/15/07                                                       1,590,000        1,588,921

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
-----------------------------------------------------------------------------------------

ASSET-BACKED SECURITIES Continued
-----------------------------------------------------------------------------------------
Nissan Auto Receivables Owner
Trust, Automobile Receivable Nts.,
Series 2002-A, Cl. A4, 4.28%,
10/16/06                                                  $     469,590   $      471,958
-----------------------------------------------------------------------------------------
Option One Mortgage Loan Trust,
Home Equity Mtg. Obligations,
Series 2004-3, Cl. A2, 2.568%,
11/25/34 1,2                                                  1,129,842        1,130,569
-----------------------------------------------------------------------------------------
Popular ABS Mortgage Pass-Through
Trust, Home Equity Pass-Through
Certificates, Series 2004-5, Cl. A F2,
3.735%, 11/10/34 1                                              620,000          617,937
-----------------------------------------------------------------------------------------
Tobacco Settlement Authority,
Asset-Backed Securities, Series
2001-A, 6.79%, 6/1/10                                         1,930,000        1,924,673
-----------------------------------------------------------------------------------------
Toyota Auto Receivables Owner
Trust, Automobile Mtg.-Backed
Obligations:
Series 2002-B, Cl. A3, 3.76%, 6/15/06                           239,721          240,067
Series 2003-B, Cl. A2, 1.43%, 2/15/06                           975,302          974,707
-----------------------------------------------------------------------------------------
USAA Auto Owner Trust, Automobile
Loan Asset-Backed Nts.:
Series 2001-2, Cl. A4, 3.91%, 4/16/07                           462,011          462,934
Series 2002-1, Cl. A3, 2.41%, 10/16/06                          577,258          577,239
Series 2004-2, Cl. A2, 2.41%, 2/15/07                         2,270,000        2,262,828
Series 2004-3, Cl. A2, 2.79%, 6/15/07                         1,540,000        1,536,962
-----------------------------------------------------------------------------------------
Volkswagen Auto Lease Trust,
Automobile Lease Asset-Backed
Securities, Series 2004-A, Cl. A2,
2.47%, 1/22/07                                                2,190,000        2,179,991
-----------------------------------------------------------------------------------------
Volkswagen Auto Loan Enhanced
Trust, Automobile Loan Receivable
Certificates:
Series 2003-1, Cl. A2, 1.11%,
12/20/05                                                        148,183          148,133
Series 2003-2, Cl. A2, 1.55%,
6/20/06                                                       1,667,494        1,664,255
-----------------------------------------------------------------------------------------
Wachovia Auto Owner Trust,
Automobile Receivable Nts.,
Series 2004-B, Cl. A2, 2.40%,
5/21/07                                                       1,620,000        1,613,333
-----------------------------------------------------------------------------------------
Wells Fargo Home Equity Trust,
Collateralized Mtg. Obligations,
Series 2004-2, Cl. AI1B, 2.94%,
9/25/18                                                       3,358,336        3,342,250
-----------------------------------------------------------------------------------------
Whole Auto Loan Trust,
Automobile Loan Receivable
Certificates:
Series 2003-1, Cl. A2A, 1.40%,
4/15/06                                                       2,234,176        2,229,987
Series 2004-1, Cl. A2A, 2.59%,
5/15/07                                                       2,000,000        1,992,640
                                                                          ---------------
Total Asset-Backed Securities
(Cost $78,256,358)                                                            72,221,902

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
-----------------------------------------------------------------------------------------

MORTGAGE-BACKED OBLIGATIONS--54.1%
-----------------------------------------------------------------------------------------
GOVERNMENT AGENCY--43.3%
-----------------------------------------------------------------------------------------
FHLMC/FNMA/SPONSORED--43.1%
Fannie Mae Whole Loan,
Collateralized Mtg. Obligations
Pass-Through Certificates, Trust
004-W9, Cl. 2A2, 7%, 2/25/44 3                            $   1,305,163   $    1,383,877
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.:
5%, 1/1/35 3                                                  5,153,000        5,117,573
5.50%, 1/1/35 3                                               1,783,000        1,811,417
6.50%, 7/1/28-4/1/34                                          1,512,292        1,589,756
7%, 3/1/31-11/1/34                                           15,183,200       16,104,550
7%, 4/1/32-1/1/35 3                                           4,290,000        4,544,719
8%, 4/1/16                                                    1,466,570        1,557,217
9%, 8/1/22-5/1/25                                               401,828          447,652
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Collateralized Mtg.
Obligations, Pass-Through
Participation Certificates,
Series 151, Cl. F, 9%, 5/15/21                                   72,045           72,086
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Gtd. Real Estate Mtg.
Investment Conduit Multiclass
Pass-Through Certificates:
Series 2500, Cl. FD, 2.903%,
3/15/32 2                                                       826,692          829,935
Series 2526, Cl. FE, 2.803%,
6/15/29 2                                                     1,116,913        1,120,933
Series 2551, Cl. FD, 2.803%,
1/15/33 2                                                       897,254          903,404
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Interest-Only Stripped
Mtg.-Backed Security:
Series 176, Cl. IO, (0.21)%, 6/1/26 4                         1,267,751          236,695
Series 183, Cl. IO, (1.41)%, 4/1/27 4                         1,984,500          384,749
Series 184, Cl. IO, 1.81%, 12/1/26 4                          2,036,419          378,674
Series 192, Cl. IO, 3.27%, 2/1/28 4                             485,244           90,177
Series 200, Cl. IO, 2.89%, 1/1/29 4                             592,784          113,646
Series 206, Cl. IO, (16.54)%,
12/1/29 4                                                     1,352,113          245,798
Series 2130, Cl. SC, 12.38%,
3/15/29 4                                                     1,349,514          140,976
Series 2796, Cl. SD, 19.10%,
7/15/26 4                                                     2,071,436          209,384
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Principal-Only Stripped
Mtg.-Backed Security, Series
176, Cl. PO, 6.95%, 6/1/26 5                                    516,501          450,616
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.:
4.50%, 1/1/20 3                                              12,307,000       12,268,541
5%, 1/1/20-1/1/35 3                                          22,401,000       22,369,335
5.50%, 3/1/33-1/1/34                                         14,236,928       14,470,326
5.50%, 1/1/35 3                                              20,092,000       20,399,649
6%, 8/1/24                                                    2,296,120        2,389,823
6%, 1/1/35 3                                                 18,725,000       19,362,811
6.50%, 3/1/11                                                    64,829           68,799

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

FHLMC/FNMA/SPONSORED Continued
Federal National Mortgage Assn.: Continued
6.50%, 1/1/35 3                                           $  45,697,000   $   47,924,729
7%, 11/1/25-7/1/34                                           10,186,327       10,811,344
7%, 1/1/35 3                                                 11,749,000       12,450,274
7.50%, 1/1/08-1/1/26                                            139,152          148,799
8%, 5/1/17                                                       16,011           17,450
8.50%, 7/1/32                                                   202,224          219,691
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Collateralized Mtg. Obligations,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates:
Trust 131, Cl. G, 8.75%, 11/25/05                                18,268           18,547
Trust 1993-87, Cl. Z, 6.50%,
6/25/23                                                       2,683,300        2,817,589
Trust 2001-70, Cl. LR, 6%, 9/25/30                            1,126,397        1,148,481
Trust 2001-72, Cl. NH, 6%, 4/25/30                              908,252          928,849
Trust 2001-74, Cl. PD, 6%, 5/25/30                              383,581          388,786
Trust 2002-50, Cl. PD, 6%, 9/25/27                              630,718          631,141
Trust 2002-77, Cl. WF, 2.81%,
12/18/32 2                                                    1,440,915        1,449,427
Trust 2003-81, Cl. PA, 5%, 2/25/12                              625,637          627,937
Trust 2004-101, Cl. BG, 5%, 1/25/20                           1,908,000        1,924,695
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates,
Trust 1989-17, Cl. E, 10.40%,
4/25/19                                                         127,390          142,299
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates,
Interest-Only Stripped Mtg.-Backed
Security:
Trust 319, Cl. 2, (3.08)%, 2/1/32 4                             914,601          175,797
Trust 2002-47, Cl. NS, 9.28%,
4/25/32 4                                                     2,682,302          281,133
Trust 2002-51, Cl. S, 9.56%,
8/25/32 4                                                     2,462,362          258,344
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.,
Interest-Only Stripped Mtg.-Backed
Security:
Trust 222, Cl. 2, (2.03)%, 6/1/23 4                           3,836,433          714,784
Trust 240, Cl. 2, (1.12)%, 9/1/23 4                           4,450,477          847,552
Trust 252, Cl. 2, (3.44)%, 11/1/23 4                          3,039,360          597,047
Trust 254, Cl. 2, (0.11)%, 1/1/24 4                           1,482,053          306,254
Trust 273, Cl. 2, 0.09%, 7/1/26 4                               920,321          170,042
Trust 303, Cl. IO, (13.36)%, 11/1/29 4                          577,780          112,856
Trust 321, Cl. 2, (8.68)%, 3/1/32 4                          10,036,256        1,994,458
Trust 333, Cl. 2, 2.09%, 3/1/33 4                             3,221,848          696,792
Trust 334, Cl. 17, (16.18)%, 2/1/33 4                         1,641,349          329,047
Trust 2001-81, Cl. S, 13.68%,
1/25/32 4                                                     1,056,260          128,828
Trust 2002-52, Cl. SD, 8.50%,
9/25/32 4                                                     3,113,327          321,902
Trust 2002-77, Cl. SH, 21.15%,
12/18/32 4                                                    1,250,229          126,609
Trust 2004-54, Cl. DS, 20.40%,
11/25/30 4                                                    2,208,796          201,289

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

FHLMC/FNMA/SPONSORED Continued
Federal National Mortgage Assn.,
Principal-Only Stripped Mtg.-Backed
Security, Trust 1993-184, Cl. M,
9.71%, 9/25/23 5                                          $   1,016,567   $      880,366
                                                                          ---------------
                                                                             218,856,256

-----------------------------------------------------------------------------------------
GNMA/GUARANTEED--0.2%
Government National Mortgage
Assn.:
7%, 1/15/09-5/15/09                                              63,937           67,640
8.50%, 8/15/17-12/15/17                                         521,575          574,537
-----------------------------------------------------------------------------------------
Government National Mortgage
Assn., Interest-Only Stripped
Mtg.-Backed Security:
Series 2001-21, Cl. SB, 14.94%,
1/16/27 4                                                     2,062,394          197,250
Series 2002-15, Cl. SM, 9.39%,
2/16/32 4                                                     2,427,939          234,086
Series 2004-11, Cl. SM, 10.64%,
1/17/30 4                                                     1,906,852          171,457
                                                                          ---------------
                                                                               1,244,970

-----------------------------------------------------------------------------------------
PRIVATE--10.8%
-----------------------------------------------------------------------------------------
COMMERCIAL--10.2%
Asset Securitization Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1996-MD6,
Cl. A3, 7.405%, 11/13/29 2                                    1,200,000        1,298,748
-----------------------------------------------------------------------------------------
Asset Securitization Corp.,
Interest-Only Stripped Mtg.-Backed
Security Collateralized Mtg.
Obligations, Series 1997-D4,
Cl. PS1, 5.54%, 4/14/29 4                                    42,978,868        1,596,437
-----------------------------------------------------------------------------------------
Banc of America Commercial
Mortgage, Inc., Commercial Mtg.
Pass-Through Certificates, Series
2004-6, Cl. A3, 4.512%, 12/10/42                              1,720,000        1,720,000
-----------------------------------------------------------------------------------------
Bank of America Mortgage
Securities, Inc., Collateralized
Mtg. Obligations Pass-Through
Certificates:
Series 2004-E, Cl. 2A9, 3.712%,
6/25/34                                                       2,005,519        2,006,786
Series 2004-G, Cl. 2A1, 2.469%,
8/25/34                                                       1,364,127        1,361,438
Series 2004-2, Cl. 2A1, 6.50%,
7/20/32                                                       3,609,116        3,687,259
Series 2004-8, Cl. 5A1, 6.50%,
5/25/32                                                       2,702,672        2,808,246
-----------------------------------------------------------------------------------------
Capital Lease Funding Securitization
LP, Interest-Only Corporate-Backed
Pass-Through Certificates, Series
1997-CTL1, 9.87%, 6/22/24 4                                  25,279,609          959,280

                          9 | OPPENHEIMER BOND FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

COMMERCIAL Continued
Countrywide Alternative Loan Trust,
Collateralized Mtg. Obligations,
Series 2004-J9, Cl. 1A1, 2.598%,
10/25/34 2                                                $   2,501,567   $    2,504,445
-----------------------------------------------------------------------------------------
DLJ Mortgage Acceptance Corp.,
Commercial Mtg. Obligations,
Series 1996-CF1, Cl. A3, 7.904%,
3/13/28 2                                                       711,193          723,130
-----------------------------------------------------------------------------------------
First Union National Bank/
Lehman Brothers/Bank of
America Commercial Mtg. Trust,
Pass-Through Certificates, Series
1998-C2, Cl. A2, 6.56%, 11/18/35                              1,510,000        1,624,400
-----------------------------------------------------------------------------------------
GMAC Commercial Mortgage
Securities, Inc., Commercial Mtg.
Obligations, Series 2004-C3, Cl. A4,
4.547%, 12/10/41                                              1,110,000        1,112,920
-----------------------------------------------------------------------------------------
GMAC Commercial Mortgage
Securities, Inc., Commercial Mtg.
Pass-Through Certificates, Series
1997-C1, Cl. A3, 6.869%, 7/15/29                              1,152,983        1,220,512
-----------------------------------------------------------------------------------------
GS Mortgage Securities Corp. II,
Commercial Mtg. Pass-Through
Certificates, Series 2004-C1, Cl. A1,
3.659%, 10/10/28                                              1,271,204        1,257,387
-----------------------------------------------------------------------------------------
GSR Mortgage Loan Trust,
Collateralized Mtg. Obligations,
Series 04-12, Cl. 3A1, 4.593%,
12/25/34 1,2                                                  3,795,193        3,800,420
-----------------------------------------------------------------------------------------
Lehman Brothers Commercial
Conduit Mortgage Trust, Interest-
Only Stripped Mtg.-Backed Security,
Series 1998-C1, Cl. IO, 6.40%,
2/18/30 4                                                    18,695,717          603,090
-----------------------------------------------------------------------------------------
Lehman Structured Securities Corp.,
Collateralized Mtg. Obligations,
Series 2002-GE1, Cl. A, 2.514%,
7/26/24 1                                                       415,366          382,093
-----------------------------------------------------------------------------------------
Mastr Alternative Loan Trust,
Pass-Through Collateralized Mtg.
Obligations, Series 2004-6, Cl
10A1, 6%, 7/25/34                                             3,519,677        3,634,390
-----------------------------------------------------------------------------------------
Mastr Asset Securitization Trust,
Pass-Through Collateralized Mtg.
Obligations, Series 2004-9, Cl. A3,
4.70%, 8/25/34                                                2,885,183        2,887,520
-----------------------------------------------------------------------------------------
Mastr Seasoned Securities Trust,
Collateralized Mtg. Obligations,
Series 2004-2, Cl. PT65, 6.50%,
12/1/34 3                                                     5,041,000        5,191,442
-----------------------------------------------------------------------------------------
Nomura Asset Securities Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1998-D6, Cl. A1B,
6.59%, 3/15/30                                                1,680,000        1,818,240

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

COMMERCIAL Continued
Salomon Brothers Mortgage
Securities VII, Inc., Interest-Only
Commercial Mtg. Pass-Through
Certificates, Series 1999-C1, Cl. X,
7.85%, 5/18/32 4                                          $ 379,935,952   $    1,538,323
-----------------------------------------------------------------------------------------
Wells Fargo Mortgage-Backed
Securities Trust, Collateralized
Mtg. Obligations:
Series 2004-DD, Cl. 2 A1, 4.548%,
1/25/35                                                       2,540,000        2,544,167
Series 2004-N, Cl. A10, 3.803%,
8/25/34 1                                                     3,553,553        3,565,241
Series 2004-W, Cl. A2, 4.635%,
11/25/34 2                                                    1,965,129        1,970,554
                                                                          ---------------
                                                                              51,816,468

-----------------------------------------------------------------------------------------
OTHER--0.1%
CIT Equipment Collateral,
Equipment Receivable-Backed
Nts., Series 2003-EF1, Cl. A2,
1.49%, 12/20/05                                                 226,169          226,215
-----------------------------------------------------------------------------------------
Salomon Brothers Mortgage
Securities VI, Inc., Interest-Only
Stripped Mtg.-Backed Security,
Series 1987-3, Cl. B, 34.28%,
10/23/17 4                                                       24,848            5,917
-----------------------------------------------------------------------------------------
Salomon Brothers Mortgage
Securities VI, Inc., Principal-Only
Stripped Mtg.-Backed Security,
Series 1987-3, Cl. A, 9.29%,
10/23/17 5                                                       36,775           33,828
                                                                          ---------------
                                                                                 265,960

-----------------------------------------------------------------------------------------
RESIDENTIAL--0.5%
Structured Asset Securities Corp.,
Collateralized Mtg. Obligations
Pass-Through Certificates, Series
2002-AL1, Cl. B2, 3.45%, 2/25/32                              2,908,347        2,588,930
                                                                          ---------------
Total Mortgage-Backed Obligations
(Cost $274,406,649)                                                          274,772,584

-----------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--9.1%
-----------------------------------------------------------------------------------------
Federal Home Loan Mortgage
Corp. Unsec. Nts.:
6.625%, 9/15/09                                              14,525,000       16,260,447
6.875%, 9/15/10                                               7,300,000        8,343,637
-----------------------------------------------------------------------------------------
Federal National Mortgage Assn.
Unsec. Nts.:
3.01%, 6/2/06 6                                               2,500,000        2,489,780
6.625%, 9/15/09                                               6,010,000        6,717,449
7.25%, 5/15/30                                                1,665,000        2,135,717
-----------------------------------------------------------------------------------------
Tennessee Valley Authority Bonds:
7.125%, 5/1/30                                                2,570,000        3,207,201
Series A, 6.79%, 5/23/12                                      5,659,000        6,525,755

                          10 | OPPENHEIMER BOND FUND/VA

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

U.S. GOVERNMENT OBLIGATIONS Continued
-----------------------------------------------------------------------------------------
U.S. Treasury Nts., 4.25%, 11/15/14                       $     758,000   $      760,221
                                                                          ---------------
Total U.S. Government Obligations
(Cost $46,186,100)                                                            46,440,207

-----------------------------------------------------------------------------------------
FOREIGN GOVERNMENT OBLIGATIONS--0.6%
-----------------------------------------------------------------------------------------
United Mexican States Nts., 7.50%,
1/14/12 (Cost $2,632,266)                                     2,610,000        2,966,265

-----------------------------------------------------------------------------------------
CORPORATE BONDS AND NOTES--40.8%
-----------------------------------------------------------------------------------------
CONSUMER DISCRETIONARY--11.5%
-----------------------------------------------------------------------------------------
AUTO COMPONENTS--1.1%
Delphi Automotive Systems Corp.,
6.50% Nts., 5/1/09                                            3,195,000        3,287,016
-----------------------------------------------------------------------------------------
Lear Corp., 8.11% Sr. Unsec. Nts.,
Series B, 5/15/09                                             2,265,000        2,571,239
                                                                          ---------------
                                                                               5,858,255

-----------------------------------------------------------------------------------------
AUTOMOBILES--2.9%
American Honda Finance Corp.,
3.85% Nts., 11/6/08 7                                         1,555,000         1,552,036
-----------------------------------------------------------------------------------------
DaimlerChrysler North America
Holding Corp., 4.75% Unsec. Nts.,
1/15/08                                                       3,645,000        3,725,434
-----------------------------------------------------------------------------------------
Ford Holdings, Inc., 9.30% Unsec.
Unsub. Debs., 3/1/30                                            460,000          540,918
-----------------------------------------------------------------------------------------
Ford Motor Credit Co., 7.375% Nts.,
10/28/09                                                        485,000          523,685
-----------------------------------------------------------------------------------------
General Motors Corp., 8.375% Sr.
Unsec. Debs., 7/15/33                                         2,705,000        2,810,365
-----------------------------------------------------------------------------------------
Hertz Corp. (The), 6.35% Nts.,
6/15/10                                                       2,960,000        3,037,132
-----------------------------------------------------------------------------------------
Volkswagen Credit, Inc., 2.33%
Nts., 7/21/05 2,7                                             2,695,000        2,695,226
                                                                          ---------------
                                                                              14,884,796

-----------------------------------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--1.0%
Hilton Hotels Corp., 7.95% Sr. Nts.,
4/15/07                                                       1,025,000        1,115,458
-----------------------------------------------------------------------------------------
Starwood Hotels & Resorts
Worldwide, Inc., 7.375% Nts., 5/1/07                            805,000          862,356
-----------------------------------------------------------------------------------------
Yum! Brands, Inc., 8.50% Sr. Unsec.
Nts., 4/15/06                                                 2,785,000        2,959,377
                                                                          ---------------
                                                                               4,937,191

-----------------------------------------------------------------------------------------
HOUSEHOLD DURABLES--1.2%
Beazer Homes USA, Inc., 8.625%
Sr. Unsec. Nts., 5/15/11                                      1,440,000        1,576,800
-----------------------------------------------------------------------------------------
D.R. Horton, Inc., 6.125% Nts.,
1/15/14                                                       1,415,000        1,464,525
-----------------------------------------------------------------------------------------
Lennar Corp., 5.95% Sr. Unsec. Nts.,
3/1/13                                                        1,250,000        1,325,891

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

HOUSEHOLD DURABLES Continued
Toll Corp., 8.25% Sr. Sub. Nts.,
12/1/11                                                   $   1,440,000   $    1,598,400
                                                                          ---------------
                                                                               5,965,616

-----------------------------------------------------------------------------------------
MEDIA--3.9%
Chancellor Media CCU, 8% Sr.
Unsec. Nts., 11/1/08                                          2,525,000        2,837,390
-----------------------------------------------------------------------------------------
Cox Communications, Inc.,
7.875% Unsec. Nts., 8/15/09                                   1,695,000        1,925,678
-----------------------------------------------------------------------------------------
Liberty Media Corp., 3.50% Nts.,
9/25/06                                                       1,660,000        1,651,459
-----------------------------------------------------------------------------------------
TCI Communications, Inc.,
9.80% Sr. Unsec. Debs., 2/1/12                                2,500,000        3,226,815
-----------------------------------------------------------------------------------------
Time Warner Cos., Inc., 9.125%
Debs., 1/15/13                                                2,840,000        3,656,415
-----------------------------------------------------------------------------------------
Time Warner Entertainment Co.
LP, 10.15% Sr. Nts., 5/1/12                                   1,073,000        1,409,602
-----------------------------------------------------------------------------------------
Univision Communications, Inc.:
2.875% Sr. Unsec. Nts., 10/15/06                                357,000          352,422
3.50% Sr. Unsec. Nts., 10/15/07                               1,860,000        1,839,257
-----------------------------------------------------------------------------------------
Walt Disney Co. (The), 5.375%
Sr. Unsec. Nts., 6/1/07                                       2,975,000        3,094,271
                                                                          ---------------
                                                                              19,993,309

-----------------------------------------------------------------------------------------
MULTILINE RETAIL--1.0%
Federated Department Stores,
Inc., 6.625% Sr. Unsec. Nts., 9/1/08                          1,785,000        1,944,800
-----------------------------------------------------------------------------------------
J.C. Penney Co., Inc., 8% Nts., 3/1/10                        2,640,000        3,029,400
-----------------------------------------------------------------------------------------
May Department Stores Co.,
3.95% Nts., 7/15/07                                             178,000          178,407
                                                                          ---------------
                                                                               5,152,607

-----------------------------------------------------------------------------------------
SPECIALTY RETAIL--0.4%
Gap, Inc. (The):
6.90% Nts., 9/15/07 1                                         1,169,000        1,262,520
10.55% Unsub. Nts., 12/15/08                                    466,000          569,685
                                                                          ---------------
                                                                               1,832,205

-----------------------------------------------------------------------------------------
CONSUMER STAPLES--3.2%
-----------------------------------------------------------------------------------------
FOOD & STAPLES RETAILING--1.8%
Food Lion, Inc., 7.55% Nts., 4/15/07                          1,815,000        1,972,083
-----------------------------------------------------------------------------------------
Kroger Co. (The), 7.80% Sr. Nts.,
8/15/07                                                       4,300,000        4,718,566
-----------------------------------------------------------------------------------------
Safeway, Inc., 4.80% Sr. Unsec. Nts.,
7/16/07                                                       2,440,000        2,499,268
                                                                          ---------------
                                                                               9,189,917

-----------------------------------------------------------------------------------------
FOOD PRODUCTS--1.4%
ConAgra Foods, Inc., 6% Nts.,
9/15/06                                                       1,320,000        1,374,937
-----------------------------------------------------------------------------------------
General Mills, Inc., 3.875% Nts.,
11/30/07                                                      2,070,000        2,078,034

                          11 | OPPENHEIMER BOND FUND/VA

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

FOOD PRODUCTS Continued
Kraft Foods, Inc., 5.25% Nts., 6/1/07                     $   3,275,000   $    3,394,407
                                                                          ---------------
                                                                               6,847,378

-----------------------------------------------------------------------------------------
ENERGY--1.5%
-----------------------------------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--0.1%
Ocean Rig Norway AS, 10.25% Sr.
Sec. Nts., 6/1/08                                               400,000          414,000
-----------------------------------------------------------------------------------------
OIL & GAS--1.4%
Chesapeake Energy Corp., 7.50% Sr.
Nts., 6/15/14                                                 1,380,000        1,514,550
-----------------------------------------------------------------------------------------
Kinder Morgan, Inc., 6.50% Sr. Unsec.
Nts., 9/1/12                                                  1,980,000        2,179,679
-----------------------------------------------------------------------------------------
Petroleos Mexicanos, 9.50% Sr. Sub.
Nts., 9/15/27                                                 1,730,000        2,175,475
-----------------------------------------------------------------------------------------
PF Export Receivables Master Trust,
3.748% Sr. Nts., Series B, 6/1/13 7                           1,522,029        1,477,852
                                                                          ---------------
                                                                               7,347,556

-----------------------------------------------------------------------------------------
FINANCIALS--10.6%
-----------------------------------------------------------------------------------------
COMMERCIAL BANKS--0.3%
Bank of America Corp., 4.875% Sr.
Unsec. Nts., 1/15/13                                             33,000           33,629
-----------------------------------------------------------------------------------------
National City Bank, 6.20% Sub. Nts.,
12/15/11                                                        178,000          195,963
-----------------------------------------------------------------------------------------
SunTrust Banks, Inc.:
4% Nts., 10/15/08                                             1,370,000        1,383,832
7.75% Unsec. Sub. Nts., 5/1/10                                  123,000          143,014
                                                                          ---------------
                                                                               1,756,438

-----------------------------------------------------------------------------------------
CONSUMER FINANCE--0.3%
Household Finance Corp., 8.875%
Sr. Unsec. Nts., 2/15/06                                      1,435,000        1,519,471
-----------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--3.3%
American Express Centurion Bank,
4.375% Nts., 7/30/09                                            950,000          966,120
-----------------------------------------------------------------------------------------
CIT Group, Inc., 7.75% Sr. Unsec.
Unsub. Nts., 4/2/12                                           3,080,000        3,650,995
-----------------------------------------------------------------------------------------
Franklin Resources, Inc., 3.70% Nts.,
4/15/08                                                       1,430,000        1,427,713
-----------------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.,
7% Nts., 2/1/08                                               1,660,000        1,814,956
-----------------------------------------------------------------------------------------
Lehman Brothers, Inc., 6.625% Sr.
Sub. Nts., 2/15/08                                              262,000          283,077
-----------------------------------------------------------------------------------------
MBNA America Bank NA, 5.375%
Nts., 1/15/08                                                 2,050,000        2,142,588
-----------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc., 4.125%
Nts., 9/10/09                                                 2,755,000        2,756,022
-----------------------------------------------------------------------------------------
Morgan Stanley, 6.60% Nts., 4/1/12                            3,410,000        3,808,769
                                                                          ---------------
                                                                              16,850,240

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

INSURANCE--4.9%
Allstate Financial Global Funding
LLC, 4.25% Nts., 9/10/08 7                                $     520,000   $      526,567
-----------------------------------------------------------------------------------------
Allstate Life Global Funding II,
3.50% Nts., 7/30/07                                             710,000          707,436
-----------------------------------------------------------------------------------------
AXA, 8.60% Unsec. Sub. Nts.,
12/15/30                                                      2,520,000        3,319,626
-----------------------------------------------------------------------------------------
Hartford Financial Services Group,
Inc. (The), 2.375% Nts., 6/1/06                               1,185,000        1,163,733
-----------------------------------------------------------------------------------------
John Hancock Global Funding II,
7.90% Nts., 7/2/10 7                                          2,554,000        2,993,814
-----------------------------------------------------------------------------------------
Marsh & McLennan Cos., Inc.,
5.375% Nts., 7/15/14                                            506,000          495,303
-----------------------------------------------------------------------------------------
Nationwide Financial Services,
Inc., 5.90% Nts., 7/1/12                                      3,185,000        3,368,332
-----------------------------------------------------------------------------------------
Prudential Holdings LLC, 8.695%
Bonds, Series C, 12/18/23 7                                   4,640,000        5,907,323
-----------------------------------------------------------------------------------------
Prudential Insurance Co. of
America, 8.30% Nts., 7/1/25 7                                 4,875,000        6,242,442
                                                                          ---------------
                                                                              24,724,576

-----------------------------------------------------------------------------------------
REAL ESTATE--1.8%
iStar Financial, Inc.:
4.875% Sr. Unsec. Nts., Series B,
1/15/09                                                       1,235,000        1,254,685
8.75% Sr. Unsec. Nts., 8/15/08                                  905,000        1,032,802
-----------------------------------------------------------------------------------------
Liberty Property Trust,
5.65% Sr. Nts., 8/15/14                                       1,330,000        1,369,046
-----------------------------------------------------------------------------------------
Spieker Properties LP, 6.75%
Unsec. Unsub. Nts., 1/15/08                                   2,400,000        2,603,052
-----------------------------------------------------------------------------------------
Vornado Realty LP, 5.625% Sr.
Unsec. Unsub. Nts., 6/15/07                                   2,630,000        2,732,094
                                                                          ---------------
                                                                               8,991,679

-----------------------------------------------------------------------------------------
HEALTH CARE--1.2%
-----------------------------------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.2%
Aetna, Inc., 7.375% Sr. Unsec.
Nts., 3/1/06                                                  2,730,000        2,842,774
-----------------------------------------------------------------------------------------
CIGNA Corp., 7.40% Unsec.
Nts., 5/15/07                                                 3,195,000        3,434,328
                                                                          ---------------
                                                                               6,277,102

-----------------------------------------------------------------------------------------
INDUSTRIALS--3.7%
-----------------------------------------------------------------------------------------
AEROSPACE & DEFENSE--0.6%
Boeing Capital Corp., 5.65% Sr.
Unsec. Nts., 5/15/06                                            406,000          418,788
-----------------------------------------------------------------------------------------
McDonnell Douglas Corp.,
6.875% Unsec. Unsub. Nts., 11/1/06                              366,000          387,576
-----------------------------------------------------------------------------------------
Northrop Grumman Corp.,
7.125% Sr. Nts., 2/15/11                                      2,210,000        2,539,416
                                                                          ---------------
                                                                               3,345,780

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS--0.6%
FedEx Corp., 2.65% Unsec. Nts.,
4/1/07                                                    $   2,975,000   $    2,915,360
-----------------------------------------------------------------------------------------
BUILDING PRODUCTS--0.1%
Green Star Products, Inc., 10.15%
Bonds, 6/24/10 7                                                682,655          695,451
-----------------------------------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--0.9%
Allied Waste North America, Inc.,
8.875% Sr. Nts., Series B, 4/1/08                             1,330,000        1,429,750
-----------------------------------------------------------------------------------------
Protection One, Inc./Protection
One Alarm Monitoring, Inc.,
7.375% Sr. Unsec. Nts., 8/15/05                                 300,000          304,500
-----------------------------------------------------------------------------------------
Waste Management, Inc.:
7% Sr. Nts., 7/15/28                                            920,000        1,040,825
7.125% Sr. Unsec. Nts., 10/1/07                               1,485,000        1,613,861
                                                                          ---------------
                                                                               4,388,936

-----------------------------------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--1.0%
Hutchison Whampoa International
Ltd., 7.45% Sr. Bonds, 11/24/33 7                              1,675,000        1,863,566
-----------------------------------------------------------------------------------------
Tyco International Group SA:
6.375% Sr. Unsec. Unsub. Nts.,
2/15/06                                                       1,895,000        1,958,666
6.75% Sr. Unsub. Nts., 2/15/11                                  975,000        1,094,152
                                                                          ---------------
                                                                               4,916,384

-----------------------------------------------------------------------------------------
ROAD & RAIL--0.5%
Canadian National Railway Co.,
4.25% Nts., 8/1/09                                              358,000          361,220
-----------------------------------------------------------------------------------------
CSX Corp., 6.25% Unsec. Nts.,
10/15/08                                                      2,012,000        2,171,121
                                                                          ---------------
                                                                               2,532,341

-----------------------------------------------------------------------------------------
MATERIALS--0.2%
-----------------------------------------------------------------------------------------
PAPER & FOREST PRODUCTS--0.2%
Weyerhaeuser Co., 5.50% Unsec.
Unsub. Nts., 3/15/05                                            873,000          877,062
-----------------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES--3.6%
-----------------------------------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--3.1%
British Telecommunications plc:
7.875% Nts., 12/15/05                                         2,525,000        2,634,148
8.125% Nts., 12/15/10                                           215,000          258,495
-----------------------------------------------------------------------------------------
Citizens Communications Co.,
9.25% Sr. Nts., 5/15/11                                         989,000        1,162,075
-----------------------------------------------------------------------------------------
Deutsche Telekom International
Finance BV, 8.50% Unsub. Nts.,
6/15/10                                                       2,630,000        3,136,809
-----------------------------------------------------------------------------------------
France Telecom SA:
7.95% Sr. Unsec. Nts., 3/1/06                                 2,070,000        2,174,030
9.25% Sr. Unsec. Nts., 3/1/31 2                               1,150,000        1,563,540
-----------------------------------------------------------------------------------------
Sprint Capital Corp.:
7.125% Sr. Unsec. Nts., 1/30/06                               1,345,000        1,399,316
8.75% Nts., 3/15/32                                           1,220,000        1,630,420

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
----------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES Continued
Telefonos de Mexico SA de CV,
4.50% Nts., 11/19/08                                      $   1,750,000   $    1,766,037
                                                                          ---------------
                                                                              15,724,870

-----------------------------------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--0.5%
AT&T Wireless Services, Inc.,
7.50% Sr. Unsec. Nts., 5/1/07                                 2,395,000        2,602,747
-----------------------------------------------------------------------------------------
UTILITIES--5.3%
-----------------------------------------------------------------------------------------
ELECTRIC UTILITIES--4.4%
CenterPoint Energy, Inc.:
5.875% Sr. Nts., 6/1/08                                       2,425,000        2,539,445
8.125% Unsec. Nts., Series B, 7/15/05                           530,000          544,031
-----------------------------------------------------------------------------------------
Conectiv, Inc., 5.30% Unsec.
Unsub. Nts., Series B, 6/1/05                                   397,000          400,264
-----------------------------------------------------------------------------------------
Dominion Resources, Inc.,
8.125% Sr. Unsub. Nts., 6/15/10                               3,390,000        3,994,623
-----------------------------------------------------------------------------------------
DTE Energy Co., 6.45% Sr. Unsub.
Nts., 6/1/06                                                    725,000          754,979
-----------------------------------------------------------------------------------------
Duke Capital LLC, 5.668% Nts.,
8/15/14                                                       1,380,000        1,426,586
-----------------------------------------------------------------------------------------
FirstEnergy Corp.:
5.50% Sr. Unsub. Nts., Series A,
11/15/06                                                        995,000        1,027,619
7.375% Sr. Unsub. Nts., Series C,
11/15/31                                                      1,140,000        1,305,949
-----------------------------------------------------------------------------------------
IPALCO Enterprises, Inc., 8.375%
Sr. Sec. Nts., 11/14/08 1,2                                   1,180,000        1,333,400
-----------------------------------------------------------------------------------------
MidAmerican Energy Holdings
Co., 5.875% Sr. Unsec. Nts., 10/1/12                          3,750,000        3,979,841
-----------------------------------------------------------------------------------------
PSEG Energy Holdings LLC,
7.75% Unsec. Nts., 4/16/07 1                                  1,575,000        1,673,438
-----------------------------------------------------------------------------------------
TECO Energy, Inc., 10.50% Sr.
Unsec. Nts., 12/1/07                                          1,690,000        1,956,178
-----------------------------------------------------------------------------------------
TXU Corp., 4.80% Nts., 11/15/09 7                             1,260,000        1,263,611
                                                                          ---------------
                                                                              22,199,964

-----------------------------------------------------------------------------------------
GAS UTILITIES--0.9%
NiSource Finance Corp., 7.875%
Sr. Unsec. Nts., 11/15/10                                     3,920,000        4,613,797
                                                                          ---------------
Total Corporate Bonds and Notes
(Cost $199,200,861)                                                          207,355,028
                                                                  UNITS
-----------------------------------------------------------------------------------------

RIGHTS, WARRANTS AND CERTIFICATES--0.0%
-----------------------------------------------------------------------------------------
Pathmark Stores, Inc. Wts.,
Exp. 9/19/10 8 (Cost $14,872)                                     5,408            1,082

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                              PRINCIPAL            VALUE
                                                                 AMOUNT       SEE NOTE 1
-----------------------------------------------------------------------------------------

STRUCTURED NOTES--3.0%
-----------------------------------------------------------------------------------------
Deutsche Bank AG, COUNTS Corp.
Sec. Credit Linked Nts., Series 2003-1,
3.78%, 1/7/05 1,2 (Cost $15,300,000)                      $  15,300,000   $   15,254,100
-----------------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--4.6%
-----------------------------------------------------------------------------------------
Undivided interest of 1.63% in joint repurchase
agreement (Principal Amount/Value $1,443,703,000,
with a maturity value of $1,443,962,867) with UBS
Warburg LLC, 2.16%, dated 12/31/04, to be repurchased
at $23,491,228 on 1/3/05, collateralized by Federal
National Mortgage Assn., 5%--6%, 4/1/34--10/1/34,
with a value of $1,474,609,071
(Cost $23,487,000)                                           23,487,000       23,487,000
-----------------------------------------------------------------------------------------
Total Investments, at Value (excluding Investments
Purchased with Cash Collateral from Securities
Loaned) (Cost $639,484,106)                                                  642,498,168

-----------------------------------------------------------------------------------------
INVESTMENTS PURCHASED WITH CASH COLLATERAL
FROM SECURITIES LOANED--8.0%
-----------------------------------------------------------------------------------------
ASSET-BACKED FLOATING SECURITY--0.5%
Money Market Trust, Series A-2,
2.478%, 1/18/05 9                                             1,000,000        1,000,000
-----------------------------------------------------------------------------------------
Whitehawk CDO Funding Corp.,
2.56%, 3/15/05 9                                              1,500,000        1,500,000
                                                                          ---------------
                                                                               2,500,000

-----------------------------------------------------------------------------------------
FUNDING AGREEMENT/GIC--0.2%
Allstate Life Insurance, 2.47%, 1/3/05 9                      1,000,000        1,000,000
-----------------------------------------------------------------------------------------
MASTER FLOATING NOTES--0.5%
Bear Stearns, 2.493%, 1/3/05 9                                2,500,000        2,500,000
-----------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS--6.8%
Undivided interest of 10.70% in joint repurchase
agreement (Principal Amount/Value $155,205,723,
with a maturity value of $155,232,367) with
Credit Suisse First Boston LLC, 2.06%, dated
12/31/04, to be repurchased at $16,611,609
on 1/3/05, collateralized by AA
Corporate Bonds, 0%-15.73%, 1/1/06-7/16/44,
with a value of $155,312,640 9                               16,608,758       16,608,758
-----------------------------------------------------------------------------------------
Undivided interest of 0.64% in joint repurchase
agreement (Principal Amount/Value $2,800,000,000,
with a maturity value of $2,800,550,669) with
Nomura Securities, 2.36%, dated 12/31/04, to
be repurchased at $17,829,212 on 1/3/05,
collateralized by U.S. Government Mortgage
Agencies, 2.58%-7.50%, 1/15/08-10/15/44,
with a value of $2,908,566,289 9                             17,825,706       17,825,706
                                                                          ---------------
                                                                              34,434,464
                                                                          ---------------

                                                                                   VALUE
                                                                              SEE NOTE 1
-----------------------------------------------------------------------------------------
Total Investments Purchased with
Cash Collateral from Securities Loaned
(Cost $40,434,464)                                                        $   40,434,464

-----------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $679,918,570)                                               134.5%     682,932,632
-----------------------------------------------------------------------------------------
LIABILITIES IN EXCESS
OF OTHER ASSETS                                                   (34.5)    (175,183,897)
                                                          -------------------------------
NET ASSETS                                                        100.0%  $  507,748,735
                                                          ===============================

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Illiquid security. The aggregate value of illiquid securities as of December
31, 2004 was $40,388,660, which represents 7.95% of the Fund's net assets. See
Note 8 of Notes to Financial Statements.

2. Represents the current interest rate for a variable or increasing rate security.

3. When-issued security or forward commitment to be delivered and settled after
December 31, 2004. See Note 1 of Notes to Financial Statements.

4. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $14,368,673 or 2.83% of the Fund's net assets as of December 31, 2004.

5. Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows.
These securities amount to $1,364,810 or 0.27% of the Fund's net assets as of
December 31, 2004.

6. All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures sales contracts with an aggregate market value of $1,991,824. See Note 5 of Notes to Financial Statements.

7. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $25,217,888 or 4.97% of the Fund's net assets as of December 31, 2004.

8. Non-income producing security.

9. The security has been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower's return of the securities loaned. See Note 9 of Notes to Financial
Statements.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2004
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------------------------------
Investments, at value (including securities loaned of $51,155,830) (cost $679,918,570)
--see accompanying statement of investments                                                                     $ 682,932,632
------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                  828,733
------------------------------------------------------------------------------------------------------------------------------
Collateral for securities loaned                                                                                   11,586,484
------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold on a when-issued basis or forward commitment                                                      68,831,464
Interest and principal paydowns                                                                                     5,194,261
Futures margins                                                                                                       321,360
Shares of beneficial interest sold                                                                                    290,800
Other                                                                                                                   9,802
                                                                                                                --------------
Total assets                                                                                                      769,995,536

------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
------------------------------------------------------------------------------------------------------------------------------
Return of collateral for securities loaned                                                                         52,020,948
------------------------------------------------------------------------------------------------------------------------------
Unrealized depreciation on swap contracts                                                                              17,661
------------------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased on a when-issued basis or forward commitment                                                208,447,267
Shares of beneficial interest redeemed                                                                              1,677,153
Shareholder communications                                                                                             36,833
Trustees' compensation                                                                                                 13,427
Distribution and service plan fees                                                                                      1,687
Transfer and shareholder servicing agent fees                                                                             873
Other                                                                                                                  30,952
                                                                                                                --------------
Total liabilities                                                                                                 262,246,801

------------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                      $ 507,748,735
                                                                                                                ==============

------------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
------------------------------------------------------------------------------------------------------------------------------
Par value of shares of beneficial interest                                                                      $      44,136
------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                                        510,879,953
------------------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                                  24,100,215
------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments                                                                      (30,986,841)
------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on investments                                                                          3,711,272
                                                                                                                --------------
NET ASSETS                                                                                                      $ 507,748,735
                                                                                                                ==============

------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
------------------------------------------------------------------------------------------------------------------------------
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $504,243,728
and 43,830,804 shares of beneficial interest outstanding)                                                       $       11.50
------------------------------------------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $3,505,007
and 305,477 shares of beneficial interest outstanding)                                                          $       11.47

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------
INVESTMENT INCOME
--------------------------------------------------------------------
Interest                                               $ 20,877,006
--------------------------------------------------------------------
Fee income                                                4,365,468
--------------------------------------------------------------------
Portfolio lending fees                                       90,936
                                                       -------------
Total investment income                                  25,333,410

--------------------------------------------------------------------
EXPENSES
--------------------------------------------------------------------
Management fees                                           4,013,043
--------------------------------------------------------------------
Distribution and service plan fees--Service shares            7,476
--------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares                                           10,097
Service shares                                                   17
--------------------------------------------------------------------
Shareholder communications:
Non-Service shares                                           48,974
Service shares                                                  255
--------------------------------------------------------------------
Custodian fees and expenses                                  24,715
--------------------------------------------------------------------
Trustees' compensation                                       14,913
--------------------------------------------------------------------
Other                                                        34,434
                                                       -------------
Total expenses                                            4,153,924
Less reduction to custodian expenses                         (7,487)
                                                       -------------
Net expenses                                              4,146,437

--------------------------------------------------------------------
NET INVESTMENT INCOME                                    21,186,973

--------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
--------------------------------------------------------------------
Net realized gain on:
Investments                                               9,864,921
Closing of futures contracts                              4,887,384
Closing and expiration of swaption contracts                384,215
                                                       -------------
Net realized gain                                        15,136,520
--------------------------------------------------------------------
Net change in unrealized appreciation on:
Investments                                              (7,820,176)
Futures contracts                                           379,959
Swap contracts                                              (31,511)
                                                       -------------
Net change in unrealized appreciation                    (7,471,728)

--------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS   $ 28,851,765
                                                       =============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                                                            2004             2003
-------------------------------------------------------------------------------------------------------------------------

OPERATIONS
-------------------------------------------------------------------------------------------------------------------------
Net investment income                                                                    $   21,186,973   $   28,002,301
-------------------------------------------------------------------------------------------------------------------------
Net realized gain                                                                            15,136,520       14,994,207
-------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation                                                        (7,471,728)       2,326,132
                                                                                         --------------------------------
Net increase in net assets resulting from operations                                         28,851,765       45,322,640

-------------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
-------------------------------------------------------------------------------------------------------------------------
Dividends from net investment income:
Non-Service shares                                                                          (27,226,980)     (40,547,869)
Service shares                                                                                 (159,134)        (196,017)

-------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares                                                                         (115,482,453)    (111,087,827)
Service shares                                                                                 (303,187)       1,355,244

-------------------------------------------------------------------------------------------------------------------------
NET ASSETS
-------------------------------------------------------------------------------------------------------------------------
Total decrease                                                                             (114,319,989)    (105,153,829)
-------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                         622,068,724      727,222,553
                                                                                         --------------------------------
End of period (including accumulated net investment income of $24,100,215
and $27,335,903, respectively)                                                           $  507,748,735   $  622,068,724
                                                                                         ================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

NON-SERVICE SHARES  YEAR ENDED DECEMBER 31,                2004          2003          2002          2001          2000
--------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
--------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                  $   11.42     $   11.31     $   11.21     $   11.25     $   11.52
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                       .43 1         .51           .65           .81           .94
Net realized and unrealized gain (loss)                     .18           .23           .27           .03          (.29)
Payment from affiliate                                       --            --           .01            --            --
                                                      --------------------------------------------------------------------
Total from investment operations                            .61           .74           .93           .84           .65
--------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       (.53)         (.63)         (.83)         (.88)         (.92)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                        $   11.50     $   11.42     $   11.31     $   11.21     $   11.25
                                                      ====================================================================

--------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN:
--------------------------------------------------------------------------------------------------------------------------
Total return at net asset value 2                          5.49%         6.78%         9.02%         7.79%         6.10%
Total return before payment from affiliate 3                N/A           N/A          8.93%          N/A           N/A

--------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
--------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)              $ 504,244     $ 618,234     $ 724,787     $ 693,701     $ 562,345
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                     $ 552,293     $ 691,931     $ 686,932     $ 638,820     $ 557,873
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 4
Net investment income before payment from affiliate        3.82%         4.03%         5.91% 3       7.93%         7.94%
Net investment income after payment from affiliate          N/A           N/A          6.07%          N/A           N/A
Total expenses                                             0.75% 5       0.73% 5       0.73% 5       0.77% 5       0.76% 5
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      95% 6        101%          157%          186%          260%

1. Per share amounts calculated based on the average shares outstanding during the period.

2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

3. The Manager voluntarily reimbursed the Class $1,107,704 from an error in the calculation of the Fund's net asset value per share.

4. Annualized for periods of less than one full year.

5. Reduction to custodian expenses less than 0.01%.

6. The portfolio turnover rate excludes purchase transactions and sales transactions of To Be Announced (TBA) mortgage-related securities of
$2,841,348,053 and $2,925,500,296, respectively.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

SERVICE SHARES  YEAR ENDED DECEMBER 31,                  2004         2003       2002 1
--------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
--------------------------------------------------------------------------------------------
Net asset value, beginning of period                  $ 11.39      $ 11.30      $ 10.46
--------------------------------------------------------------------------------------------
Income from investment operations:
Net investment income                                     .40 2        .43          .11
Net realized and unrealized gain                          .18          .28          .72
Payment from affiliate                                     --           --          .01
                                                      --------------------------------------
Total from investment operations                          .58          .71          .84
--------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                     (.50)        (.62)          --
--------------------------------------------------------------------------------------------
Net asset value, end of period                        $ 11.47      $ 11.39      $ 11.30
                                                      ======================================

--------------------------------------------------------------------------------------------
TOTAL RETURN:
--------------------------------------------------------------------------------------------
Total return at net asset value 3                        5.22%        6.56%        8.03%
Total return before payment from affiliate 4              N/A          N/A         7.94%

--------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
--------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)              $ 3,505      $ 3,835      $ 2,435
--------------------------------------------------------------------------------------------
Average net assets (in thousands)                     $ 3,002      $ 3,903      $   834
--------------------------------------------------------------------------------------------
Ratios to average net assets: 5
Net investment income before payment from affiliate      3.55%        3.73%        4.37% 4
Net investment income after payment from affiliate        N/A          N/A         5.04%
Total expenses                                           0.99% 6      0.98% 6      0.98% 6,7
--------------------------------------------------------------------------------------------
Portfolio turnover rate                                    95% 8       101%         157%

1. For the period from May 1, 2002 (inception of offering) to December 31, 2002.

2. Per share amounts calculated based on the average shares outstanding during the period.

3. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

4. The Manager voluntarily reimbursed the Class $3,723 from an error in the calculation of the Fund's net asset value per share.

5. Annualized for periods of less than one full year.

6. Reduction to custodian expenses less than 0.01%.

7. Voluntary waiver of transfer agent fees less than 0.01%.

8. The portfolio turnover rate excludes purchase transactions and sales transactions of To Be Announced (TBA) mortgage-related securities of
$2,841,348,053 and $2,925,500,296, respectively.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Bond Fund/VA (the Fund) is a separate series of Oppenheimer Variable
Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's main investment objective is to seek a high level of current income. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).

      The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.

      The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. The Fund calculates the net asset value of its shares as of the close of The New York Stock Exchange (the Exchange), normally 4:00 P.M.
Eastern time, on each day the Exchange is open for business. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.
Corporate, government and municipal debt instruments having a remaining maturity in excess of 60 days and all mortgage-backed securities will be valued at the mean between the "bid" and "asked" prices. Securities may be valued primarily using dealer-supplied valuations or a portfolio pricing service authorized by the Board of Trustees. Securities (including restricted securities) for which market quotations are not readily available are valued at their fair value.
Foreign and domestic securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in structured notes whose market values, interest rates and/or redemption prices are linked to the performance of underlying foreign currencies, interest rate spreads, stock market indices, prices of individual securities, commodities or other financial instruments or the occurrence of other specific events. The structured notes are often leveraged, increasing the volatility of each note's market value relative to the change in the underlying linked financial element or event. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of December 31, 2004, the market value of these securities comprised 3.0% of the Fund's net assets and resulted in unrealized cumulative losses of $45,900.

--------------------------------------------------------------------------------
SECURITIES ON A WHEN-ISSUED BASIS OR FORWARD COMMITMENT. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis or forward commitment can take place up to ten days or more after the trade date.
Normally the settlement date occurs within six months after the trade date;
however, the Fund may, from time to time, purchase securities whose settlement date extends six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued basis or forward commitment may increase the volatility of the Fund's net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase. As of December 31, 2004, the Fund had purchased
$208,447,267 of securities on a when-issued basis or forward commitment and sold
$68,831,464 of securities issued on a when-issued basis or forward commitment.

      In connection with its ability to purchase or sell securities on a when-issued basis, the Fund may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.

      Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk; and the potential pay down speed variance between the mortgage-related pools.

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. These balances are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

                                                                       NET UNREALIZED
                                                                         APPRECIATION
                                                                     BASED ON COST OF
                                                                       SECURITIES AND
           UNDISTRIBUTED    UNDISTRIBUTED    ACCUMULATED            OTHER INVESTMENTS
           NET INVESTMENT       LONG-TERM           LOSS           FOR FEDERAL INCOME
           INCOME                    GAIN   CARRYFORWARD 1,2,3,4         TAX PURPOSES
           --------------------------------------------------------------------------

           $ 25,178,703              $ --   $ 30,220,954                  $ 1,876,687

1. As of December 31, 2004, the Fund had $29,885,554 of net capital loss carryforward available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2004, details of the capital loss carryforward were as follows:

                        EXPIRING
                        -----------------------
                        2010       $ 29,885,554

2. As of December 31, 2004, the Fund had $335,400 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2013.

3. During the fiscal year ended December 31, 2004, the Fund utilized $9,566,561 of capital loss carryforward to offset capital gains realized in that fiscal year.

4. During the fiscal year ended December 31, 2003, the Fund utilized $18,880,076 of capital loss carryforward to offset capital gains realized in that fiscal year.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2004. Net assets of the Fund were unaffected by the reclassifications.

              INCREASE TO          INCREASE TO
              ACCUMULATED      ACCUMULATED NET
              NET INVESTMENT     REALIZED LOSS
              INCOME            ON INVESTMENTS
              --------------------------------
              $ 2,963,453       $ 2,963,453

The tax character of distributions paid during the years ended December 31, 2004 and December 31, 2003 was as follows:

                                                YEAR ENDED          YEAR ENDED
                                         DECEMBER 31, 2004   DECEMBER 31, 2003
              ----------------------------------------------------------------
              Distributions paid from:
              Ordinary income            $ 27,386,114        $ 40,743,886

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2004 are noted below. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

              Federal tax cost of securities          $ 680,941,048
              Federal tax cost of other investments     (48,656,076)
                                                      -------------
              Total federal tax cost                  $ 632,284,972
                                                      =============
              Gross unrealized appreciation           $  11,161,154
              Gross unrealized depreciation              (9,284,467)
                                                      -------------
              Net unrealized appreciation             $   1,876,687
                                                      =============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the
Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of "Other" within the asset section of the
Statement of Assets and Liabilities. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the
Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
CUSTODIAN FEES. Custodian Fees and Expenses in the Statement of Operations may
include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts at a rate equal to the Federal
Funds Rate plus 0.50%. The Reduction to Custodian Expenses line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                            YEAR ENDED DECEMBER 31, 2004    YEAR ENDED DECEMBER 31, 2003
                                                SHARES            AMOUNT         SHARES           AMOUNT
--------------------------------------------------------------------------------------------------------

NON-SERVICE SHARES
Sold                                          1,867,203   $   21,055,436      6,666,784   $   75,024,613
Dividends and/or distributions reinvested     2,424,486       27,226,980      3,719,988       40,547,869
Redeemed                                    (14,578,269)    (163,764,869)   (20,335,565)    (226,660,309)
                                            -------------------------------------------------------------
Net decrease                                (10,286,580)  $ (115,482,453)    (9,948,793)  $ (111,087,827)
                                            =============================================================

---------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                            132,217   $    1,497,198        507,273   $    5,712,858
Dividends and/or distributions reinvested        14,183          159,134         18,016          196,017
Redeemed                                       (177,573)      (1,959,519)      (404,048)      (4,553,631)
                                            -------------------------------------------------------------
Net increase (decrease)                         (31,173)  $     (303,187)       121,241   $    1,355,244
                                            =============================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than U.S. government obligations and short-term obligations, for the year ended
December 31, 2004, were $298,410,160 and $338,058,617, respectively. There were purchases of $157,786,344 and sales of $233,884,344 of U.S. government and government agency obligations for the year ended December 31, 2004. In addition, there were purchases of $2,841,348,053 and sales of $2,925,500,296 of To Be
Announced (TBA) mortgage-related securities for the year ended December 31,
2004.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% on the next $200 million and 0.50% of average annual net assets over $1 billion.

--------------------------------------------------------------------------------
ADMINISTRATION SERVICES. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund's tax returns.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued

TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2004, the Fund paid
$10,076 to OFS for services to the Fund.

      Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc. (the Distributor), for distribution related services and personal service and account maintenance for the Fund's Service shares. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the Service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

--------------------------------------------------------------------------------
PAYMENTS AND WAIVERS OF EXPENSES. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
5. FUTURES CONTRACTS

A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a negotiated price on a stipulated future date. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices
(financial futures) or debt securities (interest rate futures) in order to gain exposure to or protection from changes in market value of stocks and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.

      The Fund generally sells futures contracts as a hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying securities.

      Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or has expired.

      Cash held by the broker to cover initial margin requirements on open futures contracts is noted in the Statement of Assets and Liabilities.
Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The
Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported in the Statement of Operations as the closing and expiration of futures contracts. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations.

      Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

As of December 31, 2004, the Fund had outstanding futures contracts as follows:

                                                                              UNREALIZED
                             EXPIRATION   NUMBER OF     VALUATION AS OF     APPRECIATION
CONTRACT DESCRIPTION              DATES   CONTRACTS   DECEMBER 31, 2004   (DEPRECIATION)
----------------------------------------------------------------------------------------

CONTRACTS TO PURCHASE
U.S. Long Bonds                 3/21/05         552        $ 62,100,000        $ 682,292
U.S. Treasury Nts., 10 yr.      3/21/05          25           2,798,438           11,234
                                                                               ----------
                                                                                 693,526
                                                                               ==========
CONTRACTS TO SELL
U.S. Treasury Nts., 2 yr.       3/31/05         363          76,082,531           71,569
U.S. Treasury Nts., 5 yr.       3/21/05         343          37,569,219          (50,224)
                                                                               ----------
                                                                                  21,345
                                                                               ----------
                                                                               $ 714,871
                                                                               ==========

--------------------------------------------------------------------------------
6. CREDIT SWAP CONTRACTS

The Fund may enter into a credit swap transaction to maintain a total return on a particular investment or portion of its portfolio, or for other non-speculative purposes. Because the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as a notional principal amount. The Fund records an increase or decrease to unrealized gain (loss), in the amount due to or owed by the Fund at termination or settlement. Credit swaps are subject to credit risks (if the counterparty fails to meet its obligations). The Fund pays an annual interest fee on the notional amount in exchange for the counterparty paying in a potential credit event.

During the year ended December 31, 2004, the Fund entered into transactions to hedge credit risk. Information regarding the credit swaps is as follows:

                                         EXPIRATION       NOTIONAL     VALUATION AS OF     UNREALIZED
CONTRACT DESCRIPTION                           DATE         AMOUNT   DECEMBER 31, 2004   DEPRECIATION
-----------------------------------------------------------------------------------------------------

Morgan Stanley Capital Services, Inc.,
Dow Jones CDX.NA.IG.3 Index
Credit Bonds                                3/20/10   $ 30,000,000           $ (87,327)      $ 87,327

--------------------------------------------------------------------------------
7. TOTAL RETURN SWAP CONTRACTS

The Fund may enter into a total return swap transaction to maintain a total return on a particular investment, or portion of its portfolio, or for other non-speculative purposes. Because the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as notional. The Fund records an increase or decrease to unrealized gain (loss), in the amount due to or owed by the Fund at termination or settlement. Total return swaps are subject to risks (if the counterparty fails to meet its obligations).

As of December 31, 2004, the Fund had entered into the following total return swap agreements:

                                      NOTIONAL   PAID BY THE FUND AT   RECEIVED BY THE FUND AT   TERMINATION     UNREALIZED
SWAP COUNTERPARTY                       AMOUNT     DECEMBER 31, 2004         DECEMBER 31, 2004         DATES   APPRECIATION
---------------------------------------------------------------------------------------------------------------------------

                                                                                      Value of
                                                           One-Month           total return of
                                                          LIBOR less           Lehman Brothers
Deutsche Bank AG                   $ 7,500,000       50 basis points                CMBS Index        1/1/05       $ 37,365
                                                                                      Value of
                                                                               total return of
                                                           One-Month           Lehman Brothers
Goldman Sachs Capital Markets LP     7,500,000             LIBOR BBA                CMBS Index       3/31/05         32,301
                                                                                                                   --------
                                                                                                                   $ 69,666
                                                                                                                   ========

Index abbreviations are as follows:
CMBS      Commercial Mortgage Backed Securities Markets
LIBOR     London-Interbank Offered Rate
LIBOR BBA London-Interbank Offered Rate British Bankers Association

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8. ILLIQUID SECURITIES

As of December 31, 2004, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities.

--------------------------------------------------------------------------------
9. SECURITIES LENDING

The Fund lends portfolio securities from time to time in order to earn additional income. In return, the Fund receives collateral in the form of US
Treasury obligations or cash, against the loaned securities and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of business of the funds and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral.
Cash collateral is invested in cash equivalents. The Fund retains a portion of the interest earned from the collateral. The Fund also continues to receive interest or dividends paid on the securities loaned. As of December 31, 2004, the Fund had on loan securities valued at $51,155,830. Cash of $52,020,948 was received as collateral for the loans, of which $40,434,464 was invested in approved instruments.

--------------------------------------------------------------------------------
10. LITIGATION

A consolidated amended complaint has been filed as putative derivative and class actions against the Manager, OFS and the Distributor (collectively, the
"Oppenheimer defendants"), as well as 51 of the Oppenheimer funds (as "Nominal
Defendants") excluding the Fund, 31 present and former Directors or Trustees and
9 present and former officers of the funds. This complaint, filed in the U.S.
District Court for the Southern District of New York on January 10, 2005,
consolidates into a single action and amends six individual previously-filed putative derivative and class action complaints. Like those prior complaints, the complaint alleges that the Manager charged excessive fees for distribution and other costs, improperly used assets of the funds in the form of directed brokerage commissions and 12b-1 fees to pay brokers to promote sales of the funds, and failed to properly disclose the use of assets of the funds to make those payments in violation of the Investment Company Act of 1940 and the
Investment Advisers Act of 1940. Also, like those prior complaints, the complaint further alleges that by permitting and/or participating in those actions, the Directors/Trustees and the Officers breached their fiduciary duties to shareholders of the funds under the Investment Company Act of 1940 and at common law. The complaint seeks unspecified compensatory and punitive damages, rescission of the funds' investment advisory agreements, an accounting of all fees paid, and an award of attorneys' fees and litigation expenses.

      The Oppenheimer defendants believe that the allegations contained in the
Complaints are without merit and that they, the funds named as Nominal
Defendants, and the Directors/Trustees of those funds have meritorious defenses against the claims asserted. The Oppenheimer defendants intend to defend these lawsuits vigorously and to contest any claimed liability, and they have retained legal counsel to defend such suits. The Oppenheimer defendants believe that it is premature to render any opinion as to the likelihood of an outcome unfavorable to them and that no estimate can yet be made with any degree of certainty as to the amount or range of any potential loss.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER CAPITAL APPRECIATION
FUND/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Capital Appreciation Fund/VA, a series of Oppenheimer Variable
Account Funds, including the statement of investments, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of
December 31, 2004, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures.
Additionally, an audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Capital Appreciation Fund/VA as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 11, 2005

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
BIOTECHNOLOGY Continued
MedImmune, Inc. 1                                      124,600   $     3,377,906
                                                                 ---------------
                                                                      62,874,583

--------------------------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--4.4%
Medtronic, Inc.                                        787,700        39,125,059
--------------------------------------------------------------------------------
Millipore Corp. 1                                      364,700        18,165,707
--------------------------------------------------------------------------------
PerkinElmer, Inc.                                      396,300         8,912,787
--------------------------------------------------------------------------------
Stryker Corp.                                          286,900        13,842,925
--------------------------------------------------------------------------------
Varian Medical Systems, Inc. 1                          89,500         3,869,980
--------------------------------------------------------------------------------
Waters Corp. 1                                          83,500         3,906,965
                                                                 ---------------
                                                                      87,823,423

--------------------------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--0.4%
Laboratory Corp. of America Holdings 1                  77,300         3,851,086
--------------------------------------------------------------------------------
Pharmaceutical Product Development, Inc. 1              70,600         2,915,074
--------------------------------------------------------------------------------
Quest Diagnostics, Inc.                                 21,200         2,025,660
                                                                 ---------------
                                                                       8,791,820

--------------------------------------------------------------------------------
PHARMACEUTICALS--8.2%
Abbott Laboratories                                     86,400         4,030,560
--------------------------------------------------------------------------------
Eli Lilly & Co.                                        307,000        17,422,250
--------------------------------------------------------------------------------
Johnson & Johnson                                      633,600        40,182,912
--------------------------------------------------------------------------------
Merck & Co., Inc.                                      403,867        12,980,285
--------------------------------------------------------------------------------
Novartis AG                                            497,588        25,074,129
--------------------------------------------------------------------------------
Pfizer, Inc.                                         1,437,300        38,648,997
--------------------------------------------------------------------------------
Roche Holdings AG                                       45,716         5,262,707
--------------------------------------------------------------------------------
Teva Pharmaceutical Industries
Ltd., Sponsored ADR                                    707,396        21,122,845
                                                                 ---------------
                                                                     164,724,685

--------------------------------------------------------------------------------
INDUSTRIALS--13.0%
--------------------------------------------------------------------------------
AEROSPACE & DEFENSE--3.3%
Empresa Brasileira de Aeronautica SA, ADR              325,000        10,868,000
--------------------------------------------------------------------------------
Honeywell International, Inc.                          217,600         7,705,216
--------------------------------------------------------------------------------
L-3 Communications Holdings, Inc.                      127,900         9,367,396
--------------------------------------------------------------------------------
Lockheed Martin Corp.                                  284,300        15,792,865
--------------------------------------------------------------------------------
Northrop Grumman Corp.                                 111,700         6,072,012
--------------------------------------------------------------------------------
Rockwell Collins, Inc.                                  37,700         1,486,888
--------------------------------------------------------------------------------
United Technologies Corp.                              154,700        15,988,245
                                                                 ---------------
                                                                      67,280,622

--------------------------------------------------------------------------------
AIR FREIGHT & LOGISTICS--2.0%
Expeditors International of Washington, Inc.           180,500        10,086,340
--------------------------------------------------------------------------------
FedEx Corp.                                            122,600        12,074,874

                                                                          VALUE
                                                        SHARES       SEE NOTE 1
--------------------------------------------------------------------------------
AIR FREIGHT & LOGISTICS Continued
United Parcel Service, Inc., Cl. B                     213,100   $    18,211,526
                                                                 ---------------
                                                                      40,372,740

--------------------------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--0.9%
Manpower, Inc.                                          96,300         4,651,290
--------------------------------------------------------------------------------
Waste Management, Inc.                                 464,900        13,919,106
                                                                 ---------------
                                                                      18,570,396

--------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT--0.1%
Rockwell Automation, Inc.                               47,300         2,343,715
--------------------------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--5.9%
General Electric Co.                                 2,802,900       102,305,850
--------------------------------------------------------------------------------
Tyco International Ltd.                                467,600        16,712,024
                                                                 ---------------
                                                                     119,017,874

--------------------------------------------------------------------------------
MACHINERY--0.8%
Ingersoll-Rand Co., Cl. A                              186,300        14,959,890
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY--22.4%
--------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--4.1%
Cisco Systems, Inc. 1                                2,029,200        39,163,560
--------------------------------------------------------------------------------
Lucent Technologies, Inc. 1                          1,925,200         7,238,752
--------------------------------------------------------------------------------
Motorola, Inc.                                         645,800        11,107,760
--------------------------------------------------------------------------------
Nokia Corp., Sponsored ADR                             957,200        14,999,324
--------------------------------------------------------------------------------
Telefonaktiebolaget LM Ericsson,
Sponsored ADR 1                                        313,900         9,884,711
                                                                 ---------------
                                                                      82,394,107

--------------------------------------------------------------------------------
COMPUTERS & PERIPHERALS--3.9%
Dell, Inc. 1                                           474,300        19,987,002
--------------------------------------------------------------------------------
EMC Corp. 1                                            249,300         3,707,091
--------------------------------------------------------------------------------
International Business
Machines Corp.                                         472,700        46,598,766
--------------------------------------------------------------------------------
Sun Microsystems, Inc. 1                             1,462,200         7,866,636
                                                                 ---------------
                                                                      78,159,495

--------------------------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--1.5%
Agilent Technologies, Inc. 1                           496,200        11,958,420
--------------------------------------------------------------------------------
Ingram Micro, Inc., Cl. A 1                            381,000         7,924,800
--------------------------------------------------------------------------------
Tektronix, Inc.                                        357,800        10,809,138
                                                                 ---------------
                                                                      30,692,358

--------------------------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--1.6%
VeriSign, Inc. 1                                        44,400         1,488,288
--------------------------------------------------------------------------------
Yahoo!, Inc. 1                                         796,600        30,015,888
                                                                 ---------------
                                                                      31,504,176

--------------------------------------------------------------------------------
IT SERVICES--0.3%
Accenture Ltd., Cl. A 1                                231,400         6,247,800

            8 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

                                                                           VALUE
                                                        SHARES        SEE NOTE 1
--------------------------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--3.7%
Altera Corp. 1                                         149,800   $     3,100,860
--------------------------------------------------------------------------------
Analog Devices, Inc.                                   251,600         9,289,072
--------------------------------------------------------------------------------
Broadcom Corp., Cl. A 1                                321,000        10,361,880
--------------------------------------------------------------------------------
Intel Corp.                                          1,578,100        36,911,759
--------------------------------------------------------------------------------
Texas Instruments, Inc.                                601,500        14,808,930
                                                                 ---------------
                                                                      74,472,501

--------------------------------------------------------------------------------
SOFTWARE--7.3%
Adobe Systems, Inc.                                    374,100        23,471,034
--------------------------------------------------------------------------------
Cadence Design Systems, Inc. 1                         517,200         7,142,532
--------------------------------------------------------------------------------
Citrix Systems, Inc. 1                                 393,500         9,652,555
--------------------------------------------------------------------------------
Mercury Interactive Corp. 1                            222,800        10,148,540
--------------------------------------------------------------------------------
Microsoft Corp.                                      2,760,400        73,730,284
--------------------------------------------------------------------------------
Novell, Inc. 1                                         323,400         2,182,950
--------------------------------------------------------------------------------
SAP AG, Sponsored ADR                                  499,000        22,060,789
                                                                 ---------------
                                                                     148,388,684

--------------------------------------------------------------------------------
MATERIALS--2.7%
--------------------------------------------------------------------------------
CHEMICALS--2.6%
Air Products & Chemicals, Inc.                         258,600        14,991,042
--------------------------------------------------------------------------------
Dow Chemical Co.                                        88,800         4,396,488
--------------------------------------------------------------------------------
E.I. DuPont de Nemours & Co.                           288,500        14,150,925
--------------------------------------------------------------------------------
Praxair, Inc.                                          455,600        20,114,740
                                                                 ---------------
                                                                      53,653,195

--------------------------------------------------------------------------------
METALS & MINING--0.1%
Alcan, Inc.                                             38,800         1,902,752
--------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES--1.3%
--------------------------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--1.1%
Sprint Corp.                                           450,800        11,202,380
--------------------------------------------------------------------------------
Telefonos de Mexico SA de CV,
Sponsored ADR                                          294,600        11,289,072
                                                                 ---------------
                                                                      22,491,452

--------------------------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--0.2%
AT&T Corp.                                             196,900         3,752,914
                                                                 ---------------
Total Common Stocks
(Cost $1,800,967,668)                                              1,960,795,091

                                                                           VALUE
                                                         UNITS        SEE NOTE 1
--------------------------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES--0.0%
--------------------------------------------------------------------------------
Lucent Technologies, Inc. Wts.,
Exp. 12/10/07 1 (Cost $0)                               84,120   $       132,910

                                                     PRINCIPAL
                                                        AMOUNT
--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--3.1%
--------------------------------------------------------------------------------
Undivided interest of 4.34% in joint
repurchase agreement (Principal Amount/Value
$1,443,703,000, with a maturity value of
$1,443,962,867) with UBS Warburg LLC, 2.16%,
dated 12/31/04, to be repurchased at
$62,698,284 on 1/3/05, collateralized by
Federal National Mortgage Assn., 5%--6%,
4/1/34--10/1/34, with a value of
$1,474,609,071 (Cost $62,687,000)                 $ 62,687,000       62,687,000

--------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $1,863,654,668)                                    100.2%   2,023,615,001
--------------------------------------------------------------------------------
LIABILITIES IN EXCESS
OF OTHER ASSETS                                           (0.2)      (4,692,277)
                                                  ------------------------------
NET ASSETS                                               100.0%  $2,018,922,724
                                                  ==============================

FOOTNOTE TO STATEMENT OF INVESTMENTS

1. Non-income producing security.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            9 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2004
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------------------------------
Investments, at value (cost $1,863,654,668)--see accompanying statement of investments                $ 2,023,615,001
----------------------------------------------------------------------------------------------------------------------
Cash                                                                                                          294,467
----------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                                            4,968,096
Interest and dividends                                                                                      1,981,833
Shares of beneficial interest sold                                                                          1,782,291
Other                                                                                                          18,729
                                                                                                      ----------------
Total assets                                                                                            2,032,660,417

----------------------------------------------------------------------------------------------------------------------
LIABILITIES
----------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased                                                                                      12,631,037
Shares of beneficial interest redeemed                                                                        819,695
Distribution and service plan fees                                                                            141,957
Shareholder communications                                                                                     61,796
Trustees' compensation                                                                                         27,565
Transfer and shareholder servicing agent fees                                                                   1,773
Other                                                                                                          53,870
                                                                                                      ----------------
Total liabilities                                                                                          13,737,693

----------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                            $ 2,018,922,724
                                                                                                      ================

----------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
----------------------------------------------------------------------------------------------------------------------
Par value of shares of beneficial interest                                                            $        54,633
----------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                              2,126,705,195
----------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                          17,399,802
----------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments and foreign currency transactions                           (285,201,028)
----------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on investments and translation of assets and liabilities
denominated in foreign currencies                                                                         159,964,122
                                                                                                      ----------------
NET ASSETS                                                                                            $ 2,018,922,724
                                                                                                      ================

----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
----------------------------------------------------------------------------------------------------------------------
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based
on net assets of $1,770,273,281 and 47,863,861 shares of beneficial interest outstanding)             $         36.99
----------------------------------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share (based
on net assets of $248,649,443 and 6,769,088 shares of beneficial interest outstanding)                $         36.73

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            10 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2004
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
----------------------------------------------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $167,336)                                              $    30,583,919
----------------------------------------------------------------------------------------------------------------------
Interest                                                                                                      821,751
                                                                                                      ----------------
Total investment income                                                                                    31,405,670

----------------------------------------------------------------------------------------------------------------------
EXPENSES
----------------------------------------------------------------------------------------------------------------------
Management fees                                                                                            12,193,670
----------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees--Service shares                                                            459,798
----------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares                                                                                             10,276
Service shares                                                                                                 10,036
----------------------------------------------------------------------------------------------------------------------
Shareholder communications:
Non-Service shares                                                                                             90,788
Service shares                                                                                                 11,222
----------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                    48,830
----------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                         35,958
----------------------------------------------------------------------------------------------------------------------
Other                                                                                                          79,122
                                                                                                      ----------------
Total expenses                                                                                             12,939,700
Less reduction to custodian expenses                                                                           (5,579)
                                                                                                      ----------------
Net expenses                                                                                               12,934,121

----------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                      18,471,549

----------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
----------------------------------------------------------------------------------------------------------------------
Net realized gain on:
Investments                                                                                                81,657,867
Foreign currency transactions                                                                               1,248,945
Net increase from payment by affiliate                                                                        153,724
                                                                                                      ----------------
Net realized gain                                                                                          83,060,536
----------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation on:
Investments                                                                                                25,551,439
Translation of assets and liabilities denominated in foreign currencies                                     1,809,774
                                                                                                      ----------------
Net change in unrealized appreciation                                                                      27,361,213

----------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                  $   128,893,298
                                                                                                      ================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            11 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                                                       2004               2003
----------------------------------------------------------------------------------------------------------------------

OPERATIONS
----------------------------------------------------------------------------------------------------------------------
Net investment income                                                               $   18,471,549    $     5,758,596
----------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                83,060,536       (149,446,395)
----------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                    27,361,213        558,998,061
                                                                                    ----------------------------------
Net increase in net assets resulting from operations                                   128,893,298        415,310,262

----------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------
Dividends from net investment income:
Non-Service shares                                                                      (5,404,905)        (5,643,286)
Service shares                                                                            (357,596)           (84,026)

----------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares                                                                     (53,964,830)       (18,705,242)
Service shares                                                                         114,818,206         87,031,915

----------------------------------------------------------------------------------------------------------------------
NET ASSETS
----------------------------------------------------------------------------------------------------------------------
Total increase                                                                         183,984,173        477,909,623
----------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                  1,834,938,551      1,357,028,928
                                                                                    ----------------------------------
End of period (including accumulated net investment income of $17,399,802
and $5,752,602, respectively)                                                       $2,018,922,724    $ 1,834,938,551
                                                                                    ==================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            12 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
NON-SERVICE SHARES   YEAR ENDED DECEMBER 31,                  2004           2003            2002            2001            2000
------------------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                   $     34.70    $     26.62     $     36.58     $     46.63     $     49.84
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                          .35 1          .12             .11             .18             .27
Net realized and unrealized gain (loss)                       2.05           8.07           (9.89)          (5.86)            .02
                                                       -----------------------------------------------------------------------------
Total from investment operations                              2.40           8.19           (9.78)          (5.68)            .29
------------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                          (.11)          (.11)           (.18)           (.27)           (.06)
Distributions from net realized gain                            --             --              --           (4.10)          (3.44)
                                                       -----------------------------------------------------------------------------
Total dividends and/or distributions to shareholders          (.11)          (.11)           (.18)          (4.37)          (3.50)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                         $     36.99    $     34.70     $     26.62     $     36.58     $     46.63
                                                       =============================================================================

------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2                            6.93%         30.94%         (26.86)%        (12.58)%         (0.23)%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)               $ 1,770,273    $ 1,715,240     $ 1,338,769     $ 1,975,345     $ 2,095,803
------------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                      $ 1,708,511    $ 1,468,297     $ 1,630,430     $ 2,000,314     $ 1,922,099
------------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income                                         0.99%          0.39%           0.35%           0.51%           0.66%
Total expenses                                                0.66% 4        0.67% 4         0.66% 4         0.68% 4         0.67% 4
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         44%            48%             32%             45%             38%

1. Per share amounts calculated based on the average shares outstanding during the period.

2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

3. Annualized for periods of less than one full year.

4. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            13 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

SERVICE SHARES   YEAR ENDED DECEMBER 31,                      2004          2003             2002        2001 1
------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                   $     34.53    $    26.53      $     36.56       $ 31.66
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                          .29 2         .08              .20            -- 3
Net realized and unrealized gain (loss)                       1.99          8.02           (10.05)         4.90
                                                       -----------------------------------------------------------
Total from investment operations                              2.28          8.10            (9.85)         4.90
------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                          (.08)         (.10)            (.18)           --
Distributions from net realized gain                            --            --               --            --
                                                       -----------------------------------------------------------
Total dividends and/or distributions to shareholders          (.08)         (.10)            (.18)           --
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                         $     36.73    $    34.53      $     26.53       $ 36.56
                                                       ===========================================================

------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 4                            6.62%        30.69%          (27.09)%       15.51%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)               $   248,649    $  119,699      $    18,260       $    90
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                      $   184,273    $   48,178      $     6,263       $    16
------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 5
Net investment income                                         0.85%         0.14%            0.26%         0.11%
Total expenses                                                0.91% 6       0.94% 6          0.81% 6,7     0.81% 6
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         44%           48%              32%           45%

1. For the period from September 18, 2001 (inception of offering) to December
31, 2001.

2. Per share amounts calculated based on the average shares outstanding during the period.

3. Less than $0.005 per share.

4. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

5. Annualized for periods of less than one full year.

6. Reduction to custodian expenses less than 0.01%.

7. Voluntary waiver of transfer agent fees less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

            14 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Capital Appreciation Fund/VA (the Fund) is a separate series of
Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation by investing in securities of well-known, established companies. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).

      The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.

      The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. The Fund calculates the net asset value of its shares as of the close of The New York Stock Exchange (the Exchange), normally 4:00 P.M.
Eastern time, on each day the Exchange is open for business. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.
Corporate, government and municipal debt instruments having a remaining maturity in excess of 60 days and all mortgage-backed securities will be valued at the mean between the "bid" and "asked" prices. Securities may be valued primarily using dealer-supplied valuations or a portfolio pricing service authorized by the Board of Trustees. Securities (including restricted securities) for which market quotations are not readily available are valued at their fair value.
Foreign and domestic securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars as of the close of The New York Stock Exchange (the
Exchange), normally 4:00 P.M. Eastern time, on each day the Exchange is open for business. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. Foreign exchange rates may be valued primarily using dealer supplied valuations or a portfolio pricing service authorized by the Board of Trustees.

      Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the
Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.

      The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

            15 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued

JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. These balances are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

                                                                NET UNREALIZED
                                                                  APPRECIATION
                                                              BASED ON COST OF
                                                                SECURITIES AND
    UNDISTRIBUTED     UNDISTRIBUTED           ACCUMULATED    OTHER INVESTMENTS
    NET INVESTMENT        LONG-TERM                  LOSS   FOR FEDERAL INCOME
    INCOME                     GAIN    CARRYFORWARD 1,2,3         TAX PURPOSES
    --------------------------------------------------------------------------
    $17,418,420                 $--          $277,090,190         $151,853,324

1. As of December 31, 2004, the Fund had $277,090,190 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2004, details of the capital loss carryforwards were as follows:

                            EXPIRING
                            -------------------------
                            2010         $ 83,313,825
                            2011          193,776,365
                                         ------------
                            Total        $277,090,190
                                         ============

2. During the fiscal year ended December 31, 2004, the Fund utilized $83,521,467 of capital loss carryforward to offset capital gains realized in that fiscal year.

3. During the fiscal year ended December 31, 2003, the Fund did not utilize any capital loss carryforward.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2004. Net assets of the Fund were unaffected by the reclassifications.

                        REDUCTION TO               REDUCTION TO
                        ACCUMULATED             ACCUMULATED NET
                        NET INVESTMENT            REALIZED LOSS
                        INCOME                   ON INVESTMENTS
                        ---------------------------------------
                        $1,061,848                   $1,061,848

            16 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

The tax character of distributions paid during the years ended December 31, 2004 and December 31, 2003 was as follows:

                                           YEAR ENDED               YEAR ENDED
                                    DECEMBER 31, 2004        DECEMBER 31, 2003
    --------------------------------------------------------------------------
    Distributions paid from:
    Ordinary income                        $5,762,501               $5,727,312

 The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2004 are noted below. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

    Federal tax cost of securities           $1,871,765,466
                                             ===============
    Gross unrealized appreciation            $  290,087,257
    Gross unrealized depreciation              (138,233,933)
                                             ---------------
    Net unrealized appreciation              $  151,853,324
                                             ===============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the
Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of "Other" within the asset section of the
Statement of Assets and Liabilities. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the
Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
CUSTODIAN FEES. Custodian Fees and Expenses in the Statement of Operations may
include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts at a rate equal to the Federal
Funds Rate plus 0.50%. The Reduction to Custodian Expenses line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

            17 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                YEAR ENDED DECEMBER 31, 2004      YEAR ENDED DECEMBER 31, 2003
                                                    SHARES            AMOUNT          SHARES            AMOUNT
---------------------------------------------------------------------------------------------------------------

NON-SERVICE SHARES
Sold                                             5,578,990    $  194,357,727      11,371,657    $  330,561,752
Dividends and/or distributions reinvested          155,940         5,404,905         223,231         5,643,286
Redeemed                                        (7,294,682)     (253,727,462)    (12,455,978)     (354,910,280)
                                                ---------------------------------------------------------------
Net decrease                                    (1,559,752)   $  (53,964,830)       (861,090)   $  (18,705,242)
                                                ===============================================================

---------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                             3,992,696    $  138,774,693       2,961,561    $   92,475,323
Dividends and/or distributions reinvested           10,365           357,596           3,339            84,026
Redeemed                                          (700,538)      (24,314,083)       (186,681)       (5,527,434)
                                                ---------------------------------------------------------------
Net increase                                     3,302,523      $114,818,206       2,778,219    $   87,031,915
                                                ===============================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2004, were
$926,341,824 and $809,068,289, respectively.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets over $800 million.

--------------------------------------------------------------------------------
ADMINISTRATION SERVICES. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund's tax returns.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2004, the Fund paid
$20,206 to OFS for services to the Fund.

      Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc. (the Distributor), for distribution related services and personal service and account maintenance for the Fund's Service shares. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the Service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

            18 | OPPENHEIMER CAPITAL APPRECIATION FUND/VA

--------------------------------------------------------------------------------
PAYMENTS AND WAIVERS OF EXPENSES. Following a review of its use of brokerage commissions for sales that is permitted under its investment advisory agreement, the Fund's Manager terminated that practice in July 2003. Subsequently, the
Manager paid the Fund $153,724, an amount equivalent to certain of such commissions incurred in prior years.

      OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

      The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation.

      The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.

      As of December 31, 2004, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. LITIGATION

A consolidated amended complaint has been filed as putative derivative and class actions against the Manager, OFS and the Distributor (collectively, the
"Oppenheimer defendants"), as well as 51 of the Oppenheimer funds (as "Nominal
Defendants") excluding the Fund, 31 present and former Directors or Trustees and
9 present and former officers of the funds. This complaint, filed in the U.S.
District Court for the Southern District of New York on January 10, 2005,
consolidates into a single action and amends six individual previously-filed putative derivative and class action complaints. Like those prior complaints, the complaint alleges that the Manager charged excessive fees for distribution and other costs, improperly used assets of the funds in the form of directed brokerage commissions and 12b-1 fees to pay brokers to promote sales of the funds, and failed to properly disclose the use of assets of the funds to make those payments in violation of the Investment Company Act of 1940 and the
Investment Advisers Act of 1940. Also, like those prior complaints, the complaint further alleges that by permitting and/or participating in those actions, the Directors/Trustees and the Officers breached their fiduciary duties to shareholders of the funds under the Investment Company Act of 1940 and at common law. The complaint seeks unspecified compensatory and punitive damages, rescission of the funds' investment advisory agreements, an accounting of all fees paid, and an award of attorneys' fees and litigation expenses.

      The Oppenheimer defendants believe that the allegations contained in the
Complaints are without merit and that they, the funds named as Nominal
Defendants, and the Directors/Trustees of those funds have meritorious defenses against the claims asserted. The Oppenheimer defendants intend to defend these lawsuits vigorously and to contest any claimed liability, and they have retained legal counsel to defend such suits. The Oppenheimer defendants believe that it is premature to render any opinion as to the likelihood of an outcome unfavorable to them and that no estimate can yet be made with any degree of certainty as to the amount or range of any potential loss.